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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2005

To the Stockholders of Evolving Systems, Inc.:

        You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado 80112, on May 16, 2005.

        At the meeting, you will be asked to act on the following matters:

          1.     the election of two directors to serve for a term of three years;

          2.     the approval of the conversion of the $11,950,000 senior secured long term notes (including accrued interest) issued in connection with our acquisition of Tertio Telecoms Limited into senior secured convertible notes;

          3.     the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000;

          4.     the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2005; and

          5.     any such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        The Proxy Statement accompanying this Notice describes these items more fully.

        All holders of record of shares of Evolving Systems' common stock at the close of business on March 22, 2005 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

        YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT OR BY INTERNET OR TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

By order of the Board of Directors,

Anita T. Moseley Secretary
Englewood, Colorado March 29, 2005

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 16, 2005

        This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado 80112, on May 16, 2005, and any postponements or adjournments thereof. Evolving Systems first mailed these proxy materials to stockholders on or about April 4, 2005. In this proxy statement, "Company," "Evolving Systems," "we," "us," and "our" each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the performance of Evolving Systems during 2004 and respond to questions from stockholders.

Am I being asked to approve the acquisition of Tertio Telecoms Limited?

        No. The acquisition of Tertio did not require stockholder approval. Proposals 2 and 3 are being submitted to a vote of our stockholders in order to comply with certain requirements of Nasdaq Marketplace rules (described below) and in accordance with the terms of the transaction documents by which we acquired all of the outstanding shares of Tertio Telecoms Limited ("Tertio").

        On November 2, 2004, we entered into an agreement to acquire all of the issued and outstanding shares of Tertio pursuant to a Stock Purchase Agreement, among the Company, Evolving Systems Holdings Limited, a wholly owned subsidiary of the Company, Tertio Telecoms Group, Ltd. ("Parent") and Tertio. Pursuant to the terms of the Stock Purchase Agreement, we acquired all of the issued and outstanding shares of Tertio on November 2, 2004 in exchange for a combination of consideration in the form of cash, Company preferred stock and Company promissory notes. The purchase price for the acquisition of Tertio was approximately U.S. $37,100,000 (we currently estimate the purchase price of the acquisition for accounting purposes at approximately $40.7 million), payable as follows:

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  a cash payment of approximately U.S. $11,000,000 in immediately available funds by wire transfer to Parent at closing;

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  the issuance of 966,666 shares of the newly designated Company Series B Convertible Preferred Stock, initially convertible into 2,899,998 shares of our common stock (valued for accounting purposes at approximately $13.5 million), with an initial stated value of approximately U.S. $10,150,000;

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  the issuance of a Company short term senior secured note in the principal amount of U.S. $4,000,000 due in two installments of $2.0 million each on March 31 and June 30, 2005 (together with interest at a rate of 5.5% per annum); and

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  the issuance of Company senior secured long term notes in the principal amount of approximately U.S. $11,950,000 due December 31, 2007 ("Long Term Notes"), payable in the manner described herein.

For additional information concerning our acquisition of Tertio, see "Proposal No. 2—Approval of the Conversion of the $11,950,000 of Long Term Notes Issued in Connection with Our Acquisition of Tertio Telecoms Limited into Convertible Notes."

Why am I being asked to approve the conversion of the Long Term Notes into Convertible Notes?

        Neither Delaware law nor our certificate of incorporation, as amended, or our bylaws, as amended, require us to obtain stockholder approval of the issuance of the senior secured convertible notes ("Convertible Notes") in exchange for the Long Term Notes, however, as our common stock is traded on The Nasdaq SmallCap Market, we are subject to the rules of The Nasdaq Stock Market, which does require such approval.

        Specifically, Nasdaq Marketplace Rule 4350(i) requires that a company whose stock is traded on Nasdaq obtain stockholder approval in connection with the acquisition of another company involving the issuance or potential issuance of common stock equal to 20% or more of its common stock. In the case of Tertio, the issuance of the shares of common stock upon conversion of the Convertible Notes (together with the conversion of the Series B Convertible Preferred Stock already issued in connection with our acquisition of Tertio) could, collectively, result in us issuing shares in excess of 20% of our outstanding shares of common stock. We are therefore required under Nasdaq Marketplace rules to seek stockholder approval for the conversion of the Long Term Notes into Convertible Notes in the manner described herein.

What happens if the conversion of the Long Term Notes is not approved?

        In the event our stockholders do not approve the conversion of the Long Term Notes into Convertible Notes, the Long Term Notes will continue to remain outstanding subject to their terms (which are summarized herein) and will result in the Company having a debt load and related debt service that are higher than management would prefer. This debt may negatively impact earnings and management believes the related interest payments could be better utilized to fuel growth plans. The outcome of the vote of our stockholders with respect to the conversion feature of the Long Term Notes will not affect the acquisition of Tertio. The acquisition of Tertio was completed on November 2, 2004 and was not contingent upon our stockholders voting to approve the conversion of the Long Term Notes.

        Additionally, pursuant to the terms of the Series B Convertible Preferred Stock issued in connection with our acquisition of Tertio, all but 1,000 shares of such Preferred Stock will automatically convert into our common stock if the stockholders approve the conversion of the Long Term Notes and the increase in our authorized capital stock on or prior to May 16, 2005. If, however, such approvals are not received by such date, the Series B Convertible Preferred Stock will not automatically convert into our common stock but will be convertible from time to time at the option of the holder thereof.

What happens if the conversion of the Long Term Notes is approved?

        In the event the stockholders approve the conversion of the Long Term Notes into the Convertible Notes, all of the principal amount (including accrued interest) of the Long Term Notes will be converted into approximately $12,665,534 principal amount of Convertible Notes. For a summary of the Long Term Notes and the Convertible Notes, see "Proposal No. 2—Approval of the Conversion of the $11,950,000 of Long Term Notes Issued in Connection with Our Acquisition of Tertio Telecoms Limited into Convertible Notes."

        The Convertible Notes will initially be convertible into approximately 3,842,698 shares of our common stock at $3.296 per share, which would constitute approximately 19.4% of our issued and outstanding shares of common stock as of the record date (after giving effect to such conversion). Accordingly, if the conversion of the Long Term Notes is approved, the holders of the Long Term Notes and the Series B Convertible Preferred Stock issued in connection with our acquisition of Tertio would hold securities constituting approximately 29.7% of our issued and outstanding shares of common stock (after giving effect to such conversions).

        Over the term of the Long Term Notes, we are required to make interest payments equal to approximately $3,538,000. The Convertible Notes would, however, bear interest at a rate lower than the Long Term Notes as the interest rate on the Convertible Notes would equal the Applicable Federal Rate at the time the Convertible Notes are issued. Assuming the Convertible Notes bear interest at a rate equal to 3.05% (the Applicable Federal Rate for March 2005), we would be required to make aggregate interest payments equal to approximately $1,732,000, a savings of approximately $1,806,000. Additionally, any principal amount of the Convertible Notes converted into our common stock would not need to be repaid by the Company. The Company may, however, be required to realize certain accounting charges based on the fair value of the Long Term Notes compared to the Convertible Notes as well as in connection with any discounts to market that such Convertible Notes convert into our common stock.

        Additionally, the Series B Convertible Preferred Stock contains certain price-based anti-dilution protections that are triggered in the event that we issue shares (subject to certain exclusions) below $3.89 per share. However, such anti-dilution adjustments are capped to prohibit the Series B Convertible Preferred Stock from converting into 20% or more of our common stock. In the event that the stockholders approve the issuance of the Convertible Notes, therefore authorizing the issuance of in excess of 20% of our common stock in connection with the acquisition of Tertio, the anti-dilution cap will automatically terminate upon stockholder approval. The Convertible Notes also contain certain price-based anti-dilution protections that are triggered in the event that we issue shares (subject to certain exclusions) below $3.662 per share. There are no limits or caps to such anti-dilution adjustments.

Who can vote at the Annual Meeting?

        Except as noted below, all stockholders of record at the close of business on March 22, 2005, or the "record date," are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting. Those stockholders who do not expect to attend the annual meeting are encouraged to complete their enclosed ballots and return them by mail, phone or the Internet as described below.

What are the voting rights of the holders of the common stock?

        Holders of our common stock will vote on all matters to be acted upon at the Annual Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting. Management encourages all stockholders to vote their shares.

What are the voting rights of the holders of the Series B Convertible Preferred Stock?

        As set forth in the certificate of designation for the Series B Convertible Preferred Stock, the holders of our Series B Convertible Preferred Stock do not have voting rights until after the conclusion of the Annual Meeting. No holder of Series B Convertible Preferred Stock, therefore, will be permitted to vote its shares of Series B Convertible Preferred Stock on any matters presented at the Annual Meeting.

Who can attend the Annual Meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

How do I vote if my shares are held in my name?

        Stockholders who own shares of common stock registered directly in their name as determined by the Company's stock records maintained by American Stock Transfer & Trust Company, the Company's transfer agent, may vote their shares in any of the following ways:

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  by mailing their signed proxy card,

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  by telephone by calling (toll-free) 1-800-PROXIES (1-800-776-9437),

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  via the Internet at the following address on the World Wide Web: http://www.voteproxy.com, or

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  by attending the meeting and voting in person.

        Each stockholder planning to vote by telephone or the Internet should have his, her or its proxy card handy as the unique control numbers printed on the proxy card will be required in order to vote by either of such means.

        To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please return your proxy card promptly to ensure your vote will be counted in the final tabulation.

How do I vote if my shares are held in a brokerage account?

        A number of brokerage firms and banks are participating in separate programs that offer telephone and/or Internet voting options. Such programs are different from the programs provided for shares registered directly in the name of the stockholder. If your shares of common stock are held in an account at a brokerage firm or bank participating in any such program, you may vote those shares by telephone and/or via the Internet in accordance with instructions set forth on the voting form provided to you by the brokerage firm or bank that holds your stock. If you want to vote in person at the Annual Meeting and you hold Evolving Systems common stock in street name, you must obtain a legal proxy from your broker and bring it to the Annual Meeting, together with proper identification and a copy of a brokerage statement for admittance to the meeting.

        Please note that if you cast your vote by either mailing a signed proxy card, by telephone or via the Internet, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Who may I call if I have questions regarding voting my shares?

        If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-800-549-6697.

Is my vote confidential?

        Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Evolving Systems and its stockholders.

What if I do not indicate my preference on the proxy card?

        If you do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted (i) FOR the election of the nominated slate of directors; (ii) FOR the approval of the conversion of the Long Term Notes into Convertible Notes; (iii) FOR the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000; and (iv) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2005. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the Board of Directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

What are the recommendations of the Board of Directors?

        The Board recommends stockholders vote FOR all proposals. Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board's recommendations are set forth below. In summary, the Board recommends a vote:

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  FOR the election of the nominated slate of directors;

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  FOR the approval of the conversion of the Long Term Notes into Convertible Notes;

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  FOR the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000; and

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  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2005.

        The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

What are the quorum requirements and how are abstentions and broker non-votes treated?

        Outstanding Shares and Quorum.    As of the record date, Evolving Systems had 15,997,370 shares of its common stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote on all matters.

        Abstentions.    If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter. Consequently, if you abstain from voting on the proposal to elect directors (Proposal No. 1), your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to approve the conversion of the Long Term Notes (Proposal No. 2), to approve the amendment to our certificate of incorporation (Proposal No. 3) or to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 4), your abstention will have the same effect as a vote against these proposals.

        Broker Non-Votes.    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. For shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of the proposal to approve the conversion of the Long Term Notes (Proposal No. 2) and the proposal to approve the amendment to our certificate of incorporation (Proposal No. 3), which are non-routine matters, if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of those proposals. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "for" routine matters but expressly instructing us that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on the proposal to elect directors (Proposal No. 1) and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 4), which are routine matters.

        Election of Directors.    The election of directors is a routine matter for brokers that hold their clients' shares in "street name." If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

        Approval of Conversion of Long Term Notes.    The approval of the conversion of the Long Term Notes is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the conversion of the Long Term Notes into Convertible Notes. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

        Approval of the Amendment to Evolving Systems' Certificate of Incorporation.    The approval of the amendment to Evolving Systems' certificate of incorporation is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the amendment to our certificate of incorporation. Abstentions and broker non-votes will have the effect of a vote against this proposal.

        Ratification of KPMG LLP as Evolving Systems' Independent Registered Public Accounting Firm.    The ratification of KPMG LLP as Evolving Systems' independent registered public accounting firm is a routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Do I have dissenters' rights with respect to any of the proposed matters?

        Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to any of the proposals.

Why is Evolving Systems conducting a proxy solicitation?

        A proxy solicitation is the process of contacting stockholders by mail, phone or other means and encouraging them to vote their shares. Such solicitations are conducted by public companies who believe it is important for ALL stockholders to vote their shares and who believe the proxy contains issues that are important to the future success of the company. Evolving Systems' management team and Board are encouraging all stockholders to vote FOR all proxy issues, which are described herein.

Who conducts the proxy solicitation and how much will it cost?

        Evolving Systems is soliciting the proxies and will bear the cost of the solicitation. Evolving Systems has retained D. F. King & Co., Inc. to aid in the solicitation. For these services, Evolving Systems will pay D. F. King a fee of approximately $9,000 and reimburse it for out-of-pocket disbursements and expenses. Evolving Systems may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, Internet or other means of electronic and other transmission. Evolving Systems will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the common stock.

What is the deadline for submitting a stockholder proposal?

        The deadline for submitting a stockholder proposal for inclusion in Evolving Systems' proxy statement and form of proxy for our 2006 annual meeting of stockholders provided under Rule 14a-8 of the Securities and Exchange Commission is December 5, 2005. A stockholder proposal or nomination for director for consideration at the 2006 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than February 15, 2006 and no later than March 17, 2006. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems' bylaws, as applicable.

Delivery of this Proxy Statement

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are Evolving Systems stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Evolving Systems, Inc., Anita T. Moseley, Secretary, 9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112, or contact Anita T. Moseley at 303-802-1000.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Evolving Systems' certificate of incorporation and bylaws provide that the Board of Directors is divided into three (3) classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

        The Board of Directors presently consists of six (6) members. All of the current Directors, except for Messrs. Hallenbeck and Gartside, who are executive officers of the Company, are independent under the current listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq"). There are two Directors, Steve B. Warnecke and Peter J. Skinner, whose terms of office expire in 2005. Mr. Skinner was appointed to a vacant position by the Board in order to satisfy the rights of the holders of Series B Convertible Preferred Stock to designate one Board member to the Company's Board. The Board has nominated Mr. Warnecke and Mr. Skinner for re-election. There is currently one vacancy on the Board. The Board may fill this vacancy pursuant to the Company's bylaws. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each of the nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

        Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the Annual Meeting. Ages are as of March 22, 2005, the record date.

Vote Required and Recommendation of Board of Directors

        The election of directors is a routine matter for brokers that hold their clients' shares in "street name." If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

Nominees for Election for a Three Term Expiring at the 2008 Annual Meeting

Peter J. Skinner

        Peter J. Skinner, 60, became a member of the Board of Directors on November 2, 2004 upon the close of our acquisition of Tertio. In 1994, Mr. Skinner joined Apax Partners Ltd., an investment management company and a principal shareholder of Tertio Telecoms Group, Ltd., and since that date has served as Chief Executive Officer of Tetrel Ltd., Chief Executive Officer of ESM Ltd., Chairman of Amphion Semiconductor Ltd., Chairman of Digital Bridges Ltd., Chairman of Tertio Telecom Ltd. and Chairman of Tertio SMS LTD. Prior to that, from 1987 to 1994, Mr. Skinner served as the Director of Manufacturing Operations and Director of Mobile Communications for British Telecom. From 1977 to 1987, Mr. Skinner served in a variety of positions at STC/ITT; he was the General Manager of Manufacturing Operations and Director of the Transmission Division for STC/ITT from 1983 until 1987. From 1967 to 1977, Mr. Skinner was employed by Plessey Co. Ltd. Mr. Skinner attended Banff Academy and holds an MA degree from Aberdeen University.

Steve B. Warnecke

        Steve B. Warnecke, 48, joined the Company's Board of Directors in March 2003. He is currently the Chief Financial Officer of The Children's Hospital Foundation, a Colorado not-for-profit foundation, Chief Executive Officer of Children's Partners Foundation and serves on the Board of Directors of the Cystic Fibrosis Foundation. In 1983, Mr. Warnecke founded and he remains President of Children's Business Partners, Inc., a venture capital company with majority ownership in Giggling Gardens, Inc. and Sixty-Five Roses Ranch, Inc. In addition, from August 2001 through January 2002, Mr. Warnecke served as Senior Vice President—Strategic Planning for First Data Corp.'s Western Union subsidiary. From August 1999 through June 2001 Mr. Warnecke served as Chief Financial Officer for Denver based Frontier Airlines. Mr. Warnecke holds a B.B.A. from the University of Iowa and passed the C.P.A. exam in 1979.

Directors Continuing in Office Until the 2006 Annual Meeting

George A. Hallenbeck

        George A. Hallenbeck, 62, currently serves as the Company's Chief Technology Officer and Chairman of the Board. Mr. Hallenbeck was a founder of the Company in June 1985 and has served as Chairman and a member of the Board of Directors since that time. Mr. Hallenbeck served as the Company's Chief Executive Officer from June 1985 until December 1996; he resumed the position as Chief Executive Officer in October 1998 until December 2003. Mr. Hallenbeck served as the Company's President from June 1985 until December 1988; he resumed the position of President from October 1998 through November 1999, and again assumed the position in July 2002 until December 2003. Mr. Hallenbeck received a B.A. from the University of Colorado.

David J. Nicol

        David J. Nicol, 59, became a member of the Board of Directors in March 2004. From 2001 to his retirement at the end of 2003, Mr. Nicol served as Sr. Vice President of Product Management and Development for VeriSign Communications Services. VeriSign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to VeriSign's acquisition of Illuminet, Inc. in 2001, Mr. Nicol held the same position at Illuminet since 1999. In those capacities, Mr. Nicol was responsible for product management, product development, application support, and business development for network services, IN services, clearinghouse services, CALEA compliance services and wireless services. Prior to 1999, Mr. Nicol held the positions of Vice President of Business Development for ITN, Chief Operating Officer for International Micronet Systems, Inc., and Chief Operating Officer and Partner for iLAN, Inc. From

1984 to 1990, Mr. Nicol held various officer positions with Sprint Corporation, lastly serving as Corporate Vice President of Planning. Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. from Case Institute of Technology and a Ph.D. from Case Western Reserve University.

Directors Continuing in Office Until the 2007 Annual Meeting

Stephen K. Gartside, Jr.

        Stephen K. Gartside, Jr., 39, became a member of the Board of Directors in January 2004, when he was also named as President and Chief Executive Officer of the Company. Mr. Gartside joined the Company in August 2001 as Vice President of Marketing and Corporate Business Development. He was promoted to the position of Executive Vice President of Sales and Operations in January 2003. Before joining the Company, from July 1998 through October 2000, Mr. Gartside served as Senior Vice President of Corporate Development of TeraBeam Corporation, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics. Prior to TeraBeam, Mr. Gartside was the Regional Director, Communications Division, for Stratus Computers, where he had responsibility for sales of platform, OSS and Network Element solutions to carriers in the Western United States. Mr. Gartside has also held a number of sales, marketing and sales management positions, with NCR and AT&T Global Information Solutions. In his eleven-year career with NCR and AT&T GIS, his focus was on selling solutions for the communications industry. Mr. Gartside holds a B.B.A. in Marketing from the University of Texas and has pursued M.B.A. studies at the University of St. Thomas.

Brendan F. Reidy

        Brendan F. Reidy, 51, became a member of the Board of Directors in September 2002. Mr. Reidy is currently the President, Chairman and CEO of Clarus Systems, Inc., a leading provider of automated testing solutions to certify the implementation and ongoing operation of IP Telephony Systems. From January 2002 through February 2005 he acted as an independent consultant providing strategic services to telecommunications and financial services firms. During that time he also served as a Venture Partner and Entrepreneur in Residence for Trident Capital a private equity firm based in Palo Alto, California. From November 2000 through December 2001, Mr. Reidy served as Vice President of Strategy and Corporate Development of Latis Networks, Inc, a provider of network management services. From January 1995 through November 2000, he was employed at Qwest Communications International/US WEST, serving in a variety of positions, including Vice President of International Business Development, Vice President of Corporate Strategy, Vice President of Strategic Planning and Executive Director of Strategic Marketing. Prior to his service at US WEST, Mr. Reidy served as Vice President and General Manager of Litton Integrated Automation and was co-founder and Vice President, Sales and Marketing of Software Alliance Corporation. He received his A.B. from Stanford University and M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Reidy also serves on the board of directors of eGistics, Inc. and Aran Technologies (Observer status).

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

        Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Members of our Board are kept informed of our business through discussions with our Chairman and our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

        During the fiscal year ended December 31, 2004, the Board of Directors held eight (8) meetings. Executive sessions of the Board (meetings without management directors) were held three (3) times during such time period. During that same period, the Board acted by unanimous consent one (1) time. Each director attended at least 75% of all Board meetings in fiscal year 2004 held after becoming a director.

        The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Below is a table that provides membership and meeting information for each of the Board committees. In fiscal year 2004, each committee member attended at least 75% of the meetings of each applicable committee held after becoming a member of that committee.

Name	Audit		Compensation		Governance & Nominating
Mr. Gartside
Mr. Hallenbeck
Mr. Nicol	X		X
Mr. Reidy	X		X	*	X	*
Mr. Skinner			X
Mr. Warnecke	X	*			X
Total meetings in fiscal year 2004	7		2		3

*
Denotes Committee Chairperson as of December 31, 2004.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the independence requirements under the current listing standards of the Nasdaq Stock Market, Inc. and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

        The Audit Committee.    The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company's accounting, auditing, and reporting practices. The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with the Company's independent accountants quarterly to discuss the results of the accountants' quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to internal controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC). The specific responsibilities in carrying out the Audit Committee's oversight role are set forth in the Audit Committee's Charter, a copy of which is posted on the Company's website, www.evolving.com, under "Investor Relations." The Audit Committee consists of Messrs. Nicol, Reidy and Warnecke, all of whom are independent directors as required under Exchange Act

Section 10A(m)(3) and Nasdaq listing standards. For more information concerning the Audit Committee see the "Report of the Audit Committee" contained in this Proxy Statement.

        The Compensation Committee.    The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer and other executive officers of the Company, to review and recommend an incentive compensation plan, approve grants of stock options to employees and consultants under the Company's stock option plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. The Compensation Committee consists of Messrs. Nicol, Reidy and Skinner, each of whom is independent under current Nasdaq listing standards for purposes of serving on this committee. The specific responsibilities and functions of the Compensation Committee are set forth in the Compensation Committee Charter, which is updated as necessary to reflect changes in regulatory requirements and evolving practice. The Compensation Committee Charter is posted on the Company's website, www.evolving.com, under "Investor Relations." For more information concerning the Compensation Committee see the "Report of the Compensation Committee" contained in this Proxy Statement.

        Governance and Nominating Committee.    The primary responsibilities of the Governance and Nominating Committee (the "Nominating Committee") are to monitor corporate governance matters, to determine the slate of Director nominees for election to the Company's Board of Directors and to identify and recommend candidates to fill vacancies occurring on the Board of Directors. The Committee also reviews the compensation paid to non-employee Directors and makes recommendations to the Board for adjustments.

        In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company's directors to possess. These qualifications and qualities are as follows:

  •
  Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry and/or experience in a software development company is desirable.

  •
  Experience in reviewing, and the ability to understand, financial statements.

  •
  Experience in the operational and corporate governance aspects of running a public company.

  •
  Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

  •
  The candidate's independence from conflict or direct economic relationship with the Company. For example, individuals who are employed by a customer of the Company or a competitor of the Company would not be eligible for the Company's Board.

  •
  The candidate's contacts within the telecommunications industry, and/or within the finance and investment banking industry.

  •
  Experience with mergers and acquisitions.

  •
  The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

  •
  A reputation, strength of character and business judgment befitting a director of a publicly held company.

        Candidates for the Board should have some, but not necessarily all, of the above-described criteria. The Committee will also consider factors relating to the current composition of the Board, including, but not limited to, the diversity of the Board.

        The process used by the Nominating Committee for identifying and evaluating nominees for directors is as follows:

  •
  Nomination of an existing Board member whose term is expiring.    Each year prior to preparation of the Proxy Statement for the Annual Meeting, the Nominating Committee meets to determine whether any Board member whose term will expire at the upcoming Annual Meeting desires to remain on the Board and, if so, whether such individual should be recommended for nomination. The Committee evaluates whether the individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual's attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company's best interest to nominate an existing Board member whose term is expiring for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the Proxy Statement.

  •
  Consideration of candidates proposed by Stockholders.    The Nominating Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, "Consideration of new candidates for the Board." A stockholder proposal for inclusion in the Proxy Statement (and received in accordance with the procedures described in the Company's Bylaws and its previous year's Proxy Statement) will be included in the Proxy Statement in accordance with SEC regulations.

  •
  Consideration of new candidates for the Board.    The Nominating Committee will consider new candidates for the Board to fill vacancies that occur on the Board. Recommendations for candidates may be submitted to the Committee through the Secretary of the Company. The Secretary will forward names and qualifications of proposed candidates to the Committee members, who, after reviewing the materials will determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate, which may include interviews with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

        The specific responsibilities and functions of the Nominating Committee are set forth in the Nominating Committee Charter. The Committee's charter is posted on the Company's website, www.evolving.com, under "Investor Relations." The current members of the Nominating Committee are Messrs. Reidy and Warnecke, each of whom is independent under current Nasdaq listing standards.

Statement on Corporate Governance

        We regularly monitor developments in the area of corporate governance by reviewing new federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interest of the

Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

        The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. The Company's Corporate Governance Guidelines are posted on the Company's website under "Investor Relations." The Board also evaluates its performance annually.

        The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the "Code of Conduct"), posted on the Company's website, www.evolving.com, under "Investor Relations." We require all employees and Directors to adhere to the Code of Conduct in discharging their Company-related activities. Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. We have also established a confidential hotline to answer employees' ethics questions and report ethical concerns. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints received by the Company regarding accounting, internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

        Stockholders may send inquiries, comments and suggestions directly to our Board of Directors. The procedures for sending such correspondence and the manner in which the Company determines those communications that will be forwarded to Board members is posted on the Company's website, www.evolving.com, under "Investor Relations."

        We encourage, but do not require, Board members to attend the Company's Annual Meeting of Stockholders. At the 2004 Annual Stockholders' Meeting, there were two members of the Board present.

Director Compensation Overview

        Messrs. Gartside and Hallenbeck do not receive additional compensation for serving as Directors, except that they, like all directors, are reimbursed for expenses incurred in attending Board and committee meetings. In early 2004, the Nominating Committee reviewed compensation for non-employee Directors and recommended to the Board that in light of an increasing workload, compensation be paid to non-employee Directors to provide competitive compensation to attract and retain qualified Directors. As a result, the Board of Directors changed the non-employee Director cash compensation. Beginning March 2004, the annual compensation for serving on the Board of Directors and the committees of the Board is as follows:

	Annual retainer (payable in quarterly increments)	Cash compensation per in person meeting	Cash compensation per telephone meeting (lasting more than 1/2 hour)	Annual cash compensation for Committee membership	Additional annual cash compensation for Committee Chairperson
Board of Directors	$10,000	$1,500	$500
Audit Committee				$2,000	$4,000
Compensation Committee				$1,500	$1,500
Governance & Nominating Committee				$1,500	$1,500

        In addition, provided the Company has sufficient shares remaining in its Stock Option Plan, non-employee Directors will be granted an initial stock option grant for 30,000 common shares upon joining the Board. These shares will be granted at a strike price equal to the closing price for the Company's stock on the date of the grant, and will vest one-third on the one year anniversary date of the date of the grant, with the balance vesting quarterly over the remaining two years of the grant. Additional annual option grants for 10,000 common shares will be made to continuing non-employee Board members, vesting quarterly. The Board also has the right to grant additional options, in its discretion.

        Based upon attendance at meetings, and performance of committee chairman duties during 2004, the non-employee Board members received the following cash compensation and stock options:

Name of non-employee Director	Cash compensation for Board services performed in 2004	Number of shares of common stock underlying options granted in 2004
David J. Nicol	$20,160	40,000
Brendan F. Reidy	$21,000	20,000
Peter J. Skinner	$500	30,000
Steve B. Warnecke	$20,625	20,000

PROPOSAL NO. 2

APPROVAL OF THE CONVERSION OF THE $11,950,000 OF LONG TERM NOTES ISSUED IN CONNECTION WITH OUR ACQUISITION OF TERTIO TELECOMS LIMITED INTO CONVERTIBLE NOTES

        At the Annual Meeting, our stockholders will be asked to approve the conversion of all of the outstanding principal amount (including accrued interest) of our Long Term Notes issued in connection with the Tertio acquisition into approximately $12,665,534 principal amount of Convertible Notes, which would be initially convertible into approximately 3,842,698 shares of our common stock at $3.296 per share.

Background

        On November 2, 2004, we, through our direct, wholly-owned subsidiary Evolving Systems Holdings Limited, an entity formed and registered in England and Wales ("EVOL UK Sub"), acquired Tertio from Tertio Telecoms Group Limited ("Parent"). The acquisition of Tertio was made pursuant to a Stock Purchase Agreement dated November 2, 2004, by and among Evolving Systems, EVOL UK Sub, Tertio and Parent. Pursuant to the terms of the Stock Purchase Agreement, we, through EVOL UK Sub, became the sole stockholder of Tertio. Our acquisition of Tertio did not require the approval of any federal or state regulatory agency.

        The purchase price for the acquisition of Tertio was approximately U.S. $37,100,000, (Evolving Systems currently estimates the purchase price of the acquisition for accounting purposes at approximately $40.7 million) payable as follows:

  •
  a cash payment of approximately U.S. $11,000,000 in immediately available funds by wire transfer to Parent at closing;

  •
  the issuance of 966,666 shares of the newly designated Series B Convertible Preferred Stock, initially convertible into 2,899,998 shares of our common stock (valued for accounting purposes at approximately $13.5 million) with an initial stated value of approximately U.S. $10,150,000 (the "Series B Convertible Preferred Stock");

  •
  the issuance of a Short Term Senior Secured Note in the principal amount of U.S. $4,000,000 (the "Short Term Note") due in two installments of $2.0 million each on March 31 and June 30, 2005 (together with interest at a rate of 5.5% per annum); and

  •
  the issuance of Long Term Notes in the principal amount of approximately U.S. $11,950,000 due December 31, 2007, payable in the manner described herein.

        The Series B Convertible Preferred Stock (on an as converted basis) represented approximately 18.1% of the Company's then outstanding common stock before giving effect to the issuance of such shares. Subject to approval by our stockholders, the Long Term Notes (including accrued interest) will be converted into approximately $12,665,534 principal amount of Convertible Notes which are initially convertible at $3.296 per share into approximately 3,842,698 shares of our common stock (the "Conversion Shares"). The Long Term Notes and the Convertible Notes are described herein.

Reasons for Seeking Stockholder Approval

        We are seeking your approval solely with respect to the approval of the issuance of the Convertible Notes in exchange for the Long Term Notes. Neither Delaware law nor our certificate of incorporation, as amended, or our bylaws require us to obtain stockholder approval of the issuance of such Convertible Notes. However, because our common stock is traded on The Nasdaq SmallCap Market, we are subject to the rules of The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(i) requires that a company whose stock is traded on Nasdaq obtain stockholder approval in connection with the acquisition of another company involving the issuance or potential issuance of common stock equal to 20% or more of its common stock. The issuance of the shares of Series B Convertible Preferred Stock alone does not exceed this 20% threshold. However, because the issuance of the shares of common stock upon conversion of the Series B Convertible Preferred Stock and the Convertible Notes would, collectively, result in us issuing in excess of 20% of our outstanding shares of common stock, we are required under Nasdaq Marketplace rules to seek stockholder approval for the conversion of the Long Term Notes into Convertible Notes. The only Company approval that was required to consummate the Company's acquisition of Tertio was approval by its Board of Directors.

        In the event our stockholders do not approve the conversion of the Long Term Notes into the Convertible Notes, the Long Term Notes will continue to remain outstanding subject to their terms (which are summarized herein) and will result in the Company having a debt load and related debt service that are higher than management would prefer. This debt may negatively impact earnings and management believes the related interest payments could be better utilized to fuel growth plans. The outcome of the vote of our stockholders with respect to the conversion feature of the Long Term Notes will not affect the acquisition of Tertio. The acquisition of Tertio was completed on November 2, 2004 and was not contingent upon our stockholders voting to approve the conversion feature of the Long Term Notes.

        The Series B Convertible Preferred Stock contains certain price-based anti-dilution protections that are triggered in the event that we issue shares (subject to certain exclusions) below $3.89 per share. However, such anti-dilution adjustments are capped to prohibit the Series B Convertible Preferred Stock from converting into 20% or more of our common stock. In the event that the stockholders approve the issuance of the Convertible Notes, therefore authorizing the issuance of in excess of 20% of our common stock in connection with the acquisition of Tertio, the anti-dilution cap will automatically terminate upon stockholder approval.

        Additionally, pursuant to the terms of the Series B Convertible Preferred Stock issued in connection with our acquisition of Tertio, all but 1,000 shares of such Preferred Stock will automatically convert into our common stock if the stockholders approve the conversion of the Long Term Notes and the increase in our authorized capital stock on or prior to May 16, 2005. If, however, such approvals are not received by such date, the Series B Convertible Preferred Stock will not automatically convert into our common stock but will be convertible from time to time at the option of the holder thereof.

Information on Tertio Telecoms Limited

        Tertio has its main office located at One Angel Square, 4th Floor, Torrens Street, London, England EC1V 1PL (main number: +44 (0) 20 7843 4000), and additionally has offices in Bath, England Munich, Germany and Kuala Lumpur, Malaysia. Prior to our acquisition, Tertio was a wholly-owned subsidiary of Tertio Telecoms Group, Ltd. Shortly after the acquisition, we changed Tertio's name to Evolving Systems Limited and it now does business under the Evolving Systems name.

        In 1999 Tertio de-merged from Tertio Ltd. and became Tertio Telecoms, Ltd., and is now exclusively focused on providing Operations Support Systems (OSS) software solutions to communication carriers throughout Europe, the Middle East, Africa and Asia. Tertio's provisioning/activation and mediation software enables operators to improve the efficiency of turning on and charging for communications services over existing and new network technologies. Tertio's solutions are used by some of the world's leading wireless, wireline and cable network operators, including companies such as H3, T-Mobile, Vodafone, Tele2 and Telewest Broadband. Tertio's solutions are deployed in 55 networks in 37 countries.

        We believe Tertio's activation and mediation solutions, Provident™ and Evident™, fit well with elements of our product portfolio, strengthening our current network mediation and service assurance offerings, as well as adding activation as a new and important high growth application to our portfolio.

Provident Activation and Provisioning Suite is a new generation of service provisioning products that reconcile the conflicting pressures of satisfying customers and reducing costs and is used to enable new services and turn on services in a network per customer orders. Evident is Tertio's product for billing mediation, designed to enable the roll out of existing and new revenue-enhancing services, while reducing operational complexity and costs.

Transaction Background

        Evolving Systems indicated in 2004 that growth would come from a combination of organic and acquisitive activities. We looked at a large pool of potential acquisition targets during the course of the year and chose to enter into negotiations with Tertio for reasons of strategic fit. During the two month period prior to closing, Evolving Systems conducted extensive due diligence on Tertio and concluded that the product fit, geographic and customer fit, the cultural fit, as well as the financial stability and valuation fit would make for a good combination. The two management teams at Evolving Systems and Tertio additionally worked together on building a joint operating plan for integrating the businesses.

Financial Information

        Audited financial statements of Tertio for 2002 and 2003 and unaudited interim financial statements of Tertio for the nine months ended September 30, 2004 and 2003 were filed with the Company's Form 8-K/A filed with the SEC on January 18, 2005, a copy of which is attached hereto as Annex A. Unaudited pro forma combined financial statements, including pro forma combined balance sheet as of September 30, 2004 and December 31, 2003 and pro forma combined statements of operations for the year ended December 31, 2003 and for the nine month period ended September 30, 2004 were also filed with the Company's Form 8-K/A filed with the SEC on January 18, 2005, a copy of which is attached hereto as Annex A. Such unaudited pro forma combined financial statements are presented as if Evolving Systems and Tertio had been operating as a combined entity. The pro forma data is for informational purposes only and may not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had Evolving Systems and Tertio been operating as a combined entity for the specified periods. The unaudited pro forma combined financial statements should be read in conjunction with our audited financial statements and the accompanying notes filed with the Company's Form 10-K filed with the SEC on March , 2005, a copy of which is attached hereto as Annex B. The Company's acquisition of Tertio was accounted for using the purchase method of accounting.

Certain Considerations Regarding Evolving Systems' Acquisition of Tertio

        Evolving Systems' Board of Directors unanimously approved the acquisition of Tertio at a special meeting duly called and held on October 26, 2004. Evolving Systems' Board of Directors identified a number of benefits for the Company and its stockholders that could result from the acquisition and also discussed and considered certain associated risks. The Board considered and discussed, among other things, the following:

  •
  the potential benefits of integrating Tertio into Evolving Systems' business as well as the experience and synergies such an acquisition could add to Evolving Systems;

  •
  the potential benefit of cross selling each company's products into the respective customer base;

  •
  the resulting acquisition would double the size of Evolving Systems' product portfolio and substantially increase its addressable market;

  •
  the potential benefit of attracting more customers because of the expanded product portfolio and company scale;

  •
  the potential for future products derived from the intellectual property from both companies;

  •
  the combination of Evolving Systems and Tertio would create a company with increased scale from a financial, customer, and product standpoint;

  •
  the quality and experience of the officers and employees of Tertio;

  •
  the terms of the notes and the benefits of direct seller financing (as well as the costs thereto) rather than arranging a senior lending facility with its restrictive covenants and lending fees;

  •
  the advice of Evolving Systems financial, accounting and legal advisors;

  •
  the risk that integration may be a difficult and distracting operation;

  •
  the expenses related to the transaction, including registration expenses, expenses relating to the holding of a stockholder meeting and integration expenses;

  •
  the risk and difficulty in obtaining a quorum and stockholder vote;

  •
  the risk that some Tertio customers may go elsewhere for a variety of possible reasons as a result of the acquisition;

  •
  the risk of losing Tertio's employees following, or as a result of, the acquisition;

  •
  the risks that the anticipated benefits of the acquisition of Tertio will not be realized;

  •
  the ownership percentage that Tertio and its affiliates would own in Evolving Systems following the consummation of the acquisition and the risks related thereto;

  •
  the potential risks of transacting business in foreign jurisdictions;

  •
  the additional risks to Evolving Systems resulting from changes in the currency exchange ratios;

  •
  the risks of depleting cash balances to accomplish the acquisition and funding future indebtedness; and

  •
  the risks of securing the notes with the assets of Evolving Systems.

Material Terms of the Long Term Notes and the Convertible Notes

        The Long Term Notes.    The following description summarizes the material terms of the Long Term Notes. In the event the conversion of the Long Term Notes into Convertible Notes is approved by the Company's stockholders, all of the Long Term Notes will be terminated. You are urged to read carefully the form of Long Term Note in its entirety, a copy of which is attached in Annex C.

        Principal, Maturity and Interest.    The outstanding principal portion of the Long Term Notes are due and payable in installments as follows: $1,340,000 on March 31, 2006; $3,110,000 on June 30, 2006; $1,430,000 on December 31, 2006; $1,870,000 on March 31, 2007; $3,110,000 on June 30, 2007; and the remainder on December 31, 2007. The Long Term Notes bear interest at a rate per annum equal to 11% until November 2, 2006, and 14% thereafter. To the extent interest is not paid when due, it compounds quarterly. Upon an event of default, the Long Term Notes would bear interest at the greater of (a) 14% or (b) the London Interbank Offering Rate (LIBOR) plus 8%.

        Mandatory Prepayment.    In addition to the scheduled installment payments, beginning with the fiscal quarter ending March 31, 2005. Evolving Systems is required to make prepayments on the Long Term Notes by an amount equal to the closing cash balance of Evolving Systems at the end of each quarter in excess of $7,000,000, provided that the holders of the Long Term Notes have requested such prepayments. The right of the holders of the Long Term Notes to require Evolving Systems to prepay such notes is subject to the right of the holders of the Convertible Notes to require Evolving Systems to prepay the Convertible Notes.

        Prepayment.    The Long Term Notes may be prepaid without penalty or premium if the Company first offers to prepay the Convertible Notes and the holders thereof decline to accept such prepayment.

        Security.    The Long Term Notes are secured by a first-priority lien on substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of our subsidiaries. The security interest securing the repayment of all liabilities arising under the Long Term Notes shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the notes issued in connection with the acquisition of Tertio is equal to or less than 10% of the original aggregate principal amount of all of such notes at the time of issuance.

        Covenants.    The Long Term Notes contain customary affirmative and negative covenants including, among others, covenants relating to financial and legal requirements, capital expenditures, restrictions on dividends, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt.

        Event of Default.    A default under the notes would permit the holders thereof to require the immediate repayment of any outstanding principal amount with interest at the applicable default rate, together with an exercise of their remedies under the various security and pledge agreements. Each of the following, among other things, will result in an event of default:

  •
  our failure to make any payment under the Long Term Notes or the other notes issued originally to Parent in connection with the Tertio acquisition as and when due;

  •
  our bankruptcy, insolvency or reorganization or some similar event;

  •
  our failure to convene the annual meeting of the Company's stockholders on or before May 16, 2005 for the purposes of approving the matters described in Proposals 2 and 3 herein;

  •
  our breach or failure to perform any other agreement, covenant, representation or warranty under the Long Term Notes; or

  •
  our failure to maintain certain debt to EBITDA ratios.

        Conversion.    In the event that the stockholders authorize the conversion of the Long Term Notes into Convertible Notes, the holders have elected to convert all of the principal amount (including accrued interest) of the Long Term Notes into Convertible Notes. The holders could have elected to convert a portion of the Long Term Notes into non-convertible notes which paid interest ranging from 9% to 12% (referred to in the Long Term Notes as the "B-1 Notes"), but the holders have elected to convert the Long Term Notes entirely into Convertible Notes.

        The Convertible Notes.    The following description summarizes the material terms of the Convertible Notes. The terms of the Convertible Notes are applicable only if the conversion of the Long Term Notes into Convertible Notes is approved by our stockholders. You are urged to read carefully the form of Convertible Note in its entirety, a copy of which is attached in Annex D.

        Principal, Maturity and Interest.    The outstanding principal, together with any accrued but unpaid interest, are due and payable on December 31, 2007. Interest payments are due on the last business day of each quarter. The Convertible Notes bear interest at the Applicable Federal Rate at the time of issuance, which was 3.05% for March 2005. To the extent interest is not paid when due, it compounds quarterly. Evolving Systems is required to offer to the holders of Convertible Notes prepayments on the Convertible Notes, beginning with the fiscal quarter ending March 31, 2005, by an amount equal to the closing cash balance of Evolving Systems at the end of each quarter in excess of $7,000,000. The holders of the Convertible Notes may elect to accept or reject such prepayments in their sole discretion.

        Prepayment.    The Convertible Notes may not be prepaid without the consent of the holders thereof.

        Security.    The Convertible Notes are secured by a first-priority lien on substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of our subsidiaries. The security interest securing the repayment of all liabilities arising under the Convertible Notes shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the notes issued in connection with the acquisition of Tertio is equal to or less than 10% of the original aggregate principal amount of all of such notes at the time of issuance.

        Covenants.    The Convertible Notes contain customary affirmative and negative covenants including, among others, covenants relating to financial and legal requirements, capital expenditures, restrictions on dividends, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt.

        Event of Default.    A default under the notes would permit the holders thereof to require the immediate repayment of any outstanding principal amount with interest at the applicable default rate, together with an exercise of their remedies under the various security and pledge agreements. Each of the following, among other things, will result in an event of default:

  •
  our failure to make any payment under the Convertible Notes or the other notes issued to Parent in connection with the Tertio acquisition as and when due;

  •
  our bankruptcy, insolvency or reorganization or some similar event;

  •
  our failure to convene the annual meeting of the Company's stockholders on or before May 16, 2005 for the purposes of approving the matters described in Proposals 2 and 3 herein;

  •
  our breach or failure to perform any other agreement, covenant, representation or warranty under the Convertible Notes; or

  •
  our failure to maintain certain debt to EBITDA ratios.

        Conversion.    At any time, and from time to time, prior to repayment of all amounts due under the Convertible Notes, all or any portion of the principal amount of the Convertible Notes, and any accrued but unpaid interest thereon, shall be convertible at the option of the holder thereof into fully paid and non-assessable shares of the Company's common stock. The initial conversion price per share of our common stock is equal to $3.296. The "Conversion Price" was calculated as the product of: (x) the average closing price per share of our common stock, determined over the ninety (90) day period immediately following the announcement of our acquisition of Tertio, multiplied by (y) ninety (90%) percent. The conversion price of the Convertible Notes will be subject to adjustment upon the occurrence of certain customary anti-dilution events such as: (i) the issuance of shares of our common stock as a dividend or certain other distribution on our common stock; (ii) the subdivision or combination of our outstanding common stock; and (iii) certain issuances below the Conversion Price. The Conversion Price is subject to adjustment based on a weighted average price based anti-dilution adjustment in the event that the Company issues shares (or is deemed to have issued shares) for less than $3.662 per share. There are no limits or caps to the anti-dilution adjustments.

        In the event that, at any time after the second anniversary of the issuance of the Convertible Notes, the average of the closing price per share of the Company's common stock for a period of forty-five (45) consecutive days is equal to or greater than the product of the Conversion Price multiplied by two and a half (2.5); then the Company may require the holders of the Convertible Notes to convert such notes into Company common stock (so long as we exercise the conversion option within ten (10) consecutive days after the last day of such forty-five (45) day period).

        Voting.    The Convertible Notes, prior to conversion to common stock in accordance with their terms, are not entitled to vote on any matters submitted to a vote of the Company stockholders.

Other Agreements with the Noteholders

        Investor Rights Agreement.    In connection with our acquisition of Tertio, we entered into an Investor Rights Agreement with the Parent and certain major stockholders of Parent. Under the terms of the Investor Rights Agreement the Company is required to file within 60 days after the closing of the acquisition of Tertio, and to use its reasonable best efforts to have declared effective within 120 days following such closing, one or more shelf registration statements under the Securities Act to register the resale by investors the shares of our common stock issuable upon conversion of the Convertible Notes (if approved by our stockholders) and the Series B Convertible Preferred Stock. On February 2, 2005, the Company filed a shelf registration statement under the Securities Act to register such resale shares of common stock. As a result, upon the effectiveness of such shelf registration statement(s), the shares of our common stock issuable upon the conversion of the Series B Convertible Preferred Stock and the Convertible Notes, if approved by our stockholders, that are so registered will be freely tradeable and likely affect the trading market for our common stock.

        Board Rights.    Pursuant to the terms of the Investor Rights Agreement, we agreed to appoint a representative of the Parent to our Board of Directors and serve on Evolving Systems' Compensation Committee. In November 2004, our Board appointed Peter J. Skinner, the representative of the Parent, to serve until the Annual Meeting. Furthermore, the Investor Rights Agreement grants to the major stockholders of Parent the right, subject to certain limitations, to name a representative to attend, as a non-voting observer, all meetings of the Board and its committees.

Effect of Approval of Conversion Feature

        If the conversion of the Long Term Notes into Convertible Note is approved by our stockholders, the Convertible Notes will initially be convertible into approximately 3,842,698 shares of our common stock at $3.296 per share, which would constitute approximately 19.4% of our issued and outstanding shares of common stock as of the record date (after giving effect to such conversion). Accordingly, if the conversion of the Long Term Notes is approved, the holders thereof would hold securities constituting approximately 29.7% of our issued and outstanding shares of common stock, assuming the Convertible Notes and Series B Convertible Preferred Stock were converted into shares of common stock. Additionally, in the event that any of the anti-dilution protections are triggered, a greater number of shares of the Company's common stock will be issuable upon conversion of the Convertible Notes and the Series B Convertible Preferred Stock. There are no limits or caps to the anti-dilution adjustments in the event that this Proposal No. 2 is approved by our stockholders.

        The issuance of common stock upon the conversion of the Convertible Notes and Series B Convertible Preferred Stock could depress the market price of our common stock by increasing the number of outstanding shares of our common stock. In the event our stockholders do not approve the conversion feature of the Convertible Notes, the Long Term Notes will continue to remain outstanding subject to their terms (which are summarized above). In addition, the outcome of the vote of our stockholders with respect to the conversion feature of the Long Term Notes will not affect the acquisition of Tertio. The acquisition of Tertio was completed on November 2, 2004 and was not contingent upon our stockholders voting to approve the conversion feature of the Long Term Notes.

        In the event that the conversion of the Long Term Notes into Convertible Notes is approved, the extinguishment of the Long Term Note and the issuance of the Convertible Notes will be recorded at their fair value, which could result in a charge reducing our income which in turn could negatively affect our stock price. Fair value assessments are dependent upon market factors in existence at the time of measurement.

        In addition to the aforementioned charges related to remeasuring the Long Term Notes exchange at fair value, if the conversion rate on the Convertible Notes is less than the fair value of the stock into which the notes are convertible, on the date of issuance the Company will be required to record as additional interest expense a beneficial conversion feature that will negatively affect interest expense in the period in which the Convertible Notes are issued.

Reasons for Conversion of Long Term Notes into Convertible Notes

        The Board believes that it is in our best interests and the best interests of our stockholders to approve the conversion feature of the Long Term Note issued in connection with the Tertio acquisition for the following reasons:

  •
  the interest payable on the Convertible Notes is lower than the Long Term Notes;

  •
  to the extent converted into our common stock, we would not have to repay such indebtedness from our cash flows except as expressly provided in the Convertible Notes;

  •
  we will have more flexibility with respect to future financing needs; and

  •
  as described herein, including "Certain Considerations Regarding Evolving Systems' Reasons for the Acquisition of Tertio," the Board considered certain additional benefits, costs and risks applicable to the conversion of the Long Term Notes into Convertible Notes.

Board of Directors' Reservation of Rights

        The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters' Rights

        Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

Vote Required and Recommendation of Board of Directors

        The approval of the conversion of promissory notes issued in the Tertio acquisition is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the note conversion. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CONVERSION OF THE LONG TERM NOTES INTO CONVERTIBLE NOTES.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

GENERAL

        The Company's certificate of incorporation currently authorizes the issuance of 25,000,000 shares of common stock and 2,000,000 shares of preferred stock. The Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Company' certificate of incorporation to increase the number of authorized shares of the Company's common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000. No change is being proposed to the authorized number of shares of preferred stock. An increase in the number of authorized shares of common stock is necessary to enable the Company to have a sufficient number of authorized and unissued shares of common stock to complete the conversion of the Convertible Notes and Series B Convertible Preferred Stock as described above, as well as for corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans. If the stockholders approve this proposal, Article IV. A. of the Company's certificate of incorporation would be amended to read in its entirety as follows:

    "A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is fifty-two million (52,000,000), of which fifty million (50,000,000) shares shall be Common Stock and two million (2,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share."

Reasons for the Increase in the Number of Authorized Shares of Common Stock

        The Company is seeking stockholder approval of an increase in the number of authorized shares of common stock to effectuate the conversion of the Convertible Notes and the Series B Convertible Preferred Stock described above. As described in Proposal 2, on November 2, 2004, the Company and Tertio Telecoms Group Limited (the "Parent") executed a Stock Purchase Agreement pursuant to which the Company purchased all the issued and outstanding shares of Tertio. The certificate of incorporation of the Company currently authorizes the issuance of up to 25,000,000 shares of common stock and the Company has 15,997,370 shares of common stock outstanding as of the record date. While there is a sufficient number of shares reserved for the issuance of the common stock issuable upon conversion of the Series B Convertible Preferred Stock, there are not enough shares available to issue in connection with the conversion of the Convertible Notes if approved by the Company's stockholders. Taking into account the shares reserved for issuance upon conversion of the Series B Convertible Preferred Stock and the Company's option plans, the Company has only approximately 30,000 shares of common stock available for issuance.

Impact of the Issuance on Existing Stockholders

        The Company's existing common stockholders will have rights which are equal to those of the holders of the newly-issued common stock. In determining whether to vote for this proposal, stockholders should consider that they are subject to the risk of substantial dilution to their interests which will result from the issuance of shares of common stock, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of the outstanding common stock of the Company.

        In addition, prior to our acquisition of Tertio, only one of our stockholders beneficially owned in excess of five percent of our common stock. If the Series B Convertible Preferred Stock and the

Convertible Notes are exchanged for shares of our common stock, then the Parent and its affiliates or successors would hold approximately 29.7% of the outstanding shares of our common stock (after giving effect to such conversions). Such ownership interests could effectively deter a third party from making an offer to buy us, which might involve a premium over our current stock price or other benefits for our stockholders, or otherwise prevent changes in the control or management of Evolving Systems. In addition, there are no restrictions, in the form of a standstill agreement or otherwise, on the ability of such stockholders or their affiliates to purchase additional shares of our common stock and thereby further increase their ownership interests.

Not An Offer To Sell Or Solicitation of An Offer To Purchase Securities

        THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE SALE AND ISSUANCE OF COMMON STOCK DESCRIBED HEREIN, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Board of Directors' Reservation of Rights

        The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters' Rights

        Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

Required Vote And Recommendation of Board of Directors

        The approval of the amendment to Evolving Systems' certificate of incorporation is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the amendment to our certificate of incorporation. As of the record date there were 15,997,370 shares of common stock outstanding and entitled to vote; therefore, this amendment must receive the affirmative vote of at least 7,998,686 shares of common stock. Abstentions and broker non-votes will have the effect of a vote against this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote And Recommendation of Board of Directors

        The ratification of KPMG LLP as Evolving Systems' independent registered public accounting firm is a routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Information Regarding Change in Accountants

        In 2004, the Audit Committee and the Board of Directors of the Company approved the decision to change the Company's independent registered public accounting firm. The following information is provided with respect to such change:

          (a)   PricewaterhouseCoopers was dismissed by the Board of Directors on July 9, 2004. The Board appointed KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2004.

          (b)   The reports of PricewaterhouseCoopers on the Company's consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer or opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ending December 31, 2003 and December 31, 2002, and through July 9, 2004: (i) there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          (c)   The decision to change the Company's independent registered public accounting firm was made by the Board of Directors upon recommendation of the Company's Audit Committee.

          (d)   In connection with the Company's Form 8-K, filed with the SEC on July 15, 2004, the Company provided PricewaterhouseCoopers with a copy of the foregoing disclosures. PricewaterhouseCoopers furnished the Company with a letter addressed to the SEC stating that PricewaterhouseCoopers agreed with the above statements.

          (e)   During the fiscal years ended December 31, 2003 and December 31, 2002 and through July 9, 2004, the Company has not consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company has provided each of KPMG and PricewaterhouseCoopers with a copy of the foregoing disclosures prior to the filing of this Proxy Statement with the SEC.

TABLE OF EQUITY COMPENSATION PLANS

        The following table contains summary information as of December 31, 2004 concerning the Company's Purchase Plan and Stock Option Plan. Both of the Plans have been approved by the stockholders. See "Security Ownership of Certain Beneficial Owners and Management."

	Number of shares to be issued upon exercise outstanding of options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
Stock Option Plan	3,631,097	$3.57	1,997,397
Employee Stock Purchase Plan	—	—	454,241
Warrants	0	0	0

Note: As of the record date, the number of remaining shares available for issuance under the Employee Stock Purchase Plan was 446,651.

MANAGEMENT

        As of March 22, 2005, the executive officers of the Company are as follows:

Name	Age	Position
Stephen K. Gartside, Jr.	39	Chief Executive Officer, President and Director
George A. Hallenbeck	62	Chief Technology Officer and Chairman of the Board
Thaddeus Dupper	48	Executive Vice President of Worldwide Sales & Marketing
Brian R. Ervine	43	Executive Vice President, Chief Financial & Administrative Officer, Treasurer and Assistant Secretary
Anita T. Moseley	53	Sr. Vice President, General Counsel and Secretary
Joseph P. Murray	39	Sr. Vice President of Software Development

        See "Proposal 1—Election of Directors" for the biographies of Messrs. Gartside and Hallenbeck.

        Thaddeus Dupper joined the Company in February 2004 as Vice President of Sales and Business Development. In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing. Before joining Evolving Systems, Mr. Dupper was Vice President of Sales and Marketing from October 2003 until February 2004 with Expand Beyond, a wireless software company. Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics, from June 2000 until September 2003. In addition, he served as Senior Vice President of Valued-Added Products and Professional Services at Dun & Bradstreet, a global provider of company credit reports, from January 1998 until May of 2000. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a bachelor of science degree in Computer Information Systems from Manhattan College.

        Brian R. Ervine joined the Company in January 2002 as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary. In January 2005 he was promoted to the position of Executive Vice President, Chief Financial and Administrative Officer. He came to the Company from Brain Ranger, a content management software developer, where he was Chief Financial Officer and responsible for all financial and business planning activities and day-to-day operations from February 2001 to January 2002. Prior to Brain Ranger, Mr. Ervine was Executive Vice President, Chief Financial Officer and Treasurer for Convergent Communications, a provider of voice communication systems, and managed the finance and treasury operations from December 1999 to December 2000. He joined Convergent Communications from Metapath Software International, a global provider of enterprise-wide wireless software and services, where he was Vice President of Finance and managed the worldwide financial operations in 9 countries from December 1995 to December 1999. Previous to then, Mr. Ervine was Vice President and Chief Financial Officer of PC ServiceSource, Inc., Assistant Controller for CompuCon Systems, Inc. and Senior Audit Manager at KPMG Peat Marwick, LLP. Mr. Ervine received a B.B.A. in Accounting from the University of Texas at Austin (1984) and is a certified public accountant.

        Anita T. Moseley joined the Company in May 1994 as corporate counsel of the Company and held that position until June 1997 when she assumed the positions of Vice President, General Counsel and Secretary of the Company. In June 2000 she was promoted to Senior Vice President. Between September 1991 and May 1994, she held corporate counsel positions with the Federal Deposit Insurance Corporation and the Resolution Trust Corporation. Prior to that time, Ms. Moseley was a partner in the Salt Lake City law firm of Prince, Yeates and Geldzahler. Ms. Moseley holds a B.A. from Syracuse University and a J.D. from the University of Utah.

        Joseph P. Murray joined the Company in May 1999 as Director of Local Number Portability (LNP) Solutions and held that position until January 2001 when he assumed the position of Vice President & General Manager of OSS Solutions. In January 2002, Mr. Murray became the Vice President of Software Development. In January 2005 he was promoted to Sr. Vice President. From October 1995 until joining the Company, Mr. Murray served as the Director of Software Business Systems at JCIT, Inc., a company specializing in providing education, consulting services and applications for manufacturing flow operations. Mr. Murray is an active faculty member of the University of Phoenix Graduate School of Business. He holds an MBA/Organizational Management Degree from the University of Phoenix and a B.S. in Mechanical Engineering from the University of Denver.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of the record date by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
George A. Hallenbeck(2) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	1,434,579	9.0%
Stephen K. Gartside, Jr.(3) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	282,124	1.8%
David J. Nicol(4) 9871 West 83rd St. Overland Park, Kansas 66204	21,000	*
Brendan F. Reidy(5) P.O. Box 880 Evergreen, CO 80437	91,656	*
Steve B. Warnecke(6) 1026 Anaconda Dr. Castle Rock, CO 80108	104,138	*
Royce & Associates, LLC(7) 1414 Avenue of the Americas New York, NY 10019	942,200	5.9%
Advent International Corporation(8) 75 State Street Boston, MA 02109	1,275,999	8.0%

Apax (OCS) Nominees Ltd. 15 Portland Place London W1B 1PT United Kingdom	1,333,999	8.3%
Brian R. Ervine(9) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	195,420	1.2%
Anita T. Moseley(10) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	308,364	1.9%
Joseph P. Murray(11) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	68,037	*
All executive officers and directors as a group (10 persons)(12)	4,183,692	26.1%

*
Less than one percent (1.0%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,018,402 shares outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)
Includes 671,891 shares subject to stock options exercisable within 60 days of the record date.

(3)
Includes 237,124 shares subject to stock options exercisable within 60 days of the record date.

(4)
Includes 15,000 shares subject to stock options exercisable within 60 days of the record date.

(5)
Includes 80,656 shares subject to stock options exercisable within 60 days of the record date.

(6)
Includes 61,667 shares subject to stock options exercisable within 60 days of the record date.

(7)
Based solely upon the Schedule 13G information filed with the SEC by Royce & Associates, LLC on January 27, 2005.

(8)
Includes 429,812 shares held by Global Private Equity III Limited Partnership, 197,584 shares held by Global Private Equity III-A Limited Partnership, 9,879 shares held by Global Private Equity III-B Limited Partnership, 131,723 shares held by Global Private Equity III-C Limited Partnership, 65,861 shares held by Advent PGGM Global Limited Partnership, 35,137 shares held by Advent Euro-Italian Direct Investment Program Limited Partnership, 32,931 shares held by Advent European Co-Investment Program Limited Partnership, 6,487 shares held by Advent Partners GPE III Limited Partnership, 1,943 shares held by Advent Partners (NA) GPE III Limited Partnership, 57,563 Digital Media & Communications II Limited Partnership, 35,960 shares held by Advent Crown Fund II C.V, 266,311 shares held by Advent Global GECC III Limited Partnership, 4,808 shares held by Advent Partners Limited Partnership. Advent International Corporation, the private equity firm that is the general partner of the funds affiliated with Advent International Group, exercises sole voting and investment power with respect to all shares held by these funds.

(9)
Includes 185,499 shares subject to stock options exercisable within 60 days of the record date.

(10)
Includes 295,142 shares subject to stock options exercisable within 60 days of the record date.

(11)
Represents shares subject to stock options exercisable within 60 days of the record date.

(12)
Includes 1,651,266 shares subject to stock options exercisable within 60 days of the record date; and includes 1,333,999 shares held by Apax (OCS) Nominees Limited in which Peter J. Skinner may be deemed to have an indirect beneficial ownership interest. Mr. Skinner disclaims any beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, one Form 4 with respect to Mr. Warnecke's purchase of 4,450 shares of the Company's stock on August 26, 2004 was filed late. To the Company's knowledge, all other Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

        The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, each person who served as Chief Executive Officer of the Company during fiscal year 2004, and each of the other four (4) most highly compensated executive officers of the Company at December 31, 2004 (collectively the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Stephen K. Gartside, Jr. President & Chief Executive Officer	2004 2003 2002	$235,000 200,000 180,000	$145,000 190,236 10,000	(3)	$456,951 372,035 —	100,000 467,000 25,000	$10,475 2,944 8,719
George A. Hallenbeck Chief Technical Officer	2004 2003 2002	$217,000 240,000 225,000	$137,000 238,440 —		$0 1,159,988 —	50,000 600,000 —	$11,280 4,267 13,684
Brian R. Ervine Executive Vice President, Chief Financial & Administrative Officer, Treasurer	2004 2003 2002	$230,000 220,000 196,154	$73,000 108,660 —		$112,360 169,932 —	85,000 100,000 175,000	$10,781 3,622 8,994
Anita T. Moseley Sr. Vice President, General Counsel and Secretary	2004 2003 2002	$220,000 210,000 195,000	$70,000 100,230 —		$46,424 84,592 —	45,000 257,792 25,000	$11,348 4,102 11,461
Joseph P. Murray Sr. Vice President of Development	2004 2003 2002	$200,000 190,000 170,000	$57,042 80,813 —		$0 1,209,369 —	45,000 160,000 —	$10,072 1,690 5,577

(1)
For options exercised and the underlying securities not being sold, this number represents the dollar value of the difference between the price paid by the named executive officer for stock purchased under the Company's stock option plan and the fair market value of the Company's stock at the time of the option exercise. In the case of options exercised and sold on the same day, this number represents the dollar value of the difference between the exercise price and the sales price.

(2)
Includes value of Company-provided insurance premiums paid by the Company, flexible spending credits, and contributions made by the Company on behalf of the individuals which are currently managed under the Company's 401(k) Plan.

(3)
Includes $7,318 in commission paid to Mr. Gartside as Vice President of Marketing and Corporate Business Development.

STOCK OPTION GRANTS

        The Company grants options to its executive officers under its Stock Option Plan. As of the record date, options to purchase a total of 3,603,376 shares were outstanding under the Stock Option Plan, and options to purchase 2,036,276 shares remained available for grant.

        The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers and Directors:

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)
Named Executive Officers				Exercise Price ($/Share)(3)		Expiration Date
							5%		10%
Stephen K. Gartside, Jr.	50,000 50,000	3.8 3.8	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	959,419 377,904	$ $	1,527,714 601,748
George A. Hallenbeck	25,000 25,000	1.9 1.9	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	479,709 188,952	$ $	763,857 300,874
Brian R. Ervine	45,000 40,000	3.4 3.0	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	863,477 302,323	$ $	1,374,943 481,399
Anita T. Moseley	20,000 25,000	1.5 1.9	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	383,768 188,952	$ $	611,086 300,874
Joseph P. Murray	20,000 25,000	1.5 1.9	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	383,768 188,952	$ $	611,086 300,874
Non-Executive Directors
David J. Nicol	30,000 10,000	2.3 ..8	% %	$ $	7.99 4.64	3/16/14 11/1/14	$ $	390,446 75,581	$ $	621,720 120,350
Brendan F. Reidy	10,000 10,000	..8 ..8	% %	$ $	3.92 4.64	5/12/14 11/1/14	$ $	63,853 75,581	$ $	101,675 120,350
Peter J. Skinner	30,000	2.3%			$3.51	12/20/14		$171,523		$273,121
Steve B. Warnecke	10,000 10,000	..8 ..8	% %	$ $	3.92 4.64	5/12/14 11/1/14	$ $	63,853 75,581	$ $	101,675 120,350

(1)
Options granted to executive officers who have been employed by the Company for at least one year vest in 16 quarterly installments beginning three (3) months from the grant date. Initial option grants (those for 30,000 shares) granted to new Non-Executive Board members vest one-third on the one year anniversary date of the date of the grant, with the balance vesting quarterly over the remaining two years of the grant. Additional option grants for 10,000 common shares vest quarterly.

(2)
Based on 1,314,500 total options granted in 2004.

(3)
The exercise price for all options was the closing price for the Company's stock on the date of grant.

(4)
The potential realizable value is calculated assuming that the fair market value of the Common Stock on the date of the grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and the Common Stock received as a result is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of the Common Stock.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Officers	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2004 (#) Exercisable/ Unexercisable(2)	Value of Unexercised In-the-Money Options at December 31, 2004 ($) Exercisable/ Unexercisable(3)
Stephen K. Gartside, Jr.	87,000	$456,951	160,938/374,062	$251,046/$496,942
George A. Hallenbeck	0	0	646,814/114,298	$1,393,588/$226,635
Brian R. Ervine	12,000	$112,360	140,499/187,501	$444,620/$376,939
Anita T. Moseley	7,592	$46,424	269,218/112,174	$557,327/$163,771
Joseph P. Murray	0	0	47,100/91,250	$92,861/$102,200
Non-Executive Directors
David C. Nicol	0	0	0/40,000	0/0
Brendan F. Reidy	0	0	68,324/28,332	$266,511/$57,511
Peter J. Skinner	0	0	0/30,000	0/$29,400
Steve B. Warnecke	18,366	$119,195	38,334/65,000	$64,185/$94,850

(1)
For options exercised but not sold, this number represents the dollar value of the difference between the price paid by the Named Executive Officer or Non-Executive Director for stock purchased under the Company's stock option plan and the fair market value of the Company's stock at the time of option exercise. In the case of options exercised and sold on the same day, this number represents the dollar value of the difference between the exercise price and the sales price.

(2)
Includes both "in-the-money" and "out-of the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 2004.

(3)
Based on the fair market value of the Common Stock as of December 31, 2004 ($4.49), minus the per share exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

Compensation Agreements

        Each of the Company's Executive Officers has entered into Compensation Agreements with the Company. Each agreement provides for base salary and incentive compensation, and, in the case of the Executive Vice President of Worldwide Sales & Marketing, a commission amount. In 2004, incentive compensation was a percentage, ranging from 30% to 75%, of the Executive Officer's base salary, and was paid only if the Company attained quarterly and annual revenue and net income objectives established by the Board of Directors. For calendar year 2005, incentive compensation percentages will range from 50% to 75% of the Executive Officer's base salary and will be paid only if the Company attains quarterly and annual revenue, net income and cash flow objectives established by the Board.

        Each agreement generally provides that in the event the Company terminates the employment of the Executive Officer, other than for cause, death or disability, the Executive Officer will be paid severance pay. The amount of the severance pay varies from three (3) months of base salary to up to nine (9) months of base salary and incentive compensation, depending upon the Executive Officer's position with the Company and the circumstances surrounding the termination of employment. In exchange for severance, the Executive Officer will be required to execute a full release of the Company and agree not to compete with the Company nor to solicit Company employees for the period of time during which severance is paid. The Compensation Agreements do not change the "at-will" nature of the Executive Officer's employment with the Company. Either the Company or the Executive Officer may terminate the Executive Officer's employment at any time.

Management Change in Control Agreements/Acceleration of Vesting on Options Granted to Board Members

        Each of the Company's Executive Officers has entered into a Management Change in Control Agreement with the Company. Each agreement generally provides that upon a Qualified Termination (as defined below), the Company shall pay to the Executive Officer all amounts earned or accrued through the applicable termination date, including, without limitation, the Executive Officer's base salary, a prorated portion of any earned incentive compensation, compensation for unused paid time off, reimbursement for reasonable and necessary expenses incurred by the Executive Officer on behalf of the Company during the period ending on the applicable termination date. The Company also is obligated to provide certain insurance benefits during the Executive Officer's applicable severance period. Moreover, the Company has agreed to pay the Executive Officer an amount equal to 100% of his or her annual base salary, plus 100% of the Executive Officer's annual incentive target, payable over a one year period. In the case of Mr. Hallenbeck, the Company has agreed to pay an amount equal to 200% of his annual base salary, plus 200% of his annual incentive target, payable over a 2 year period. In addition, immediately upon the occurrence of a Change in Control (as defined below) or a Qualified Termination, 50% or 100%, respectively, of the Executive Officer's unvested stock options shall vest. The Company also has agreed to reimburse the Executive Officer for any excise taxes payable as a result of the Executive Officer's receipt of these payments. A Qualified Termination will occur upon any of the following:

  •
  termination of the Executive Officer's employment by the Company, without cause, as a result of the influence of a person or entity seeking to cause a Change in Control;

  •
  termination of the Executive Officer's employment by the Company for any reason, other than for cause, disability or death, within 12 months following a Change in Control; or

  •
  resignation by the Executive Officer following a change in a material condition of the Executive Officer's employment in anticipation of a Change in Control or within 12 months following a Change in Control.

A Change in Control will occur upon:

  •
  the sale, transfer or other disposition of all or substantially all of the Company's assets;

  •
  a merger or consolidation in which the Company is not the surviving corporation;

  •
  a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock are converted into other property; or

  •
  the acquisition by any person, entity or group within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the beneficial ownership of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors.

        The Company is reviewing these agreements in light of the new requirements included in the American Jobs Creation Act of 2004 (the "Jobs Creation Act"); amendments to these agreements may be required by December 31, 2005 in order to comply with the Jobs Creation Act.

        Each of the Company's non-employee Directors has been granted options which provide for acceleration of vesting of that number of options which would have vested over the 12 month period following the date on which a Change in Control occurs.

Notwithstanding anything to the contrary set forth in any of our previous or future filings with the SEC that might incorporate this Proxy Statement, in whole or in part, the following report of the Compensation Committee and the Stock Performance Graph which follows shall not be deemed to be "soliciting materials" or "filed" or incorporated by reference in our filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

Membership and Role of the Compensation Committee

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of three (3) independent directors appointed by the Board of Directors. The Compensation Committee annually reviews and determines our executive compensation objectives and policies, administers our stock plans and grants stock options.

Executive Compensation Objectives and Practice

        The executive compensation program is designed to:

  •
  Attract and retain talented and productive executives;

  •
  Provide executives with competitive, but above-average, compensation that maintains a balance between cash and stock compensation; and

  •
  Align the interests of executive officers with our stockholders by putting a significant portion of total compensation at risk, tied to quarterly and annual revenue and profitability targets established by the Board.

Components of Executive Compensation

        The compensation program for executive officers consists of the following three components: base salary; quarterly and annual bonus; and long term incentive compensation, which has consisted of stock option grants.

        Base Salary.    It is our policy to set base salary levels competitively, but generally above-average, with selected corporations to which we compare our executive compensation. We select these corporations on the basis of a number of factors, such as their size, the nature of their businesses, the structure of their compensation programs and the availability of compensation information. Some of the corporations against which we compare our compensation are included in the indices used to compare the stockholder return in the Stock Performance Chart included in this Proxy Statement. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance, the individual's breadth of knowledge, performance and levels of responsibility. For fiscal year 2004, the Compensation Committee engaged the services of an independent professional compensation firm to assist in executive compensation planning. The Compensation Committee intends to re-evaluate the need to engage independent professional advice in setting compensation for 2006.

        For executive officers as a group, base salaries were increased by 0% to 17.5% for fiscal 2004 compared to fiscal 2003. The increases were due to individual performance and promotions, and the need to remain within the range of competitive salaries for comparable positions in comparable companies.

        Quarterly and Annual Bonus.    Our cash bonus program is designed to motivate executives to work effectively to achieve our financial performance goals and to reward them when those goals are achieved. Executives have the opportunity to earn quarterly and annual bonuses equal to a percentage of their base salary. In 2004, on an annual basis, these bonuses ranged from 30% of the executive's base salary to 75%, with the potential to receive up to 200% of the targeted bonus if certain "stretch" Company performance targets were attained. For fiscal 2004, these performance goals were profitability, which included reducing costs and improving margins, and revenue growth.

        Long-Term Incentive Compensation.    Historically, executive officers have been eligible for stock option grants and stock option grants were awarded in 2004. We believe that option grants give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. For fiscal year 2005, we intend to continue our stock option program.

        The Company adopted its Stock Option Plan in order to provide equity based performance incentives to its employees. The Stock Option Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase common stock to employees, directors and consultants. The Compensation Committee believes that the Stock Option Plan assists the Company in attracting, retaining and motivating officers and other employees. The grants are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and three years for non-employee Directors) encourages a long-term commitment to the Company by its executive officers and other optionees. The size of the option grant to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer.

Corporate Performance and Chief Executive Officer Compensation

        For the fiscal year ended December 31, 2004, Stephen K. Gartside, Jr., President and Chief Executive Officer of the Company received $235,000 in base salary and $145,000 in incentive performance bonus. The base salary of Mr. Gartside was increased 17.5% over base salary for the 2003 fiscal year. Mr. Gartside's annual base salary is based largely on competitive salaries, which the Compensation Committee believes are generally commensurate with Mr. Gartside's salary. Mr. Gartside's compensation plan provides for incentive compensation, based upon achievement of corporate revenue and profit goals established by the Board of Directors. That incentive compensation, which in 2004 was 75% of base salary, with the potential for additional bonus if certain Company "stretch" performance objectives were met, reflects the Compensation Committee's desire to closely equate the Chief Executive Officer's incentive compensation with achievement of corporate objectives. In fiscal 2004, Mr. Gartside received stock option grants for 100,000 shares of the Company's common stock.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interest of the Company.

Conclusion

        The Compensation Committee believes that the compensation programs of the Company and the administration of those programs well serve the interest of the Company's stockholders. These programs allow the Company to attract, retain and motivate exceptional management and technical talent and to compensate executives and other employees in a manner that reflects their contributions to both the short and long-term performance of the Company. The Company intends to continue to emphasize programs that it believes will positively affect stockholder value.

BY THE COMPENSATION COMMITTEE:

David J. Nicol
Brendan F. Reidy
Peter J. Skinner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Nicol, Reidy and Skinner served as members of the Compensation Committee of the Board of Directors during fiscal 2004. Mr. Nicol became a member of the Compensation Committee in March 2004. Mr. Reidy became a member of the Compensation Committee in October 2003. Mr. Skinner became a member of the Compensation Committee in November 2004. None of the members of the Compensation Committee were, at any time during fiscal 2004, nor at any other time, officers or employees of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG EVOLVING SYSTEMS, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

*
$100 invested on December 31, 1999 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Notwithstanding anything to the contrary set forth in any of our previous or future filings with the SEC that might incorporate this Proxy Statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be "soliciting materials" or "filed" or incorporated by reference in our filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

        As of the record date, the Audit Committee of the Board of Directors (the "Audit Committee") was composed of three (3) directors appointed by the Board of Directors. Each of the committee members, Mr. Nicol, Mr. Reidy and Mr. Warnecke, satisfies the independence and financial management expertise requirements of the Audit Committee Policy of the Nasdaq Stock Market, Inc. and Mr. Warnecke has been designated by the Board as the Audit Committee's "financial expert." For a description of Mr. Warnecke's relevant experience, please see his biographical information contained in Proposal 1 of this Proxy Statement. On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the "Charter"). A copy of the Charter was included with the Company's 2004 Proxy Statement. It can also be found on the Company's website, www.evolving.com, under "Investor Relations."

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee's primary responsibilities are to:

  (1)
  monitor the integrity of the Company's financial reporting process and the Company's systems of internal accounting and financial controls regarding finance, accounting and legal compliance;

  (2)
  monitor the independence and performance of the Company's independent registered public accounting firm;

  (3)
  provide an avenue of communication among the independent registered public accounting firm, management, and the Board of Directors;

  (4)
  pre-approve all audit and permitted non-audit services; and

  (5)
  develop procedures for receiving, on an anonymous basis, and responding to concerns about the Company's accounting and auditing practices.

        The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by the Company's Chief Financial Officer. The request must be specific as to the particular services to be provided, but may be either for specific services or a type of service for predictable or recurring services. The Audit Committee reviews the request and provides a response, in writing or via e-mail, to the Company's Chief Financial Officer. All of the services provided by the independent registered public accounting firm in 2003 and 2004 were pre-approved by the Audit Committee.

Review of Fiscal Year 2004 Financial Statements

        In connection with its review of the Company's Fiscal Year 2004 Financial Statements, the Audit Committee has:

  (1)
  reviewed and discussed the audited consolidated financial statements with management;

  (2)
  discussed with KPMG LLP, the Company's independent registered public accounting firm, the matters required to be disclosed by SAS 61 and SAS 90; and

  (3)
  received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 ("ISB 1") and discussed with KPMG LLP their independence.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2004 be included in the Company's 2004 Annual Report on Form 10-K.

        The following table sets forth information regarding fees for services rendered by KPMG LLP to the Company for the fiscal year ended December 31, 2004 and fees for services rendered by PricewaterhouseCoopers, the Company's previous independent registered public accounting firm, for the fiscal year ended December 31, 2003.

Types of Fees	Amount Billed by KPMG in 2004	Amount Billed by Pricewaterhouse- Coopers in 2004	Amount Billed by Pricewaterhouse- Coopers in 2003
Audit Fees	$225,000	$75,000	$167,640
Audit-Related Fees	$44,030	$2,469	$80,000
Tax Fees	$0	$135,525	$36,048
All Other Fees			$2,000
Due Diligence Services	$122,200
Fees related to Indian operations	$0
Total Fees	$391,230	$212,994	$285,688

        Audit-Related Fees were for services incurred in connection with the Company's acquisitions of CMS Communications, Inc., Telecom Software Enterprises and Tertio.

        Tax Fees were for services related to tax compliance, including the preparation of tax returns, tax planning and advice, tax advice related to mergers and acquisitions and tax advice related to the Company's establishment of an Indian subsidiary.

        All Other Fees were for all other services rendered by KPMG LLP for the year ended December 31, 2004 and by PricewaterhouseCoopers for the years ended December 31, 2003 and December 31, 2004, respectively.

        The 2003 audit of the Company's employee benefit plan was performed by the firm of Grant Thornton LLP for a fee of $10,013.

        Additionally, the Company engaged the firm BDO Stoy Hayward LLP to perform audit related services in connection with our acquisition of Tertio. Fees for this and the United Kingdom statutory audit of Tertio as of and for the year ended December 31, 2004 were $76,800.

        The Audit Committee has considered the nature of all non-audit services and, based upon discussions with KPMG LLP and review of the ISB 1 letter from KPMG LLP, the Committee believes that such services are compatible with maintaining the independent registered public accounting firm's independence.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

David J. Nicol
Brendan F. Reidy
Steve B. Warnecke

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change in Control Agreements

        Each of the Company's executives has entered into a Management Change in Control Agreement with the Company. Each agreement generally provides that upon a Qualified Termination (as defined below), the Company shall pay to the executive all amounts earned or accrued through the applicable termination date, including, without limitation, the executive's base salary, a prorated portion of any earned incentive compensation, compensation for unused paid time off, reimbursement for reasonable and necessary expenses incurred by the executive on behalf of the Company during the period ending on the applicable termination date. The Company also is obligated to provide certain insurance benefits during the executive's applicable severance period. Moreover, the Company has agreed to pay the executive an amount equal to 100% of his or her annual base salary, plus 100% of the executive's annual incentive target. In the case of George A. Hallenbeck, the Company has agreed to pay an amount equal to 200% of his annual base salary, plus 200% of his annual incentive target, payable over a 2 year period. In addition, immediately upon the occurrence of a Change of Control (as defined below) or a Qualified Termination, 50% or 100%, respectively, of the executive's unvested stock options shall vest. The Company also has agreed to reimburse the executive for any excise taxes payable as a result of executive's receipt of these payments. A Qualified Termination will occur upon any of the following:

  •
  termination of the executive's employment by the Company, without cause, as a result of the influence of a person or entity seeking to cause a Change in Control;

  •
  termination of the executive's employment by the Company for any reason, other than for cause, disability or death, within 18 months following a Change in Control; or

  •
  resignation by the executive following a change in a material condition of the executive's employment in anticipation of a Change in Control or within 18 months following a Change in Control.

        A Change in Control will occur upon:

  •
  the sale, transfer or other disposition of all or substantially all of the Company's assets;

  •
  a merger or consolidation in which the Company is not the surviving corporation;

  •
  a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock are converted into other property; or

  •
  the acquisition by any person, entity or group within the meaning of the Exchange Act of the beneficial ownership of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors.

        The Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its Directors and executives. Subject to the provisions of the Indemnification Agreements, the Company shall indemnify and advance expenses to such Directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

        The above-described Change in Control Agreements and Indemnification Agreements are provided as part of the compensation arrangements with the Company's executives, which is subject to approval of the Compensation Committee. Indemnification for Directors was approved by the Board of Directors and is part of the standard arrangement for all Company Directors. The Company believes that the terms of the transactions described above were no less favorable to the Company than would have been obtained from unaffiliated third parties. Any future transactions between the Company and any of its Officers, Directors or principal stockholders will be on terms no less favorable to the

Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

Tertio

        Mr. Skinner, a member of our Board of Directors, is a former partner (and current consultant) of Apax Partners Ltd., which is a principal shareholder of Tertio Telecoms Group, Ltd. Mr. Skinner is an investor in Apax and will benefit from the Tertio transaction as an investor of Apax.

FORWARD LOOKING STATEMENTS

        We caution you that certain information in this proxy statement contains, in addition to historical information, certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management's beliefs, as well as on assumptions made by management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements. When we use the words "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "plans," "seeks" or "continues," or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

        Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

        As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy and materials filed with the SEC at their Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as S-3 registration statements filed in connection with our acquisition of CMS Communications, Inc. and Tertio, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Governance and Nominating Committees, are available on our website and amendments to the Code of Business Conduct will be disclosed on our website. The address of our website ais www.evolving.com; however, the information found on our website is not part of this Proxy Statement.

        Our common stock is traded on the Nasdaq SmallCap Market under the symbol EVOL.

        You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.
9777 Mt. Pyramid Ct., Suite 100
Englewood, CO 80112
Attn: Anita T. Moseley, Secretary
(303) 802-1000

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in the Proxy Statement. This Proxy Statement incorporates by reference the Company's Periodic Report on Form 8-K/A filed with the SEC on January 18, 2005, which is attached to this Proxy Statement as Annex A, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is attached to this Proxy Statement as Annex B.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Anita T. Moseley Secretary

Annex A

Form 8-K/A filed with the SEC on January 18, 2005

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 November 2, 2004

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Explanatory Note: This Form 8-K/A amends the Form 8-K that Evolving Systems, Inc. filed on November 8, 2004 and Form 8-K/A filed on November 10, 2004, with regard to the acquisition of Tertio Telecoms, Ltd. ("Tertio"). In response to parts (a) and (b) of Item 9.01 of such Form 8-Ks, Evolving Systems stated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Form 8-K/A Amendment No. 2 is being filed to provide the required financial information.

        INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED BY EVOLVING SYSTEMS, INC. (THE "COMPANY") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REGARDING THE PROPOSALS RELATING TO THE TRANSACTIONS DESCRIBED HEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Proxy Statement (when available) and other documents to be filed by the Company at the SEC's web site at www.sec.gov. The Proxy Statement and such other documents may also be obtained from the Company by directing such request to Evolving Systems, Inc., Attn: Investor Relations, 9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112, Phone (303) 802-1000.

        The Company and certain other persons may be deemed to be participants in the solicitation of proxies of the holders of Company common stock to adopt the proposals relating to the transactions described herein. The participants in this solicitation may include the directors and executive officers of the Company. A detailed list of the names and interests of the Company's directors and executive officers is contained in the Company's definitive proxy statement filed on April 5, 2004, which may be obtained without charge at the SEC's web site at www.sec.gov.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Business Acquired.

        The required audited financial information of Tertio for the years ended December 31, 2003 and 2002 is included as Exhibit 99.2 and is hereby incorporated by reference.

        The required unaudited financial information of Tertio for the nine months ended September 30, 2004 and 2003 is included as Exhibits 99.3 and is hereby incorporated by reference.

(b)
Unaudited Pro Forma Financial Information.

        The required unaudited pro forma financial information of Tertio, Telecom Software Enterprises, LLC and Evolving Systems is included as Exhibit 99.4 and is hereby incorporated by reference.

(c)
Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
2.1*	Stock Purchase Agreement dated as of November 2, 2004, by and among Evolving Systems, Inc., Evolving Systems Holdings Limited, Tertio Telecoms Group, Ltd. and Tertio Telecoms, Ltd.
3.1*	Certificate of Designation for the Series B Convertible Preferred Stock
4.1*	Investor Rights Agreement dated as of November 2, 2004, by and between Evolving Systems, Inc. and Tertio Telecoms Group, Ltd.
4.2(a)*	Long-Term Senior Secured Note Agreement
4.2(b)*	Long-Term Senior Secured Note
4.3*	Short-Term Senior Secured Note
4.4*	Security Agreement
4.5*	Pledge Agreement
4.6*	Patent Security Agreement
4.7*	Trademark Security Agreement
23.1	Consent of BDO Stoy Hayward LLP, Independent Registered Public Accountants
99.1*	Press release dated November 2, 2004, "Evolving Systems Acquires UK-Based Tertio Telecoms, LTD."
99.2	Tertio Audited Financial Statements for the years ended December 31, 2003 and 2002
99.3	Tertio Unaudited Financial Statements for the nine months ended September 30, 2004 and 2003
99.4	Unaudited Pro Forma Combined Financial Statements

*
Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 10, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2005

Evolving Systems, Inc.
By:	/s/ BRIAN R. ERVINE Brian R. Ervine Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Stock Purchase Agreement dated as of November 2, 2004, by and among Evolving Systems, Inc., Evolving Systems Holdings Limited, Tertio Telecoms Group, Ltd. and Tertio Telecoms, Ltd.
3.1*	Certificate of Designation for the Series B Convertible Preferred Stock
4.1*	Investor Rights Agreement dated as of November 2, 2004, by and between Evolving Systems, Inc. and Tertio Telecoms Group, Ltd.
4.2(a)*	Long-Term Senior Secured Note Agreement
4.2(b)*	Long-Term Senior Secured Note
4.3*	Short-Term Senior Secured Note
4.4*	Security Agreement
4.5*	Pledge Agreement
4.6*	Patent Security Agreement
4.7*	Trademark Security Agreement
23.1	Consent of BDO Stoy Hayward LLP, Independent Registered Public Accountants.
99.1*	Press release dated November 2, 2004, "Evolving Systems Acquires UK-Based Tertio Telecoms, LTD."
99.2	Tertio Audited Financial Statements for the years ended December 31, 2003 and 2002
99.3	Tertio Unaudited Financial Statements for the nine months ended September 30, 2004 and 2003
99.4	Unaudited Pro Forma Combined Financial Statements

*
Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 10, 2004.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112082) and in the Registration Statements on Form S-8 (Nos. 333-103655, 333-89438, 333-61446, 333-82473, 333-60779 and 333-58285) of Evolving Systems, Inc. of our report dated 17 January, 2005, relating to the financial statements of Tertio Telecoms Ltd. as of, and for the years ending December 31, 2003 and 2002 which are included in this Current Report on Form 8-K/A of Evolving Systems, Inc.

/s/ BDO STOY HAYWARD LLP BDO Stoy Hayward LLP

Bromley, England
17 January, 2005

Exhibit 99.2

TERTIO TELECOMS LIMITED

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT
31 DECEMBER 2002
31 DECEMBER 2003

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Tertio Telecoms Limited
London, United Kingdom

We have audited the accompanying consolidated balance sheets of Tertio Telecoms Limited as of 31 December 2003 and 2002 and the related consolidated profit and loss accounts and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom and the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tertio Telecoms Limited as of 31 December 2003 and 2002 and the results of its operations and its cash flows the years then ended, in conformity with accounting principles generally accepted in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the years ended 31 December 2003 and 2002 to the extent summarised in Notes 27 and 28 of the financial statements.

BDO STOY HAYWARD LLP

Bromley, England
17 January 2005

GROUP PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER

	Notes	2003 £000	2002 £000
TURNOVER
Continuing operations		10,762	11,459
Discontinued operations		—	2,279

GROUP TURNOVER	2	10,762	13,738
Cost of sales	3	(2,662)	(4,590)

Gross profit		8,100	9,148
Administrative expenses	3	(7,256)	(8,620)
Other operating income	3	114	105

GROUP OPERATING PROFIT / (LOSS)
Continuing operations		958	633
Discontinued operations		—	(423)

GROUP OPERATING PROFIT	4	958	210
Discontinued operations:
Profit on sale of operations	5	—	8,210

PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION		958	8,420
Other interest receivable and similar income	6	77	32
Interest payable and similar charges	7	(1)	(5)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		1,034	8,447
Taxation on profit on ordinary activities	9	286	(26)

PROFIT FOR THE FINANCIAL YEAR		1,320	8,421

The notes on pages 6 to 19 form part of these accounts.

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE YEAR ENDED 31 DECEMBER

	2003 £000	2002 £000
Group profit for the financial year	1,320	8,421
Exchange difference on re-translation of net assets of subsidiary undertaking	10	31

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE YEAR	1,330	8,452

The notes on pages 6 to 19 form part of these accounts.

GROUP BALANCE SHEET
AT 31 DECEMBER

	Notes	2003 £000	2002 £000
FIXED ASSETS
Tangible assets	11	236	363

		236	363

CURRENT ASSETS
Debtors	13	8,653	8,935
Cash at bank and in hand		3,353	2,110

		12,006	11,045
CREDITORS: amounts falling due within one year	14	(3,925)	(4,419)

NET CURRENT ASSETS		8,081	6,626

TOTAL ASSETS LESS CURRENT LIABILITIES		8,317	6,989

CREDITORS: amounts falling due after more than one year	15	—	(2)

		8,317	6,987

CAPITAL AND RESERVES
Called up share capital	18	157	157
Share premium account	19	1,138	1,138
Other reserves	19	78	78
Profit and loss account	19	6,944	5,614

EQUITY SHAREHOLDERS' FUNDS		8,317	6,987

The notes on pages 6 to 19 form part of these accounts.

COMPANY BALANCE SHEET
AT 31 DECEMBER

	Notes	2003 £000	2002 £000
FIXED ASSETS
Tangible assets	11	231	358
Investments	12	16	16

		247	374

CURRENT ASSETS
Debtors	13	8,798	9,552
Cash at bank and in hand		2,873	935

		11,671	10,487
CREDITORS: amounts falling due within one year	14	(3,717)	(3,978)

NET CURRENT ASSETS		7,954	6,509

TOTAL ASSETS LESS CURRENT LIABILITIES		8,201	6,883

CREDITORS: amounts falling due after more than one year	15	—	(2)

		8,201	6,881

CAPITAL AND RESERVES
Called up share capital	18	157	157
Share premium account	19	1,138	1,138
Other reserves	19	78	78
Profit and loss account	19	6,828	5,508

EQUITY SHAREHOLDERS' FUNDS		8,201	6,881

The notes on pages 6 to 19 form part of these accounts.

NOTES TO THE ACCOUNTS
AT 31 DECEMBER 2003 and 2002

1.     ACCOUNTING POLICIES

Accounting convention

        The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

        The principal accounting policies are:

Basis of consolidation

        The group accounts consolidate the accounts of Tertio Telecoms Limited and its subsidiary undertaking drawn up to 31 December 2003 using the acquisition method of accounting. No profit and loss account is presented for Tertio Telecoms Limited as permitted by section 230 of the Companies Act 1985.

Statement of cash flows

        Exemption is taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

Turnover

        Turnover in respect of fixed price contracts is recognised as follows:

  i)
  90% by reference to the proportion of total contract costs incurred at the balance sheet date;

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

Tangible fixed assets and depreciation

        Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

Leasehold improvements	—	10% pa straight line basis or over term of lease if lower
Computer Hardware	—	33 1/3% pa straight line basis
Computer Software	—	Straight line, over three years or less, depending on nature of software
Fixtures, fittings and equipment	—	20% pa straight line basis

        The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Leasing and hire purchase commitments

        Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the company, and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The capital elements of future obligations under the leases and hire purchase contracts are included as liabilities in the balance sheet.

        The interest elements of the rental obligations are charged in the profit and loss account over the periods of the leases and hire purchase contracts and represent a constant proportion of the balance of capital repayments outstanding.

        Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

Investments

        Fixed asset investments are stated at cost less provision for impairment in value.

Stocks

        Stocks are valued at the lower of cost and net realisable value.

Long-term contracts

        Amounts recoverable on long term contracts, which are included in debtors, are stated at the net sale value of the work done after provision for contingencies and anticipated future losses on contracts, less amounts received as progress payments on account. Progress payments received in advance are included in creditors as payments on account.

Research and development

        Research and development expenditure is written off as incurred.

Deferred taxation

        Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date except that:

        —the recognition of deferred tax assets is limited to the extent that the company anticipates to make sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.

        Deferred tax balances are not discounted.

Foreign currencies

        Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

        Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date and any differences are taken to the profit and loss account.

        The results of overseas operations are translated at the average rates of exchange during the year, and their balance sheets translated into sterling at the rates of exchange at the balance sheet date. Exchange differences which arise from translation of the opening net assets and results of foreign subsidiary undertakings, and from translating the profit and loss account at an average rate are taken to reserves.

Pensions

        The pension costs charged in the accounts represent the contributions payable by the company during the year in accordance with SSAP 24.

2.     TURNOVER

        Turnover, which is stated net of value added tax, represents amounts invoiced to third parties, except in respect of fixed price long-term contracts where turnover represents the sales value of work done in the year, including estimates in respect of amounts not invoiced. Turnover in respect of fixed price long-term contracts is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for the contract. Turnover is attributable to one continuing principal activity and the split between turnover, by destination, in the United Kingdom and outside the United Kingdom is shown below.

	Continuing		Discontinued		Total
	2003 £000	2002 £000	2003 £000	2002 £000	2003 £000	2002 £000
United Kingdom	5,792	6,675	—	2,151	5,792	8,826
Europe	3,442	3,753	—	99	3,442	3,852
Rest of World	1,528	1,031	—	29	1,528	1,060

	10,762	11,459	—	2,279	10,762	13,738

3.     COST OF SALES AND OPERATING EXPENSES

	Continuing		Discontinued		Total
	2003 £000	2002 £000	2003 £000	2002 £000	2003 £000	2002 £000
Cost of sales	2,662	3,168	—	1,422	2,662	4,590
Administrative expenses	7,256	7,763	—	1,280	7,256	9,043
Other operating income	114	105	—	—	114	105

4.     OPERATING PROFIT

        This is stated after charging:

	2003 £000	2002 £000
Auditors' remuneration — audit fees	14	14
— other	14	34
Depreciation of owned fixed assets	208	336
Depreciation of assets held under finance leases and hire purchase contracts	19	37
Operating lease rentals — plant and machinery	34	36
1; land and buildings	505	609
Research and development costs	1,748	1,852
Reorganisation Costs	181	359

5.     EXCEPTIONAL ITEMS AND REORGANISATION COSTS

        Work commenced in 2001 on demerging the company into two distinct operating entities, which was completed on 31 May 2002. As part of the demerger, the Service Management Solutions division was sold by Tertio Telecoms Limited for a profit. Costs incurred in this project were borne by Tertio Holdings Limited, the holding company of Tertio Telecoms Limited until the demerger.

6.     OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

	2003 £000	2002 £000
Bank interest	77	32

7.     INTEREST PAYABLE AND SIMILAR CHARGES

	2003 £000	2002 £000
Finance charges payable under finance leases and hire purchase contracts	1	5

	1	5

8.     EMPLOYEES

        Employee costs:

	2003 £000	2002 £000
Wages and salaries	5,292	7,073
Social security costs	631	826
Other pension costs	195	232

	6,118	8,131

        The average monthly number of employees (including directors) during the year was as follows:

	2003 No.	2002 No.
Administrative staff	14	16
Operational staff	96	133

	110	149

9.     TAXATION

Analysis of charge in period

	2003 £000	2002 £000
Current Tax
UK corporation tax on profits of the period	34	—
Research & development tax credit received	(322)
Overseas taxation	14	26
Overseas taxation overprovided in previous years	(12)	—

Tax on profit on ordinary activities	(286)	26

        There are no deferred tax balances

Reconciliation of tax charge

        The tax assessed for the year is lower than the standard rate of corporation tax in the UK. The differences are explained below:

	2003 £000	2002 £000
Profit / (loss) on ordinary activities before tax	1,034	8,449

Profit / (loss) on ordinary activities at the standard rate of corporation tax in the UK of 30% (2002—30%)	310	2,535
Tax effects of:
Income not subject to UK tax	12	(2,471)
Expenses not deductible for tax purposes	10	5
Depreciation for year in excess of capital allowances	5	6
Higher rate tax on overseas earnings	—	6
Other timing differences	(9)	(9)
Research & Development expenditure	(178)	(46)
Research & development tax credits received	(322)	—
Utilisation of profits brought forward	(95)	—
Overprovision in prior period	(12)	—
Marginal relief	(7)	—

Current tax charge for the year	(286)	26

10.   RESULT ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY

        In accordance with the exemption allowed by section 230 (1b) of the Companies Act 1985 the company's profit and loss account has not been shown. The profit dealt with in the accounts of the parent company was £1,320,259 (2002—£8,383,175).

11.   TANGIBLE FIXED ASSETS

Group

	Leasehold improvements £000	Computer hardware and software £000	Fixtures, fittings and equipment £000	Total £000
Cost:
At 1 January 2003	386	1,282	280	1,948
Additions	1	95	4	100

At 31 December 2003	387	1,377	284	2,048

Depreciation:
At 1 January 2003	203	1,159	223	1,585
Provided during the year	69	130	28	227

At 31 December 2003	272	1,289	251	1,812

Net book value:
At 31 December 2003	115	88	33	236

At 31 December 2002	183	123	57	363

Company
Cost:
At 1 January 2003	386	1,276	275	1,937
Additions	1	91	1	93

At 31 December 2003	387	1,367	276	2,030

Depreciation:
At 1 January 2003	203	1,155	221	1,579
Provided during the year	69	125	26	220

At 31 December 2003	272	1,280	247	1,799

Net book value:
At 31 December 2003	115	87	29	231

At 31 December 2002	183	121	54	358

        The net book value of computer hardware and software above (group and company) includes an amount of £nil (2002—£19,251) in respect of assets held under finance leases and hire purchase contracts.

12.   INVESTMENTS

Company

£000
Cost:
At 1 January 2003 and 31 December 2003	16

        The investment is not listed.

        Details of the investments in which the company holds 20% or more of the nominal value of any class of share capital are as follows:

Name of company	Country of incorporation	Holding	Provision of voting rights and shares held	Nature of business
Tertio Telecoms GmbH (formerly Tertio Telecoms Deutschland GmbH)	Germany	Share of €25,000	100%	Software consultants, systems integrators and designers

13.   DEBTORS

	Group		Company
	2003 £000	2002 £000	2003 £000	2002 £000
Trade debtors	1,798	2,490	1,687	2,343
Amounts recoverable on long-term contracts	111	429	111	429
Corporation tax	20	6	14	6
Other debtors	80	56	78	54
Prepayments and accrued income	1,038	339	1,006	316
Amounts owed by group undertakings	5,606	5,615	5,902	6,404

	8,653	8,935	8,798	9,552

        All amounts shown under debtors fall due for payment within one year.

14.   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	Group		Company
	2003 £000	2002 £000	2003 £000	2002 £000
Obligations under finance leases and hire purchase contracts	2	15	2	15
Payments on account	343	215	247	43
Trade creditors	178	197	163	188
Current corporation tax	34	31	34	—
Other taxes and social security costs	332	501	264	341
Other creditors	29	28	29	28
Accruals and deferred income	3,007	3,432	2,978	3,363

	3,925	4,419	3,717	3,978

15.   CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

	Group		Company
	2003 £000	2002 £000	2003 £000	2002 £000
Obligations under finance leases and hire purchase contracts	—	2	—	2

	—	2	—	2

16.   OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

        Amounts due under finance leases and hire purchase contracts

Group and company

	2003 £000	2002 £000
Amounts payable:
Within one year	2	15
In two to five years	—	2

	2	17

17.   PROVISIONS FOR LIABILITIES AND CHARGES

        The Company had no provided or unprovided deferred tax liability at the period end.

18.   SHARE CAPITAL

	Authorised
	2003 No.	2002 No.	2003 £000	2002 £000
Ordinary shares of 5p each	4,000,000	4,000,000	200	200
New Ordinary shares of 5p each	2,000,000	2,000,000	100	100
Deferred Ordinary shares of 5p each	2,000,000	2,000,000	100	100
Ordinary 'B' shares of £1 each	90,000	90,000	90	90
Ordinary redeemable shares of £1 each	10,000	10,000	10	10

	8,100,000	8,100,000	500	500

	Allotted, called up and fully paid
	2003 No.	2002 No.	2003 £000	2002 £000
Ordinary shares of 5p each	1,488,205	1,488,205	74	74
New Ordinary shares of 5p each	180,703	180,703	9	9
Deferred Ordinary shares of 5p each	1,475,104	1,475,104	74	74
Ordinary 'B' shares of £1 each	—	—	—	—
Ordinary redeemable shares of £1 each	—	—	—	—

	3,144,012	3,144,012	157	157

19.   RECONCILIATION OF SHAREHOLDERS' FUNDS AND MOVEMENTS ON RESERVES

Group

	Share capital £000	Share premium account £000	Other reserves £000	Profit and loss account £000	Total £000
At 1 January 2002	157	1,138	78	(2,838)	(1,465)
Exchange differences on retranslation of net assets of subsidiary undertaking	—	—	—	31	31
Profit for the year	—	—	—	8,421	8,421

At 1 January 2003	157	1,138	78	5,614	6,987
Exchange differences on retranslation of net assets of subsidiary undertaking	—	—	—	10	10
Profit for the year	—	—	—	1,320	1,320

At 31 December 2003	157	1,138	78	6,944	8,317

Company

	Share capital £000	Share premium account £000	Other reserves £000	Profit and loss account £000	Total £000
At 1 January 2002	157	1,138	78	(2,875)	(1,502)
Profit for the year	—	—	—	8,383	8,383

At 1 January 2003	157	1,138	78	5,508	6,881
Profit for the year	—	—	—	1,320	1,320

At 31 December 2003	157	1,138	78	6,828	8,201

20.   PENSION COMMITMENTS

        The group makes contributions into employees' individual personal pension schemes. The assets of the employees' personal pension schemes are held separately from those of the company in a series of independently administered funds. The pension cost charge represents contributions payable by the company into the employees' individual personal pension schemes and amounted to £211,045 (2002—£247,252).

21.   OTHER FINANCIAL COMMITMENTS

        At 31 December 2003 the group had annual commitments under non-cancellable operating leases as set out below:

Group

	2003 £000	Land and buildings 2002 £000	2003 £000	Other 2002 £000
Operating leases which expire:
within one year	39	—	5	3
in two to five years	318	358	6	6
over five years	140	140	—	—

	497	498	11	9

Company

	2003 £000	Land and buildings 2002 £000	2003 £000	Other 2002 £000
Operating leases which expire:
within one year	—	—	5	3
in two to five years	318	324	6	6
over five years	140	140	—	—

	458	464	11	9

22.   CAPITAL COMMITMENTS

        There were no capital commitments or authorisations at 31 December 2003 (2002—nil).

23.   ULTIMATE CONTROLLING PARTY

        The directors consider the ultimate controlling party to be Tertio Telecoms Group Limited. It has included the company in its group accounts, copies of which are available from its registered office: One Angel Square, Torrens Street, London EC1V 1PL.

24.   RELATED PARTY TRANSACTIONS

        Exemption has been taken under Section 3(c) of FRS 8 Related Party Transactions from the requirement to disclose transactions with Tertio Telecoms Group Limited.

25.   CONTINGENT LIABILITIES

        There is an unlimited intercompany guarantee in place between Tertio Telecoms Limited and its parent company, Tertio Telecoms Group Limited.

26.   SUBSEQUENT EVENTS

        On 1 November 2004, the group headed by Tertio Telecoms Limited was acquired by Evolving Systems, Inc., a company incorporated in the United States of America. From this date, Evolving Systems, Inc. became the immediate and ultimate parent company of the group.

27.   RECONCILIATION TO US GAAP

        The accompanying group financial statements are presented in accordance with UK GAAP, which differ in certain significant respects from US GAAP. The significant differences that affect net income and net investment of the business are set forth below:

		Year ended
	Note	31 December 2003 £000	31 December 2002 £000
Reconciliation of net income from UK GAAP to US GAAP:
Net income as reported in the group profit and loss account under UK GAAP		1,320	8,421
Revenue recognition	(a)	(11)	94
Holiday pay	(b)	6	(43)

Net income as reported in accordance with US GAAP before tax effect		1,315	8,472
Tax effect of US GAAP adjustments		1	(17)

Net income in accordance with US GAAP		1,316	8,455

		Year ended
	Note	31 December 2003 £000	31 December 2002 £000
Reconciliation of net investment from UK GAAP to US GAAP:
Net investment as reported in the in the group balance sheet under UK GAAP		8,317	6,987
Revenue recognition	(a)	147	158
Holiday pay	(b)	(45)	(51)

Net investment in accordance with US GAAP before tax effect		8,419	7,094
Tax effect of US GAAP adjustments		(31)	(32)

Net investment in accordance with US GAAP		8,388	7,062

(a)
Revenue recognition

        As permitted by UK GAAP, the group has accounted for turnover in respect of fixed price contracts as follows:

  i)
  90% of turnover is recognised by reference to the proportion of total contract costs incurred at the balance sheet date; and

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

        Under US GAAP, revenue is recognised in accordance with Statements of Position ("SOP'), 97-2, "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions." In addition the group has adopted Staff Accounting Bulletin, or SAB, No. 104, "Revenue Recognition," which provides further interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. The group derives revenue from licence fees and services under the terms of both fixed-price and time-and-materials contracts. Licence fees and related services revenue consists of revenue from contracts involving software products and related services. Other services revenue consists of revenue from custom software development, systems integration of third party products, annual maintenance and support contracts, professional services and training.

        Licence fees and related services revenue is generated from fixed-price contracts that provide for both licences and services. Revenue under these arrangements, where the services are essential to the functionality of the delivered software, is recognized using the percentage-of-completion method of accounting, in accordance with SOP 81-1, "Accounting for Long-Term Construction Type Contracts". The percentage of completion for each contract is determined based on the ratio of total costs to date to total estimated contract costs. Amounts billed in advance of services being performed are recorded as unearned revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of the fixed-price contracts and all such amounts are expected to be billed and collected during the succeeding 12 months.

        In arrangements where the services are not essential to the functionality of the delivered software, licence revenue is recognised when a licence agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Where applicable, fees from multiple element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence ("VSOE") of fair value exists. If VSOE does not exist, fees from such arrangements are deferred until the earlier of the date that VSOE does exist or all of the elements are delivered.

        Services revenue provided under fixed-price contracts is generally recognised using the percentage-of-completion method of accounting described above. Revenue from professional services provided pursuant to time-and-materials contracts and training are recognised as the services are performed.

        Annual customer support and maintenance revenue is recognised rateably over the service period, which is generally 12 months. When maintenance or training services are bundled with the original licence fee arrangement, their fair value is deferred and recognised during the periods such services are provided.

        The group may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss.

(b)
Holiday pay

        Under UK GAAP there is no specific requirement to provide for outstanding holiday pay and no provision has historically been made.

        Under US GAAP, FAS 43 "Accounting for Compensated Absences", requires employers to recognise an obligation for employees' rights to receive compensation for future absences including outstanding holiday pay.

28.   CASH FLOW STATEMENTS

        The principal difference between UK GAAP cash flow statements (under Financial Reporting Standard 1 (revised 1996) "Cash Flow Statements" (FRS 1 revised)) and US GAAP cash flow statements (Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" (SFAS 95)) is in respect of classification. Under UK GAAP, cash flows are presented separately for operating activities, dividends from joint ventures and associates, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP only requires three categories of cash flow activity being operating, investing and financing.

        Cash flows arising from dividends from joint ventures and associates (unconsolidated affiliates), taxation and returns on investments and servicing on finance under UK GAAP would be included as operating activities under US GAAP. Capital expenditures and financial investments would be included as investing activities under US GAAP and equity dividends paid would be classified as a financing activity under US GAAP.

        Exemption has been taken from the requirements of FRS 1 (revised) by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

        A cash flow statement under US GAAP is as follows:

	Year ended
	31 December 2003	31 December 2002
	£000	£000
Cash flows from operating activities:
Net income	1,316	8,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	227	373
Profit on disposal of assets	—	(8,210)
Change in operating assets and liabilities:
Accounts receivable	1,072	1,090
Other receivables	(737)	1,285
Due from group undertakings	9	(100)
Inventories	—	25
Accounts payable	109	(1,684)
Accrued expenses and other liabilities	1	(27)
Unearned revenue	(492)	(18)
Payroll taxes payable	(169)	(545)
Income taxes payable	22	(43)

Net cash provided by operating activities	1,358	601

Cash flows from investing activities:
Purchase of property and equipment	(100)	(42)
Proceeds from sale of property and equipment	—	227

Net cash (used in)/provided by investing activities	(100)	199

Cash flows from financing activities:
Capital lease obligations	(15)	(46)

Net increase in cash and cash equivalents	1,243	754
Cash and cash equivalents at the beginning of the year under US GAAP	2,110	1,356

Cash and cash equivalents at the end of the year under US GAAP	3,353	2,110

Supplemental disclosure of other cash and non-cash financing transactions:
Interest paid	1	5
Interest received	(77)	(32)
Income taxes (received)/paid	(289)	71

Exhibit 99.3

TERTIO TELECOMS LIMITED

FINANCIAL STATEMENTS
30 SEPTEMBER 2003
30 SEPTEMBER 2004

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004 AND 2003

Unaudited Group Profit and Loss Account	A-29
Unaudited Group Statement of Total Recognised Gains and Losses	A-30
Unaudited Group Balance Sheet	A-31
Unaudited Notes to the Accounts	A-32

UNAUDITED GROUP PROFIT AND LOSS ACCOUNT
FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004

	Notes	2004 £000	2003 £000
Turnover	2	9,530	7,606
Cost of sales		(2,592)	(2,001)

Gross profit		6,938	5,605
Administrative expenses		(5,253)	(5,260)
Other operating income		—	93

Operating profit		1,685	438
Other interest receivable and similar income		90	62
Interest payable and similar charges		(7)	—

Profit on ordinary activities before taxation		1,768	500
Taxation on profit on ordinary activities		(48)	131

Profit for the period		1,720	631

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004

	2004 £000	2003 £000
Group profit for the financial year	1,720	631
Exchange difference on retranslation of net assets of subsidiary undertaking	(76)	27

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE PERIOD	1,644	658

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED GROUP BALANCE SHEET
AT 30 SEPTEMBER 2004

	Notes	2004 £000	2003 £000
FIXED ASSETS
Tangible assets		489	269

CURRENT ASSETS
Debtors		8,865	8,277
Cash at bank and in hand		5,116	2,396

		13,981	10,673
CREDITORS: amounts falling due within one year		(4,509)	(3,312)

NET CURRENT ASSETS		9,472	7,361

TOTAL ASSETS LESS CURRENT LIABILITIES		9,961	7,630

CAPITAL AND RESERVES
Called up share capital		157	157
Share premium account		1,138	1,138
Other reserves		78	78
Profit and loss account		8,588	6,257

EQUITY SHAREHOLDERS' FUNDS		9,961	7,630

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED NOTES TO THE ACCOUNTS
AT 30 SEPTEMBER 2004

1.     ACCOUNTING POLICIES

Accounting convention

        The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

        The principal accounting policies are:

Basis of consolidation

        The group accounts consolidate the accounts of Tertio Telecoms Limited and its subsidiary undertaking drawn up to 30 September 2004 using the acquisition method of accounting. No profit and loss account is presented for Tertio Telecoms Limited as permitted by section 230 of the Companies Act 1985.

Statement of cash flows

        Exemption is taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

Turnover

        Turnover in respect of fixed price contracts is recognised as follows:

  i)
  90% by reference to the proportion of total contract costs incurred at the balance sheet date;

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

Tangible fixed assets and depreciation

        Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

Leasehold improvements	—	10% pa straight line basis or over term of lease if lower
Computer Hardware	—	33 1/3% pa straight line basis
Computer Software	—	Straight line, over three years or less, depending on nature of software
Fixtures, fittings and equipment	—	20% pa straight line basis

        The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Leasing and hire purchase commitments

        Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the company, and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The capital elements of future obligations under the leases and hire purchase contracts are included as liabilities in the balance sheet.

        The interest elements of the rental obligations are charged in the profit and loss account over the periods of the leases and hire purchase contracts and represent a constant proportion of the balance of capital repayments outstanding.

        Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

Investments

        Fixed asset investments are stated at cost less provision for impairment in value.

Stocks

        Stocks are valued at the lower of cost and net realisable value.

Long-term contracts

        Amounts recoverable on long term contracts, which are included in debtors, are stated at the net sale value of the work done after provision for contingencies and anticipated future losses on contracts, less amounts received as progress payments on account. Progress payments received in advance are included in creditors as payments on account.

Research and development

        Research and development expenditure is written off as incurred.

Deferred taxation

        Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date except that:

        —the recognition of deferred tax assets is limited to the extent that the company anticipates to make sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.

        Deferred tax balances are not discounted.

Foreign currencies

        Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

        Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date and any differences are taken to the profit and loss account.

        The results of overseas operations are translated at the average rates of exchange during the year, and their balance sheets translated into sterling at the rates of exchange at the balance sheet date. Exchange differences which arise from translation of the opening net assets and results of foreign subsidiary undertakings, and from translating the profit and loss account at an average rate are taken to reserves.

Pensions

        The pension costs charged in the accounts represent the contributions payable by the company during the year in accordance with SSAP 24.

2.     TURNOVER

        Turnover, which is stated net of value added tax, represents amounts invoiced to third parties, except in respect of fixed price long-term contracts where turnover represents the sales value of work done in the year, including estimates in respect of amounts not invoiced. Turnover in respect of fixed price long-term contracts is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for the contract. Turnover is attributable to one continuing principal activity and the split between turnover, by destination, in the United Kingdom and outside the United Kingdom is shown below.

	2004 £000	2003 £000
United Kingdom	5.207	3,345
Europe	3.246	2,802
Rest of World	1,077	1,459

	9,530	7,606

3.     TAXATION

Analysis of charge in period

	2004 £000	2003 £000
Current Tax
UK corporation tax on profits of the period	112	(60)
Research & development tax credit received	—	(71)
Overseas taxation	(64)	—

Tax on profit on ordinary activities	48	(131)

        There are no deferred tax balances

Reconciliation of tax charge

        The tax assessed for the year is lower than the standard rate of corporation tax in the UK. The differences are explained below:

	2004 £000	2003 £000
Profit/(loss) on ordinary activities before tax	1,768	500

Profit/(loss) on ordinary activities at the standard rate of corporation tax in the UK of 30% (2003 - 30%)	530	150
Tax effects of:
Income not subject to UK tax	—	6
Expenses not deductible for tax purposes	13	5
Depreciation for year in excess of capital allowances	(5)	2
Higher rate tax on overseas earnings	(64)	—
Other timing differences	(33)	(9)
Research & Development expenditure	(135)	(132)
Research & development tax credits received	—	(71)
Utilisation of profits brought forward	(265)	(63)
Under provision in prior period	7	(12)
Marginal relief	—	(7)

Current tax charge/(credit) for the period	48	(131)

4.     RECONCILIATION TO US GAAP

        The accompanying unaudited group financial statements are presented in accordance with UK GAAP, which differ in certain significant respects from US GAAP. The significant differences that affect net income and net investment of the business are set forth below:

		Nine months ended
	Note	30 September 2004 £000	30 September 2003 £000
Reconciliation of net income from UK GAAP to US GAAP:
Net income as reported in the group profit and loss account under UK GAAP		1,720	631
Revenue recognition	(a)	135	(25)
Holiday pay	(b)	11	13

Net income in accordance with US GAAP		1,866	619
Tax effect of US GAAP adjustments		(43)	3

Net income in accordance with US GAAP		1,823	622

		Nine months ended
	Note	30 September 2004 £000	30 September 2003 £000
Reconciliation of net investment from UK GAAP to US GAAP:
Net investment as reported in the in the group balance sheet under UK GAAP		9,961	7,630
Revenue recognition	(a)	282	133
Holiday pay	(b)	(34)	(38)

Net investment in accordance with US GAAP		10,209	7,725
Tax effect of US GAAP adjustments		(74)	(29)

Net investment in accordance with US GAAP		10,135	7,696

  (a)
  Revenue recognition

        As permitted by UK GAAP, the group has accounted for turnover in respect of fixed price contracts as follows:

  i)
  90% of turnover is recognised by reference to the proportion of total contract costs incurred at the balance sheet date; and

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

        Under US GAAP, revenue is recognised in accordance with Statements of Position ("SOP'), 97-2, "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions." In addition the group has adopted Staff Accounting Bulletin, or SAB, No. 104, "Revenue Recognition," which provides further interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. The group derives revenue from licence fees and services under the terms of both fixed-price and time-and-materials contracts. Licence fees and related services revenue consists of revenue from contracts involving software products and related services. Other services revenue consists of revenue from custom software development, systems integration of third party products, annual maintenance and support contracts, professional services and training.

        Licence fees and related services revenue is generated from fixed-price contracts that provide for both licences and services. Revenue under these arrangements, where the services are essential to the functionality of the delivered software, is recognized using the percentage-of-completion method of accounting, in accordance with SOP 81-1, "Accounting for Long-Term Construction Type Contracts". The percentage of completion for each contract is determined based on the ratio of total costs to date to total estimated contract costs. Amounts billed in advance of services being performed are recorded as unearned revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of the fixed-price contracts and all such amounts are expected to be billed and collected during the succeeding 12 months.

        In arrangements where the services are not essential to the functionality of the delivered software, licence revenue is recognised when a licence agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Where applicable, fees from multiple element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence ("VSOE") of fair value exists. If VSOE does not exist, fees from such arrangements are deferred until the earlier of the date that VSOE does exist or all of the elements are delivered.

        Services revenue provided under fixed-price contracts is generally recognised using the percentage-of-completion method of accounting described above. Revenue from professional services provided pursuant to time-and-materials contracts and training are recognised as the services are performed.

        Annual customer support and maintenance revenue is recognised rateably over the service period, which is generally 12 months. When maintenance or training services are bundled with the original licence fee arrangement, their fair value is deferred and recognised during the periods such services are provided.

        The group may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss.

  (b)
  Holiday pay

        Under UK GAAP there is no specific requirement to provide for outstanding holiday pay and no provision has historically been made.

        Under US GAAP, FAS 43 "Accounting for Compensated Absences", requires employers to recognise an obligation for employees' rights to receive compensation for future absences including outstanding holiday pay.

5.     CASH FLOW STATEMENTS

        The principal difference between UK GAAP cash flow statements (under Financial Reporting Standard 1 (revised 1996) "Cash Flow Statements" (FRS 1 revised)) and US GAAP cash flow statements (Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" (SFAS 95)) is in respect of classification. Under UK GAAP, cash flows are presented separately for operating activities, dividends from joint ventures and associates, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP only requires three categories of cash flow activity being operating, investing and financing.

        Cash flows arising from dividends from joint ventures and associates (unconsolidated affiliates), taxation and returns on investments and servicing on finance under UK GAAP would be included as operating activities under US GAAP. Capital expenditures and financial investments would be included as investing activities under US GAAP and equity dividends paid would be classified as a financing activity under US GAAP.

        Exemption has been taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

        A cash flow statement under US GAAP is as follows:

	Nine months ended
	30 September 2004 £000	30 September 2003 £000
Cash flows from operating activities:
Net income	1,823	622
Depreciation	142	194
Change in operating assets and liabilities:
Accounts receivable	(420)	702
Other receivables	210	(44)
Due from group undertakings	(2)	—
Accounts payable	(108)	(256)
Accrued expenses and other liabilities	1,127	609
Unearned revenue	(530)	(1,350)
Payroll taxes payable	(137)	(298)
Income taxes payable	55	219

Net cash provided by operating activities	2,160	398
Cash flows from investing activities:
Purchase of property and equipment	(395)	(100)

Cash flows from financing activities:
Capital lease obligations	(2)	(12)

Increase in cash and cash equivalents	1,763	286
Cash and cash equivalents at the beginning of the year under US GAAP	3,353	2,110

Cash and cash equivalents at the end of the year under US GAAP	5,116	2,396

Supplemental disclosure of other cash and non-cash financing transactions:
Interest paid	7	—
Interest received	(90)	(62)
Income taxes paid/(received)	36	(353)

6.     SUBSEQUENT EVENTS

        On 1 November 2004, the group headed by Tertio Telecoms Limited was acquired by Evolving Systems, Inc., a company incorporated in the United States of America. From this date, Evolving Systems, Inc. became the immediate and ultimate parent undertaking of the group.

Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma combined financial statements give effect to the completed acquisitions of Tertio Telecoms, Ltd., ("Tertio") and Telecom Software Enterprises, LLC ("TSE") by Evolving Systems, Inc. ("Evolving Systems").

        On November 2, 2004, the Company acquired privately held, United Kingdom-based Tertio. Total consideration in accordance with generally accepted accounting principles ("GAAP") for Tertio approximated $40.0 million, consisting of $11.0 million in cash, approximately $15.9 million in seller-financed notes, approximately $11.3 million in convertible preferred stock and approximately $1.8 million in estimated transaction-related costs. Such valuation reflects a revision to our original estimates described in our previously filed Form 8-K and 8-K/A on November 8 and November 10, 2004, respectively. The acquisition will be treated as a purchase business combination and Tertio's results of operations will be combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and Tertio operate on a calendar year.

        On October 15, 2004, the Company acquired privately-held TSE. Total GAAP consideration for TSE approximated $2.4 million, consisting of $2.4 million in cash and a note payable and approximately $55,000 in transaction-related costs. $1.5 million was paid at closing and the balance of the purchase price of approximately $889,000 is due and payable on March 31, 2005. The Company agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1 million may be paid through the year 2011 if certain specified sales of TSE products occur. The acquisition will be treated as a purchase business combination and the results of TSE's operations will be combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and TSE operate on a calendar year.

        The unaudited pro forma combined balance sheet gives effect to the acquisitions as if they both occurred on September 30, 2004. The final purchase price allocations will be based on the Tertio closing balance sheet as of November 2, 2004 and TSE's closing balance sheet as of October 15, 2004. The unaudited pro forma combined balance sheet reflects the Tertio purchase price of $11.0 million in cash, approximately $15.9 million in seller-financed notes, approximately $11.3 million in convertible preferred stock and approximately $1.8 million in estimated transaction-related costs and the TSE purchase price of $1.5 million in cash and $889,000 in a short-term note that is due on March 31, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems, Tertio and TSE for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2003.

        The unaudited pro forma combined statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004, combines the historical results for Evolving Systems, Tertio and TSE for the respective periods, as if the acquisitions had occurred on January 1, 2003.

        The unaudited pro forma combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined statements of operations are presented for illustrative purposes and do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma combined financial statements, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes of Evolving Systems in the Company's annual report on

Form 10-K and quarterly reports on Form 10-Q and with the Tertio historical financial statements and related notes included in this Form 8-K. The historical financial statements and related notes of TSE are not presented in this Form 8-K/A since they fall below the significant subsidiary tests set forth in S-X Rule 1-02 (w).

        The historical financials statements of Tertio have been prepared in accordance with United Kingdom ("UK") GAAP. For the purpose of presenting the unaudited pro forma combined financial statements, the financial statements have been adjusted to conform with accounting policies under US GAAP. In addition, certain reclassifications have been made to the historical financial statements of Tertio to conform with Evolving Systems' presentation under US GAAP.

        The historical financial statements of Tertio were presented in pounds sterling (£). For the purpose of presenting the unaudited pro forma combined financial statements, the statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003, have been translated into US dollars using the average daily closing rate for each of the periods presented. The unaudited balance sheet of Tertio as of September 30, 2004 has been translated from pounds sterling into US dollars using the closing rate on September 30, 2004.

        The unaudited pro-forma financial statements of Evolving Systems include pro-forma adjustments related to the acquisition of CMS Communications, Inc. ("CMS") that occurred on November 3, 2003. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems and CMS for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2002.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

SEPTEMBER 30, 2004

(in thousands)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$20,692	$80	$9,206	$(1,500	)(B)
				(11,000	)(I)
				(4,576	)(M)	$12,902
Current portion of restricted cash	100	—	—	—		100
Contract receivables, net	2,209	—	4,191	—		6,400
Unbilled work-in-progress	31	—	411	578	(L)	1,020
Prepaid and other current assets	1,167	12	1,258	—		2,437

Total current assets	24,199	92	15,066	(16,498)		22,859
Property and equipment, net	1,851	34	881	—		2,766
Due from Tertio Telecoms Group, LTD	—	—	10,091	(2,656	)(O)
				(7,435	)(P)	—
Goodwill	6,955	—	—	1,095	(A)
				26,090	(H)	34,140
Intangible assets, net	3,199	—	—	1,635	(A)
				15,118	(H)	19,952
Long-term restricted cash	400	—	—	—		400

Total assets	$36,604	$126	$26,038	$17,349		$80,117

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations	$31	$—	$—	$—		$31
Accounts payable and accrued liabilities	2,739	32	3,540	189	(C)
				1,795	(K)	8,295
Dividend payable to Tertio Telecoms Group, LTD (sellers)	—	—	—	2,489	(N)	2,489
Short-term notes payable	—	—	—	889	(B)
				4,000	(I)	4,889
Deferred income taxes, current	—	—	—	1,239	(X)	1,239
Unearned revenue	6,265	358	4,261	(112	)(D)
				(1,589	)(L)	9,183

Total current liabilities	9,035	390	7,801	8,900		26,126
Long-term obligations:
Restructuring and other expenses	112	—	—	—		112
Capital lease payable	21	—	—	—		21
Deferred income taxes	—	—	—	3,296	(X)	3,296
Notes payable	—	—	—	11,950	(I)	11,950

Total liabilities	9,168	390	7,801	24,146		41,505
Series B convertible redeemable preferred stock	—	—	—	11,281	(J)	11,281
Stockholders' equity:
Common stock	16		252	(252	)(Q)	16
Additional paid-in capital	67,719	—	2,188	(2,188	)(Q)	67,719
Members equity	—	(264)	—	264	(E)	—
Other comprehensive income (loss)	(7)		1	(1	)(Q)	(7)
Retained earnings (deficit)	(40,292)	—	15,796	(2,489	)(N)
				(4,576	)(M)
				(7,435	)(P)
				(105	)(U)
				(1,296	)(Q)	(40,397)

Total stockholders' equity	27,436	(264)	18,237	(18,078)		27,331

Total liabilities and stockholders' equity	$36,604	$126	$26,038	$17,349		$80,117

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(in thousands except per share data)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
REVENUE
License fees and services	$6,412	$1,186	$13,126	$—		$20,724
Customer support	10,354	592	4,479	—		15,425

Total revenue	16,766	1,778	17,605	—		36,149

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	3,002	179	5,756	—		8,937
Cost of customer support, excluding depreciation and amortization	5,286	216	1,483	—		6,985
Sales and marketing	2,779	133	2,944	—		5,856
General and administrative	2,969	221	3,730	—		6,920
Product development	884	133	98	—		1,115
Depreciation	811	23	259	—		1,093
Amortization	646	—	—	311	(F)
				1,743	(R)	2,700

Total costs of revenue and operating expenses	16,377	905	14,270	2,054		33,606

Income from operations	389	873	3,335	(2,054)		2,543
Other income (expense), net	216	(2)	151	(937	)(T)	(572)

Income before income taxes	605	871	3,486	(2,991)		1,971
Provision for income taxes	12	—	165	881	(W)	1,058

Net income	$593	$871	$3,321	$(3,872)		$913

Basic earnings per common share	$0.04					$0.05

Diluted earnings per common share	$0.03					$0.05

Weighted average basic shares outstanding	15,860			2,900	(V)	18,760
Weighted average diluted shares outstanding	17,378			2,900	(V)	20,278

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands except per share data)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
REVENUE
License fees and services	$14,853	$1,015	$12,051	$—		$27,919
Customer support	15,874	501	5,533	—		21,908

Total revenue	30,727	1,516	17,584	—		49,827

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	5,239	196	4,889	—		10,324
Cost of customer support, excluding depreciation and amortization	7,739	264	1,868	—		9,871
Sales and marketing	3,450	162	4,401	—		8,013
General and administrative	3,737	270	4,336	—		8,343
Product development	2,043	162	448	—		2,653
Depreciation	1,223	52	371	—		1,646
Amortization	826	—	—	475	(F)
				4,129	(R)	5,430
Restructuring and other expenses (benefit), net	(9)	—	—	—		(9)

Total costs of revenue and operating expenses	24,248	1,106	16,313	4,604		46,271

Income from operations	6,479	410	1,271	(4,604)		3,556
Other income (expense), net	176	(4)	311	(20	)(G)
				(119	)(S)
				(1,315	)(T)	(971)

Income before income taxes	6,655	406	1,582	(6,058)		2,585
Provision for (benefit from) income taxes	167	—	(574)	1,048	(W)	641

Net income	$6,488	$406	$2,156	$(7,106)		$1,944

Basic earnings per common share	$0.44					$0.11

Diluted earnings per common share	$0.39					$0.10

Weighted average basic shares outstanding	14,743			2,900	(V)	17,643
Weighted average diluted shares outstanding	16,738			2,900	(V)	19,638

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)   Basis of pro forma presentation

        The unaudited pro forma combined balance sheet is based on historical balance sheets of Evolving Systems, Tertio and TSE and has been prepared to reflect the acquisitions as if they had been consummated on September 30, 2004.

        The unaudited pro forma combined statements of operations combine the results of operations of Evolving Systems, Tertio and TSE for the year ended December 31, 2003 and the nine months ended September 30, 2004. The unaudited pro forma combined statements of operations have been prepared to reflect the acquisitions as if they had occurred on January 1, 2003. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems and CMS for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2002.

        You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had Evolving Systems, Tertio and TSE been combined during these time periods or the future results that may be achieved after the acquisition.

        On a combined basis, there were no transactions between or among Evolving Systems, Tertio or TSE during the periods presented.

(2)   Acquisition of Tertio

        The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $40.0 million for Tertio, including acquisition related costs. The purchase price consists of $11.0 million in cash, approximately $15.9 million in seller-financed notes, 966,666 shares of Series B convertible preferred stock (convertible into 2.9 million shares of common stock) valued at approximately $11.3 million and approximately $1.8 million in estimated transaction-related costs. The holders of the Series B convertible preferred stock have the right to require Evolving Systems to redeem the stock in cash at $11.67 per share of Series B preferred stock if the Company is unable to register the underlying shares of common stock or keep such registration effective for twelve months from the acquisition date. Based upon the various features of the Series B convertible preferred stock, fair value was estimated at the stated redemption price. Since the conversion price of the Series B convertible preferred stock was fixed in the purchase agreement to equal $3.50 per common share, a beneficial conversion feature exists on the acquisition date equal to the difference between the market price of each common share on the issuance date (November 2, 2004), or $4.64, and the conversion price stated in the purchase agreement. The beneficial conversion feature of approximately $3.3 million will be recognized as a reduction in net income available to common stockholders on the acquisition date since the Series B convertible preferred stock was immediately convertible to common stock.

        The estimated acquisition-related costs consist primarily of legal and accounting fees and other external costs related directly to the acquisition. The estimated total purchase price of Tertio is as follows (in thousands):

Cash	$11,000
Short-term seller financed note	4,000
Long-term seller financed notes	11,950
Convertible preferred stock	11,281
Acquisition-related costs	1,795

Aggregate preliminary purchase price	$40,026

        The outstanding principal amount under the short-term seller financed note is due and payable in two installments of $2.0 million on each of March 31, 2005 and June 30, 2005. The short term seller financed note bears interest at a rate per annum equal to five and one-half percent, due on each of the previously mentioned payment dates. Upon an event of default, the short term seller financed note would bear interest at the greater of (a) eight and one-half percent or (b) the London Interbank Offering Rate (LIBOR). The short term seller financed note may be prepaid at any time.

        From the acquisition date (November 2, 2004) through November 2, 2006, the long-term seller financed notes bear interest at 11.0% per annum. From November 2, 2006 through the maturity date of December 31, 2007, the notes will bear interest at 14.0% per annum. Interest is accrued to the principal balance through December 31, 2005, and beginning March 31, 2006, interest is payable on a quarterly basis in addition to the scheduled principal payments. The scheduled principal payments on the long-term seller financed notes are as follows (in thousands):

Payment Date	Amount
March 31, 2006	$1,340
June 30, 2006	3,110
December 31, 2006	1,430
March 31, 2007	1,870
June 30, 2007	2,710
December 31, 2007	1,490

$11,950

        The long-term seller financed note payable agreements subject the Company to certain affirmative and negative covenants, including a financial covenant driven by EBITDA, as defined. Furthermore, the note holders may require the Company to make mandatory pre-payments, in excess of the payment schedule, if quarterly cash balances exceed the threshold defined in the note agreements.

        Evolving Systems has agreed to convene a meeting of its stockholders to seek the approval from its stockholders of the conversion of the long-term notes into a combination of convertible and non-convertible notes.

        Under the purchase method of accounting, the total estimated purchase price, including the estimated fair value of obligations assumed, is allocated to Tertio's net tangible and identifiable intangible assets based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price and the Company's preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of Tertio as of September 30, 2004 (in thousands):

Net tangible assets	$3,248
Goodwill	26,090
In-process research and development	105
Identifiable intangible assets	15,118
Deferred income tax liability	(4,535)

Aggregate preliminary purchase price	$40,026

        The preliminary allocation of purchase price was based upon management's estimates and assumptions which are subject to change until the finalization of the valuation. The Company expects to finalize the purchase price allocation before the filing of the Company's 2004 Annual Report on Form 10-K.

        Tertio's net tangible assets take into consideration an adjustment for dividends declared to its sole shareholder of approximately $14.5 million, of which approximately $4.6 million was paid prior to the acquisition, approximately $7.4 million was offset against the amount due from Tertio Telecoms Group, Ltd. (former parent company), and approximately $2.5 million is payable on January 31, 2005. These dividends are specifically related to the acquisition and the Company has made related pro forma adjustments as of September 30, 2004.

        Tertio's historical unbilled work-in-progress of $411,000 is related to license and services contracts that have been recognized as revenue but not yet billed. The unearned revenue balance of $4.3 million as of September 30, 2004 is related to license and services and customer support contracts for which Tertio has been paid but had not been recognized as revenue.

        In accordance with EITF No. 01-03, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," Evolving Systems records a liability related to the unearned revenue of Tertio only if the obligation underlying the unearned revenue represents a legal obligation to be assumed by Evolving Systems (a legal performance obligation). The Company estimated the fair value of this legal performance obligation based on the estimated costs remaining to fulfill the obligation plus a reasonable profit margin. The Company believes its valuation of the acquired unearned revenue balance approximates the fair value of the legal performance obligation.

        For the unearned revenue related to customer support obligations, Evolving Systems has assumed a legal performance obligation to perform under the customer support contracts that had been executed as of the acquisition date. The estimated costs plus a reasonable profit margin to fulfill the remaining performance obligation resulted in a reduction of the carrying value of Tertio's historical unearned customer support revenue of approximately $770,000 as of the acquisition date.

        For the unbilled work-in-progress and unearned revenue balances that are related to license fees and services contracts that had been executed as of the acquisition date, the value of the legal performance obligation is based on the estimated costs to deliver certain contractual software elements plus a reasonable profit margin. The remaining billings under the terms of the acquired contracts are also considered in the purchase price allocation. Evolving Systems will recognize revenue on these contracts using the percentage-of-completion method of accounting in accordance with SOP 97-2 "Software Revenue Recognition" and SOP 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." This accounting treatment results in a reduction of Tertio's historical unearned revenue by approximately $819,000 and an increase in unbilled work-in-progress of approximately $578,000 as of the acquisition date.

        Tertio's other net tangible assets were valued at their respective carrying amounts, as these amounts approximated their current fair values.

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma combined statements of operations do not reflect the amortization of goodwill acquired in the acquisition consistent with the guidance in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

        Evolving Systems' management has estimated that $105,000 of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount has been expensed as a reduction to stockholders' equity but has not been included in the pro forma combined statements of operations due to its nonrecurring nature.

        Identifiable intangible assets as of September 30, 2004 represent software owned by Tertio plus other identifiable intangible assets such as acquired contractual relationships. Since these assets are deductible for book purposes but not tax purposes a deferred tax liability has been recorded as of the acquisition date.

	Estimated Fair Value	Useful Life	Estimated Annual Amortization
Identifiable intangible assets:
Purchased software	$7,386	5 yrs	$1,477
Customer contracts	1,805	1 yr	1,805
Maintenance agreements and related relationships	5,927	7 yrs	847

	$15,118

(3)   Acquisition of TSE

        The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $2.4 million for TSE, including acquisition related costs. The purchase price consists of $1.5 million in cash, approximately $889,000 in a short-term note payable and approximately $55,000 in transaction-related costs. The Company agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1 million may be paid through the year 2011 if certain specified sales of TSE products occur. In accordance with Statement of Financial Accounting Standards No. 141, or SFAS 141, "Business Combinations," the contingent consideration will not be recorded until the contingency is resolved and the additional consideration is distributable.

        The estimated acquisition-related costs consist primarily of legal and professional fees related directly to the acquisition. The estimated total purchase price of TSE is as follows (in thousands):

Cash	$1,500
Short-term note payable	889
Acquisition-related costs	55

Aggregate preliminary purchase price	$2,444

        The short term note is due and payable on March 31, 2005 and accrues interest at the rate of 5% per annum.

        Under the purchase method of accounting, the total estimated purchase price, including the fair value of obligations assumed, is allocated to TSE's net tangible and identifiable intangible assets based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price and the Company's preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of TSE as of September 30, 2004 (in thousands):

Net tangible liabilities	$(286)
Goodwill	1,095
Identifiable intangible assets	1,635

Aggregate preliminary purchase price	$2,444

        The preliminary allocation of purchase price was based upon management's estimates and assumptions which are subject to change until the finalization of the valuation. The Company expects to finalize the purchase price allocation before the filing of the Company's 2004 Annual Report on Form 10-K.

        Net tangible assets were primarily valued at their respective carrying amounts, except for unearned revenue, as these amounts approximate their current fair values. TSE's historical unearned revenue balance of $358,000 as of September 30, 2004 is related to customer support contracts for which TSE had been paid but had not been recognized as revenue.

        In accordance with EITF No. 01-03, Evolving Systems records a liability related to the unearned revenue of TSE only if the obligation underlying the unearned revenue represents a legal obligation to be assumed by Evolving Systems (a legal performance obligation). The Company estimated the fair value of this legal performance obligation based on the estimated costs remaining to fulfill the obligation plus a reasonable profit margin. The Company believes its valuation of the acquired unearned revenue balance approximates the fair value of the legal performance obligation.

        For the unearned revenue related to customer support obligations, Evolving Systems has assumed a legal performance obligation to provide certain services under the customer support contracts that had been executed as of the acquisition date. The estimated costs plus a reasonable profit margin to fulfill the remaining performance obligation resulted in a reduction of the carrying value of TSE's historical unearned customer support revenue of $112,000 as of the acquisition date.

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma combined statements of operations do not reflect the amortization of goodwill acquired in the acquisition consistent with the guidance in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

        Identifiable intangible assets as of September 30, 2004 represent software owned by TSE plus other identifiable intangible assets such as acquired contractual relationships.

	Estimated Fair Value	Useful Life	Estimated Annual Amortization
Identifiable intangible assets:
Purchased software	$1,233	2-5 yrs	$330
Maintenance agreements and related relationships	401	1-4 yrs	146

	$1,634

        TSE was historically a pass-through entity for US income tax purposes and therefore, the income generated by the business was taxable to its members. Upon acquisition, TSE will be included in Evolving Systems' consolidated federal tax return. TSE's historical results have not been adjusted in these pro forma combined statements of operations to include the effects of income tax as any taxable income generated would have been offset by Evolving Systems' net operating loss carryforwards.

(4)   Pro forma net income (loss) per share

        The pro forma basic and diluted net income (loss) per share are based on the weighted average number of shares of Evolving Systems common stock outstanding during each period and the number of shares of Evolving Systems common stock issuable in connection with the Tertio acquisition. The Series B preferred stock issued to the sellers of Tertio is considered a participating security under the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," and since the Series B preferred stock is convertible into common stock, the if-converted method has been used to reflect the dilutive effect the Series B preferred stock has to the pro forma basic and diluted net income (loss) per share calculation.

(5)   Pro forma adjustments

        The following is a description of the pro forma adjustments to the unaudited pro forma combined balance sheets and statements of operations. These adjustments are based on preliminary estimates which are subject to change as management finalizes its valuations or obtains additional information.

  TSE pro forma adjustments

(A)
To record goodwill and intangible assets related to the TSE acquisition.

(B)
To record purchase price for TSE of $1.5 million in cash and short-term note payable of $889,000.

(C)
To accrue for TSE acquisition-related costs related to professional fees and to record the assumed obligation for office closure expenses.

(D)
To adjust TSE's deferred revenue balance based on Evolving Systems' estimated costs and plus a reasonable profit margin related to fulfillment of acquired obligations under TSE's deferred customer support contracts.

(E)
To eliminate TSE's stockholders' equity accounts.

(F)
To record the estimated amortization expense related to identifiable intangible assets acquired as part of the TSE acquisition.

(G)
To record interest expense on the short-term note payable issued in conjunction with the acquisition of TSE.

  Tertio pro forma adjustments

(H)
To record goodwill and intangible assets related to the Tertio acquisition.

(I)
To record purchase price for Tertio of $11 million in cash, short-term seller financed note payable of $4.0 million and long-term seller financed note payable of approximately $11.9 million.

(J)
To record Evolving Systems Series B convertible preferred stock issued in conjunction with the Tertio acquisition.

(K)
To accrue for Tertio acquisition-related costs related to legal and professional fees.

(L)
To adjust Tertio's deferred revenue and unbilled work-in-progress balance based on Evolving Systems estimated costs plus a reasonable profit margin related to delivery of Tertio's license and services and customer support contracts.

(M)
To record stockholder dividend paid subsequent to the balance sheet date but prior to the acquistion date.

(N)
To record stockholder dividend accrued subsequent to the balance sheet date but prior to the acquistion date.

(O)
To record assumption by Evolving Systems of a pre-acquisition intercompany payable from Tertio Group LTD (sellers). to Tertio. Evolving Systems' assumed intercompany payable to Tertio has been eliminated in this pro forma combined balance sheet.

(P)
To record stockholder dividend payable through the offset of the pre-acquisition intercompany receivable from Tertio Group LTD (sellers).

(Q)
To eliminate Tertio's stockholders' equity accounts.

(R)
To record the estimated amortization expense related to identifiable intangible assets acquired as part of the Tertio acquisition.

(S)
To record interest expense on short-term seller financed note payable issued in conjunction with the purchase of Tertio.

(T)
To record interest expense on long-term seller financed note payable issued in conjunction with the purchase of Tertio.

(U)
To write-off in-process research and development.

(V)
To reflect the dilutive effect of the Series B convertible preferred stock on the pro forma basic and diluted net income (loss) per share calculation using the if-converted method.

(W)
To reflect a standard rate of corporation tax on Tertio's pre-tax earnings.

(X)
To record a deferred tax liability related to the identifiable intangibles which are amortizable for book purposes but not deductible for tax purposes.

Annex B

Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004

[To be included with definitive proxy statement]

B-1

Annex C

Form of Long Term Note

Long Term Note

THIS NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PLEASE CONTACT ANITA MOSELEY, SECRETARY OF THE MAKER, AT PHONE NUMBER (303) 802-2599 FOR THE ISSUE DATE OF THE NOTE, THE ORIGINAL ISSUE DISCOUNT IN THE NOTE AND THE YIELD TO MATURITY.

$10,355,000 Principal Amount	November 2, 2004

SENIOR SECURED NOTE

EVOLVING SYSTEMS, INC.

        FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation (the "Maker"), having its principal place of business at 9777 Mount Pyramid Court, Englewood, Colorado 80112, hereby promises to pay to the order of Tertio Telecoms Group Ltd., an entity formed and registered in England and Wales with a company number 4419858 ("Payee"), having an address at One Angel Square, Torrens Street, London EC1V 1NY, United Kingdom, the principal sum of TEN MILLION, THREE HUNDRED FIFTY FIVE THOUSAND DOLLARS ($10,355,000) in lawful money of the United States of America.

        1.    Definitions; Interpretations.    In addition to other terms defined elsewhere in this Note, the capitalized terms set forth in Schedule 1 attached hereto and incorporated herein by reference shall have the meanings set forth therein unless defined elsewhere herein or the context otherwise clearly requires. Except as otherwise provided herein, financial and accounting terms used elsewhere in this Note shall be defined in accordance with GAAP.

        2.    Payments of Principal.    The outstanding principal (including amounts added to principal pursuant to Section 3 below) under this Note shall be due and payable in installments as set forth below at the aforesaid address of Payee or such other place as Payee may designate:

Payment Date	Amount
March 31, 2006	$1,340,000
June 30, 2006	$3,110,000
December 31, 2006	$1,430,000
March 31, 2007	$1,870,000
June 30, 2007	$3,110,000
Maturity Date	All outstanding amounts hereunder, whether principal, interest or otherwise

        3.    Pre-Default Interest Rate.    So long as no Event of Default (as hereinafter defined) has occurred and is continuing, and subject to the provisions of Section 4 of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Eleven Percent (11%) (the "Pre-Default Interest Rate"). From the date of this Note until December 31, 2005, on each Payment Date the principal balance of this Note shall be increased by an amount equal to the amount of interest that would be payable at the Pre-Default Interest Rate with respect to this Note accruing on and after the issuance of this Note. Commencing with and including March 31, 2006, the amount of interest accruing at the Pre-Default Interest Rate shall be paid in cash on a quarterly basis on each Payment Date. To the extent not paid, all interest shall be compounded quarterly.

        4.    Additional Interest.    From and after the second anniversary of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Fourteen Percent (14%).

        5.    Post-Default Interest Rate.    Following the occurrence and during the continuance of an Event of Default the outstanding principal balance of this Note shall bear interest at the rate per annum equal to Fourteen Percent (14%) (the "Default Rate"). However, if at any time the Libor Adjusted Rate shall ever exceed the Default Rate, then following the occurrence and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at the rate per annum equal to the Adjusted Libor Rate.

        6.    Optional Prepayment.    From and after the date hereof, if there is: (a) no Convertible Note outstanding or (b) a Convertible Note outstanding and the holder thereof declines to accept a prepayment under the corresponding section of the Convertible Note, then Maker may prepay this Note in whole or in part at any time. There shall be no premium or penalty in connection with any prepayment. Such prepayment shall include all accrued and unpaid interest on the principal amount of such prepayment. Each such prepayment shall be applied first against accrued and unpaid interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

        7.    Mandatory Prepayments.

          (a)   Within forty-five (45) days after the end of each fiscal quarter of Maker, starting with the fiscal quarter ending March 31, 2005, Maker shall deliver to Payee a certificate of the chief financial officer of Maker in the form attached hereto as Exhibit A, specifying the closing balance for each of the deposit accounts of Maker set forth thereon on the last day of the most recently completed fiscal quarter (the aggregate of such closing balance for all such accounts is the "Aggregate Quarterly Closing Balance"). Maker shall at all times maintain, and such certificate of the chief financial officer of the Maker shall state that the Maker has during the fiscal quarter to which such certificate relates maintained, such deposit accounts in good faith, and made all payments drawn against such deposit accounts in accordance with past practices or current and owing obligations of Maker incurred in the ordinary course of business. Payee may in its sole discretion within ten (10) days after receipt of such certificate, request that Maker make a prepayment on this Note in an amount up to the amount by which the Aggregate Quarterly Closing Balance exceeds $7,000,000 (the "Account Prepayment Amount") to the extent, if any, in excess of the amount paid to the Convertible Notes or B-1 Notes under the corresponding sections of the Convertible Notes or B-1 Notes, as applicable, such payment to be allocated pro rata among the A Notes held by Payees who have requested such payment, and Maker shall make such prepayment on this Note within two (2) business days following receipt of written demand from Payee. Such prepayment shall be applied first against accrued interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

          (b)   On or before the date that is ten (10) business days prior to Maker's mailing of a stockholder proxy and notice of a stockholder meeting in connection with a stockholder meeting called for the purpose of approving a Capital Transaction, Maker shall provide the Payee with written notice (the "Transaction Notice"). The Transaction Notice shall describe in reasonable detail the terms and conditions of the Capital Transaction and the consideration to be paid upon the consummation of the Capital Transaction. In the event the Capital Transaction would result in a Change of Control of Maker, then as a condition of such Capital Transaction, provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby Payee may exercise its rights at set forth in this Section 7(b). Upon a Change of Control of Maker, the Payee, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, due and payable immediately. Upon receipt of written notice from Payee, Maker shall pay to Payee said amounts within two (2) business days; provided that Payee must exercise the payment option set forth in this Section 7(b) within forty-five (45) days after receipt of a written notice from Maker regarding the Change of Control, which notice shall describe in reasonable detail the terms and conditions of the Change of Control and the consideration to be paid upon the consummation of the Change of Control.

        8.    Security.

          (a)   As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a first priority security interest in and a lien on: (i) all of the Collateral (as that term is defined in the Security Agreement) and (ii) all of the Collateral (as that term is defined in the Pledge Agreement). Payee shall have all rights provided to a secured party under the Security Agreement and Pledge Agreement under the Uniform Commercial Code of the State of Delaware. The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee's security interest granted in this Section 8 and under the Security Agreement and Pledge Agreement.

          (b)   The security interest securing the repayment of all liabilities arising under this Note, and any guaranties executed by the Maker or any of its Subsidiaries in favor of Payee (or any collateral agent appointed for the benefit of Payee) in connection with this Note, shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the Consideration Notes is equal to or less than ten percent (10%) of the original aggregate principal amount of all of the Consideration Notes at the time of issuance. Upon the occurrence of such an event and written notice thereof to the Payee:

              (i)  the Maker is hereby authorized to terminate all applicable security interests and liens encumbering the Collateral;

             (ii)  the negative covenants set forth in Sections 10(b), 10(c), 10(d), 10(f), 10(j) and 10(k) of this Note shall terminate;

            (iii)  the negative covenants set forth in Section 10(e) of this Note shall be deemed modified by adding (in addition to, and not in lieu of, all other Permitted Indebtedness described in Section 10(e)) Indebtedness of the Maker and all Subsidiaries in an amount not to exceed in the aggregate the principal amount of $3,000,000 at any given time outstanding to the definition of Permitted Indebtedness;

            (iv)  the negative covenant in Section 10(g) of this Note shall be deemed modified to increase the limitation on Capital Expenditures to $5,000,000 in any fiscal year; and

             (v)  the negative covenant in Section 10(i) of this Note shall be deemed modified to provide that Investments by Maker in a minority equity interest of Persons engaged in the Maker's Business are Permitted Investments (in addition to, and not in lieu of, all other Permitted Investments described in Section 10(i)), provided that such investments do not exceed 5% of the Maker's net worth at the time of such Investments.

The Payee agrees to take such actions and to execute and deliver such documents and instruments, as may be reasonably requested by Maker and at the Maker's expense, in order to evidence the terminations described herein and to release any lien or security interest in any collateral securing repayment of the liabilities arising under this Note.

        9.    Affirmative Covenants.    Maker covenants and agrees that, so long as any Indebtedness is outstanding hereunder, it shall comply, and shall cause its Subsidiaries (to the extent applicable) to comply, with each of the following:

          (a)   Upon the request of Payee from time to time, (i) provide Payee and its representatives (at the Maker's expense) access to its books and records and to any of its and its Subsidiaries' properties or assets upon three (3) days' advance notice and during regular business hours in order that Payee or its representatives may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Maker and its subsidiaries pertaining to their deposit accounts, provided, however, that the Payee may conduct such inspections and examinations no more frequently than twice in any 12-month period, unless an Event of Default has occurred and is continuing, in which case the Payee shall not be so limited, and (ii) upon reasonable advance notification to Maker, permit Payee or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Payee may deem appropriate, including without limitation, for the purpose of verifying any certificate delivered by Maker to Payee under Section 7 hereof, provided that any such parties are a party to, or bound by, an acceptable non-disclosure agreement. The Payee shall conduct at least one meeting with an executive officer of the Maker in the course of each such inspection and examination or discussion with officers or independent accountants.

          (b)   Comply with all laws, ordinances or governmental rules or regulations to which it is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to so comply or obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

          (c)   Except as otherwise permitted under Section 10 of this Note, at all times preserve and keep in full force and effect (i) its corporate existence and (ii) take all reasonable action to maintain all rights and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so in the case of clause (ii) of this Section 9(c) would not reasonably be expected to have a Material Adverse Effect.

          (d)   Furnish to Payee notice of the occurrence of any Event of Default within five (5) business days after it becomes known to any of Maker's Authorized Officers.

          (e)   File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that Maker need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Maker on a timely basis in good faith and in appropriate proceedings, and Maker has established adequate reserves therefor in accordance with GAAP on it books.

          (f)    Operate Maker's Business (as defined in Section 10(m) of this Note) in the ordinary course of business except as provided herein.

          (g)   In any fiscal year, increase the Compensation of Executive Officers of Maker only with the unanimous consent of the Compensation Committee.

        10.    Negative Covenants.    Maker covenants and agrees that so long as any Indebtedness is outstanding hereunder, neither it nor any of its Subsidiaries shall undertake any of the following without obtaining the prior written consent of the Payee:

          (a)   voluntarily liquidate, dissolve or wind up, except for the liquidation, dissolution and winding-up of CMS Communications, Inc. and Telecom Software Enterprises, LLC ("TSE");

          (b)   pay, declare or set aside any sums for the payment of any dividends, or make any distributions on, any shares of its capital stock or other securities or make prepayments of principal on any Indebtedness except in the case of the following (each, a "Permitted Payment"):

              (i)  prepayments of principal or payments of interest on (A) any of the Consideration Notes, (B) any Indebtedness incurred under the Working Capital Exclusion as provided in Section 10(e)(x) of this Note and promissory notes issued to Peter McGuire and Lisa Marie Maxson pursuant to the Acquisition Agreement dated October 15, 2004 by and among Maker, Peter McGuire and Lisa Marie Maxson (collectively, the "TSE Promissory Notes"); provided that there is no Event of Default under this Note and the collateral securing any such Indebtedness shall be added to the Collateral (as defined in the Security Agreement) or

    (C) any Indebtedness of Evolving Systems Holdings Limited ("ESHL") or its Subsidiaries in favor of Royal Bank of Scotland PLC and disclosed in Schedule 2 of this Note;

             (ii)  dividends or distributions payable in the common stock of Maker or any of its Subsidiaries;

            (iii)  payments in accordance with any Series B Approved Plan (as such term is defined in the Series B Designation);

            (iv)  dividends or distributions payable by any of Maker's Subsidiaries to the Maker;

             (v)  dividends or distributions by (A) any Permitted Subsidiary to another Permitted Subsidiary or (B) any Non-Permitted Subsidiary to a Permitted Subsidiary;

            (vi)  dividends or distributions by a Subsidiary of ESHL to ESHL or another Wholly Owned Subsidiary of ESHL;

           (vii)  regularly scheduled payments of principal on Indebtedness permitted under Section 10(e) (excluding Sections 10(e)(iii) through 10(e)(viii)) of this Note; and

          (viii)  payments (whether regularly scheduled, upon demand or otherwise) of Indebtedness permitted under Sections 10(e)(iii) through 10(e)(viii) to the extent such payments are made to or received by Maker or a Subsidiary that is a guarantor;

          (c)   purchase, acquire or obtain (i) any capital stock or other proprietary interest, directly or indirectly, in any other entity or (ii) all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) other than Investments permitted under Section 10(i) and Permitted Acquisitions;

          (d)   (i) sell or transfer all or a substantial portion of its assets to another Person; (ii) sell, transfer or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; or (iii) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than as described in clause (ii) above), except:

              (i)  sales of inventory in the ordinary course of business;

             (ii)  sales or liquidations of Investments permitted by Section 10(i);

            (iii)  (A) sales or other dispositions of property by any Subsidiary of Maker to the Maker or to any other Subsidiary and (B) sales or other dispositions of property by the Maker to any if its Subsidiaries, so long as the security interests granted to the Payee pursuant to the Security Agreement in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale or other disposition) and provided that any such Subsidiaries to whom such sales or dispositions are made are guarantors of the Consideration Notes;

            (iv)  sales or other dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, or other assets not practically usable in the business of the Maker or its Subsidiaries; provided that the aggregate amount of such sales or dispositions does not exceed $250,000 in any fiscal year of the Maker;

             (v)  Licenses of intellectual property of Maker or its Subsidiaries in the ordinary course of business and which would not otherwise reasonably result in a Material Adverse Effect; or

            (vi)  sales, transfers or other dispositions that constitute a Change of Control;

          (e)   create, incur, assume or suffer to exist any Indebtedness, except, so long as no Event of Default then exists or would exist as a result thereof, the following ("Permitted Indebtedness"):

              (i)  Indebtedness outstanding on the date of this Note and listed on Schedule 2 hereto, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

             (ii)  obligations under the Consideration Notes and the TSE Promissory Notes;

            (iii)  inter-company Indebtedness between Maker or any Permitted Subsidiary and Evolving Systems Networks India Private Limited ("ESN"); provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to ESN, when taken together with the aggregate amount of Permitted Investments in ESN under Section 10(i)(ii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iv)  inter-company Indebtedness between Maker or any Permitted Subsidiary and TSE; provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to TSE, when taken together with the aggregate amount of Permitted Investments in TSE under Section 10(i)(iii) of this Note, does not exceed $125,000 in any year;

             (v)  inter-company Indebtedness between (A) Maker and its Permitted Subsidiaries or (B) a Permitted Subsidiary with another Permitted Subsidiary;

            (vi)  inter-company Indebtedness owing by Maker or a Permitted Subsidiary to a Non-Permitted Subsidiary;

           (vii)  inter-company Indebtedness between (A) ESHL and any of its Wholly Owned Subsidiaries or (B) a Wholly Owned Subsidiary of ESHL with another Wholly Owned Subsidiary of ESHL;

          (viii)  inter-company Indebtedness owing by ESHL or any Subsidiary of ESHL to Maker or a Permitted Subsidiary, provided that such Indebtedness shall be incurred solely to (A) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (B) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the incurrence of such Indebtedness, Maker shall give the Payees written notice of the making thereof and the amount thereof;

            (ix)  purchase money Indebtedness to fund the purchase of property otherwise permitted under Section 10(g) of this Note and Indebtedness constituting Capital Leases permitted under Section 10(g);

             (x)  Indebtedness in the form of an unsecured line of credit in an amount not to exceed in the aggregate the principal amount of $2,000,000 at any time outstanding (the "Working Capital Exclusion");

            (xi)  Accrual of interest, accretion or amortization of original issue discount or payment-in-kind interest in connection with Indebtedness otherwise permitted under this Section 10(e);

           (xii)  (A) Indebtedness incurred in connection with a Permitted Acquisition and (B) Indebtedness for Capital Leases assumed pursuant to a Permitted Acquisition, provided that the aggregate Indebtedness of clause (A) and (B) of this Section 10(e)(xii) outstanding at any time does not exceed $1,000,000;

          (xiii)  to the extent under GAAP, the Series B Preferred Stock would be treated as debt or mezzanine financing on the financial statements of Maker;

          (xiv)  Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year; and

           (xv)  Indebtedness owing from ESHL to Maker for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Indebtedness, when taken together with the aggregate amount of Permitted Investments by Maker in ESHL under Section 10(i)(vii) of this Note does not exceed $12,500,000.

          (f)    mortgage, encumber, or create or suffer to exist Liens on any of its assets, other than the following (each, a "Permitted Lien");

              (i)  encumbrances or Liens in favor of Payee or any holder of the Consideration Notes;

             (ii)  Liens that arise out of operation of law;

            (iii)  easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by existing or proposed restrictions on land use;

            (iv)  Liens securing Indebtedness permitted under Section 10(e)(xii); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of property being acquired on the date of acquisition and (C) such Liens are granted substantially contemporaneously with the acquisition of such property;

             (v)  Liens existing on the date hereof and listed on Schedule 2 hereto and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased, and (C) any renewal or extension of the obligations secured or benefited thereby is not prohibited by this Note; and

            (vi)  Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year;

          (g)   make or commit to make any Capital Expenditures (whether by expenditure of cash or the incurrence of Indebtedness for Capital Leases to fund the acquisition of property pursuant to any permitted Capital Expenditure); provided that, the cash paid for the Capital Expenditure, when taken together with the aggregate liability required by GAAP consistently applied and in accordance with the Maker's past practice, to be reflected in Maker's financial statements in respect of any Capital Lease ("Lease Liability") plus the sum of (i) any cost incurred by Maker in connection with the acquisition, delivery or installation of the property which is the subject of the Capital Lease, but which cost is not included in the Lease Liability and (ii) to the extent not otherwise reflected in the Capital Lease payments, interest expense incurred in respect of the Capital Lease for the relevant fiscal year will be deemed a Capital Expenditure made or committed during the fiscal year in which the Capital Lease is signed or becomes effective, whichever first occurs, does not exceed $2,000,000 in any fiscal year;

          (h)   enter into any transaction with any of its Affiliates that is less favorable to Maker or any of its Subsidiaries than would have been the case if such transaction had been effected on an arms length basis with a Person other than an Affiliate, except for transactions between and among Maker and its Subsidiaries otherwise permitted under this Note;

          (i)    enter into or make any Investments, other than the following (each, a "Permitted Investment"):

              (i)  Cash Equivalents;

             (ii)  (A) equity Investments existing as of the date hereof in ESN and (B) equity Investments made after the date hereof by Maker or any Permitted Subsidiary in ESN provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to ESN permitted under Section 10(e)(iii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iii)  (A) equity Investments existing as of the date hereof in TSE and (B) equity Investments made after the date hereof in TSE provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to TSE permitted under Section 10(e)(iv) of this Note, does not exceed $125,000 in any fiscal year;

            (iv)  equity Investments (A) existing as of the date hereof in any Permitted Subsidiary and (B) equity Investments made after the date hereof in any Permitted Subsidiary;

             (v)  (A) equity Investments existing as of the date hereof in ESHL or any of ESHL's Wholly Owned Subsidiaries, (B) equity Investments made after the date hereof by Maker in ESHL, provided that such Investments shall be made solely to (1) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (2) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the making of any such Investments, Maker shall give the Payees written notice of the making thereof and the amount thereof, and (C) equity Investments made after the date hereof by ESHL or a Wholly Owned Subsidiary of ESHL in any of ESHL's Wholly Owned Subsidiaries;

            (vi)  equity Investments by a Non-Permitted Subsidiary in a Permitted Subsidiary;

           (vii)  equity Investments by Maker in ESHL for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Investments, when taken together with the aggregate amount of Permitted Indebtedness under Section 10(e)(xv) of this Note, does not exceed $12,500,000; provided further that, the amount of such equity Investment shall not exceed 50% of the aggregate amount of the equity Investment made pursuant to this Section 10(i)(vii) plus the aggregate amount of Permitted Indebtedness permitted under Section 10(e)(xv) of this Note;

          (viii)  Investments consisting solely of appreciation in value of existing Investments permitted hereunder;

            (ix)  any Permitted Payments under Section 10(b) of this Note, without duplication;

             (x)  any Permitted Indebtedness under Section 10(e) of this Note, without duplication; and

          (j)    change its fiscal year;

          (k)   establish any bank accounts into which accounts receivable are deposited, other than those listed on Exhibit B unless such bank accounts shall be pledged to Payee and the other secured parties pursuant to the Security Agreement;

          (l)    change or amend its Certificate of Incorporation or Bylaws in a manner adverse to Payee's rights and remedies under this Note, any Consideration Note, the Security Agreement or the Pledge Agreement; or

          (m)  engage in any material line of business not related to the OSS communications industry or any business reasonably related or incidental thereto (the "Maker's Business").

        11.    Determination of Accretive.    In the event the Maker proposes to enter into an agreement to acquire another Person (the "Proposed Acquisition"), the Maker shall mail written notice of such event, together with the Financial Projections, to the Payee, no later than twenty (20) calendar days prior to the contemplated effective date of the Proposed Acquisition. The Financial Projections shall be deemed accepted and conclusive and binding upon the Payee, unless the Payee shall give written notice to the Maker of the items in the Financial Projections with which the Payee disagrees (the "Accretive Calculation Disagreement Notice") within twenty (20) calendar days of the receipt by the Payee of the Financial Projections. The Accretive Calculation Disagreement Notice shall specify each item disagreed with by the Payee (or the Payee's calculation thereof) and the dollar amount of such disagreement. The Maker may, within twenty (20) calendar days of its receipt of the Accretive Calculation Disagreement Notice, advise the Payee that the Maker has accepted the position of the Payee as set forth on the Accretive Calculation Disagreement Notice, whereupon the Proposed Acquisition shall be considered a Permitted Acquisition Event for all purposes of this Note. If the Maker does not notify the Payee of the Maker's acceptance of the Payee's position, then the Maker and the Payee shall, during the twenty (20) calendar days after receipt by the Maker of the Accretive Calculation Disagreement notice, negotiate in good faith to resolve any such disagreements. If at the end of such twenty (20) calendar days, the Maker and Payee have been unable to resolve their disagreements, either the Maker or the Payee may engage on behalf of the Maker and the Payee, Grant Thornton LLP (or such other Person mutually agreed to in writing by the Maker and Payee) (the "Unaffiliated Firm") to resolve the matters set forth in the Accretive Calculation Disagreement Notice. The Unaffiliated Firm shall (i) resolve the disagreement as to the Financial Projections as promptly as possible after its engagement by the parties; (ii) thereby consider and resolve only those items in the Accretive Calculation Disagreement Notice which remain unresolved between the Maker and the Payee; and (iii) shall otherwise employ such procedures as it, in its sole discretion, deems necessary or appropriate in the circumstances. The Unaffiliated Firm shall submit to the Maker and the Payee a report of its review of the items in the Accretive Calculation Disagreement Notice as quickly as practicable and shall include in such report its determination as to whether the effect of the proposed merger or consolidation is Accretive. The determination so made by the Unaffiliated Firm shall be conclusive, binding on, and non-appealable by, the Maker and the Payee. The fees and disbursements of the Unaffiliated Firm shall be borne one half by the Maker and one half by the Payee. Notwithstanding all of the foregoing, the Maker may elect, at any time, not to comply with this Section 11 with respect to a Proposed Transaction (or if the Maker otherwise fails to properly comply with the terms of this Section 11) in which event, the transaction shall be deemed not to be Accretive.

        12.    Events of Default.

          (a)   For purposes of this Note, an "Event of Default" shall have occurred hereunder if:

              (i)  Maker shall fail to pay within one (1) business day after the date when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise, including the other Consideration Notes;

             (ii)  Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in Section 12(a)(i) of this Note) or under any Consideration Note or in the Security Agreement or Pledge Agreement, and such default shall continue uncured for twenty (20) consecutive days after notice thereof to Maker given by Payee;

            (iii)  Maker becomes insolvent or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) consecutive days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Maker and, in the case of proceedings not instituted or commenced by Maker, if contested by Maker, and not dismissed or stayed within ninety (90) consecutive days; if any order for relief is entered relating to any of the foregoing proceedings which order is not stayed; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

            (iv)  (A) This Note, any of the other Consideration Notes or the Security Agreement or the Pledge Agreement shall, for any reason (other than payment or satisfaction in full of the obligations represented thereby) not be or shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or (B) Payee or any other secured party under the Security Agreement or the Pledge Agreement shall not give or shall cease to have a valid and perfected Lien in any collateral under such Security Agreement or Pledge Agreement (other than by reason of a release of collateral in accordance with the terms hereof or thereof) with the priority required by the Security Agreement or Pledge Agreement, as applicable, or (C) the validity or enforceability of any of the Consideration Notes or the liens granted, to be granted, or purported to be granted, by the Security Agreement or the Pledge Agreement shall be contested by the Maker;

             (v)  If Maker shall be in default with respect to any payment, when due (subject in each case to applicable grace or cure periods), of any Indebtedness in excess of $175,000 (other than under this Note or any other Consideration Note), or any other default shall occur under any agreement or instrument evidencing such Indebtedness, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity; or

            (vi)  If: (i) as of June 30, 2005, Maker's EBITDA for the most recently ended fiscal half year shall not exceed $0, or (ii) beginning with the fiscal half year ending December 31, 2005, as of the last day of any fiscal half year ending in any June or December, Maker's Ratio of Indebtedness to EBITDA shall be greater than 4-to-1. For purposes of calculating EBITDA for this Section 12(a)(vi), (x) all non-cash charges for goodwill impairment resulting from the transactions contemplated by the Stock Purchase Agreement shall be added back to Net Income; and (y) Net Income shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock. For the purposes of calculating Indebtedness for this Section 12(a)(vi), Indebtedness shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock.

           (vii)  If Maker shall have breached its covenant under the Stock Purchase Agreement to duly convene a Stockholder Meeting (as defined in the Stock Purchase Agreement) within the time period set forth therein.

          (viii)  subject to Section 12(b) of this Note, if Maker shall have failed to have a Shelf Registration Statement filed and declared and maintained effective as provided under Section 5 of the Series B Designation (a "Registration Event of Default").

          Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred under this Note if the Event of Default resulted solely form a breach of any representation, warranty or covenant of Tertio Telecoms Group Limited under the Stock Purchase Agreement.

          (b)   In the event that Payee transfers any portion of the outstanding principal balance of this Note to any Person (other than the Payee's shareholders and Affiliates of such shareholders) and, at the time of transfer, Payee does not also transfer the greater of (i) a number of Registrable Shares at least equal to the product of the number of Registrable Shares then held by Payee, its shareholders or Affiliates of such shareholders multiplied by a fraction, the numerator of which is the amount of the outstanding principal balance of this Note transferred to such Person, and the denominator of which is the aggregate principal amount of all Consideration Notes held by Payee or (ii) at least 50,000 Registrable Shares (the "Share Transfer Minimum") to such Person, Section 12(a)(viii) of this Note shall terminate with respect to the portion of this Note so transferred. In the event Payee transfers any of the outstanding principal of this Note to any Person (other than Payee's shareholders and Affiliates of such shareholders) and, at the time of transfer, also transfers to such Person at least the Share Transfer Minimum, the occurrence of a Registration Event of Default shall continue to constitute an Event of Default and such Person shall be entitled to exercise the remedies arising under this Note upon the occurrence of and during the continuance of a Registration Event of Default. Without limiting any of the foregoing and for purposes of clarity, for so long as this Note is held by Payee, its shareholders or the Affiliates of such shareholders (regardless of whether in the event of a transfer of this Note to any of Payee's shareholders or the Affiliates of such shareholders the Payee simultaneously transfers the Share Transfer Minimum) the occurrence of a Registration Event of Default shall constitute an Event of Default and the remedies available to Payee upon the occurrence of and during the continuance of an Event of Default shall continue unaffected with respect to the portion of this Note held by Payee, Payee's shareholders and Affiliates of such shareholders.

        13.    Consequences of Default.

          (a)   Upon the occurrence and during the continuance of an Event of Default:

              (i)  if there is: (A) no Convertible Note outstanding or (B) a Convertible Note outstanding and the Payee thereof does not request a payment under the corresponding section of the Convertible Note, then, upon receipt of notice from the Payee (at Payee's option), Maker shall immediately pay to Payee (to the extent not previously paid) any Account Prepayment Amount (calculated as of the most recent test date), regardless of whether the holders of A Notes requested any such payment at the time of calculation; and

             (ii)  the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys' fees and disbursements) incurred by Payee in connection with the collection or enforcement of this Note, the Security Agreement or the Pledge Agreement, shall at Payee's option, and by notice to Maker (except if an Event of Default described in Section 12(a)(iii) shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon.

          (b)   In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note, the Security Agreement and the Pledge Agreement upon the occurrence of an Event of Default, including all reasonable attorneys' fees.

        14.    Remedies not Exclusive.    The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

        15.    Additional Notes.

          (a)    Allocation Notice.    On or before the date that is ten (10) business days prior to Maker's mailing of a stockholder proxy and notice of a stockholder meeting in connection with the Initial Stockholder Meeting (as such term is defined in the Series B Designation), the Payee shall provide the Maker with written notice (the "Allocation Notice") of its election to reallocate the aggregate outstanding principal amount and accrued interest of the A Notes (collectively, the "Allocable Amount"). The Allocation Notice shall set forth the amounts of the Allocable Amount which (i) shall be allocated to Convertible Note, (ii) shall be allocated to B-1 Note and (iii) shall remain as outstanding principal of A Notes, as the case may be. Subject to the limitations set forth in Section 15(b) of this Note, Payee shall have the sole discretion to allocate the Allocable Amount to the Convertible Note and to the B-1 Note and to leave outstanding as principal of the A Notes such amounts at they deem appropriate; provided that Payee shall allocate at least thirty percent (30%) of the Allocable Amount to the Convertible Note.

          (b)    Limitation on Issuance of Convertible Note.    If the Payee allocates a portion of the Allocable Amount to the Convertible Note and such allocation would result in the Payee, meeting or exceeding the Ownership Threshold, then the Payee shall allocate only that portion of the Allocable Amount to the Convertible Note that would not result in the Payee meeting or exceeding the Ownership Threshold and the portion of the Allocable Amount that is not allocable to the Convertible Note shall remain as outstanding principal of the A Notes. If the Payee allocates a portion of the Allocable Amount to the Convertible Note and such allocation would not result in the Payee meeting or exceeding the Ownership Threshold, then such portion of the Allocable Amount shall be allocated to the Convertible Note and the balance of the Allocable Amount shall be allocated to the B-1 Note. The aggregate principal amount and accrued interest allocated to the Convertible Note and the B-1 Note and remaining outstanding as A Notes shall be equal to the Allocable Amount at the time of delivery of the Allocation Notice.

          (c)    Shareholder Vote.    Upon the occurrence of the Conversion Approval, Maker shall promptly execute and deliver to Payee: (x) if any principal amount of the A Note is to remain outstanding, an allonge to this Note, in form and substance acceptable to Payee, reducing the original principal amount of this Note to the pro rata amount to remain outstanding (without adjustment to the amortization schedule); (y) if an amount is allocated to the B-1 Note, B-1 Note reflecting a pro rata portion of the principal allocated to the B-1 Note and (z) Convertible Note reflecting the pro rata portion of principal amount allocated to the Convertible Note in the Allocation Notice (subject to the limitations set forth in Section 15(b)). Delivery of the allonges and notes referenced in this Section 15(c) shall be accompanied by an opinion of counsel of Maker in form and substance satisfactory to Payee and its legal counsel. If the Conversion Approval is not obtained, this Note shall remain issued and outstanding in accordance with the terms set forth herein and there shall be no conversion of the Allocable Amount to the Convertible Note or the B-1 Note.

          (d)    Cancellation of A Notes.    If no principal amount is to remain outstanding under this Note, then this Note shall be cancelled upon receipt of duly executed Convertible Note and B-1 Note by Payee, and Payee shall mark this Note "cancelled" and return it to Maker.

          (e)    Tax Characterization.    Maker and Payee agree that for Federal income tax purposes, the issuance of the Convertible Note and B-1 Note shall not be treated as a modification of the A Notes or as a taxable exchange under Section 1001 of the Internal Revenue Code, and Maker and Payee shall not take any position inconsistent therewith.

        16.    Notices.    All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	Evolving Systems, Inc. 9777 Mount Pyramid Court, Suite 100 Englewood, Colorado 80112 Attention: Anita Moseley, General Counsel Tel: (303) 802-2599 Fax: (303) 802-1138
With copy to:	Holme Roberts & Owen LLP 1700 Lincoln St., Suite 4100 Denver, CO 80203-4541 Attention: Charles D. Maguire, Jr., Esq. Tel: (303) 861-7000 Fax: (303) 866-0200
If to the Payee:	Tertio Telecoms Group Ltd. c/o Apax Partners Ltd. 15 Portland Place London W1B 1PT United Kingdom
Attn: Peter Skinner Tel: 44.20.7843.4000 Fax: 44.20.7843.4001
With copies to:	Advent International plc 123 Buckingham Palace Road London SW1W 9SL United Kingdom
Attn: James Brocklebank Tel: 44.20.7333.5516 Fax: 44.20.7333.0801

Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, Pennsylvania 19103 Attention: Cary S. Levinson, Esq. Tel: (215) 981-4091 Fax: (215) 981-4750

        Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

        17.    Severability.    In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        18.    Successors and Assigns; Assignment.    This Note inures to the benefit of the Payee and binds the Maker, and its successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Maker may not assign or transfer this Note, without the consent of Payee. At any time and from time to time, the Payee, in its sole discretion, may transfer to any Person all or a portion of the outstanding principal and/or accrued interest hereunder without the consent of the Maker, provided, however, this Note may not be assigned, transferred or sold by Payee to any Person that engages in, or controls an entity that engages in, a business competitive with the Maker's business. Furthermore, as a condition of the transfer, any transferee of Payee of this Note must agree to become bound by the provisions of this Note, the Security Agreement and the Pledge Agreement.

        19.    Entire Agreement.    This Note (together with the other Consideration Notes, the Security Agreement and the Pledge Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

        20.    Modification of Agreement.    This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

        21.    Releases by Maker.    Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

        22.    Waivers by Maker.    Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (other than notices expressly required by the terms of this Note, the Security Agreement or the Pledge Agreement); liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

        23.    Revenue and Stamp Tax.    Maker shall pay all reasonable out-of-pocket expenses incurred by the Payee in connection with any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

        24.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

        25.    Limitations of Applicable Law.    Notwithstanding any provision contained herein, Maker's liability for the payment of interest shall not exceed the limits now imposed by any applicable usury law. If any provision of this Note requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law. Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted to be collected by Payee shall be applied by Payee in reduction of the outstanding balance of principal or, if this Note shall theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.

        26.    Consent to Jurisdiction and Service of Process.    Maker irrevocably appoints each of Maker's Authorized Officers as its attorneys-in-fact upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note. Maker hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court of Delaware by service of process on any such officer. Maker further agrees that the courts of the State of Delaware and the United States District Court of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker's obligations hereunder. Notwithstanding the foregoing, Payee, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

        27.    Headings.    The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

        28.    WAIVER OF JURY TRIAL.    MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE'S ADVANCING THE FUNDS UNDER THIS NOTE.

        29.    ACKNOWLEDGEMENTS.    MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH IN SECTION 28 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first set forth above.

EVOLVING SYSTEMS, INC.
		By:	/s/ STEPHEN K. GARTSIDE, JR.
		Name:	Stephen K. Gartside, Jr.
		Title:	President and Chief Executive Officer
Acknowledged and Agreed:
PAYEE:
Tertio Telecoms Group Ltd.
By:	/s/ THOMAS BROCKLEBANK
Name:	Thomas Brocklebank
Title:	Director

SCHEDULE 1
DEFINITIONS

        "A Notes" means the Senior Secured Promissory Notes dated as of November 2, 2004, by Maker in favor of Payees in the original aggregate principal amount of $11,950,000, each as they may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payees which may be issued in substitution for or in addition to the A Notes issued to Payee by Maker under the terms of such A Notes.

        "Accretive" shall mean that the projected pro forma consolidated EBITDA (calculated on a per share basis) of the Maker and the other constituent entity(ies) in such transaction, and the respective Consolidated Subsidiaries of the Maker and such constituent entity(ies) for the twelve calendar month period immediately following such transaction, is not less than the projected EBITDA (calculated on a per share basis), on a consolidated basis, of the Maker and its Consolidated Subsidiaries for the same period, all as presented in the Financial Projections.

        "Adjusted Libor Rate" means the London Interbank Offering Rate for three-month deposits as reported under the heading "Money Rates" in the Eastern edition of the Wall Street Journal plus 800 basis points.

        "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

        "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

        "Authorized Officer" shall mean, with respect to Maker, the chief executive officer, chief financial officer, any vice president, treasurer, comptroller, or general counsel.

        "B-1 Note" means the Senior Secured Note of Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote on the matters presented for their approval at the Initial Stockholders Meeting (as such term is defined in the Series B Designation) in effect from time to time in the form attached hereto as Exhibit B-1, as it may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Note by Maker in favor of Payee which may be issued in substitution for or in addition to the B-1 Note issued to Payee by Maker under the terms of such B-1 Note.

        "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash, or incurred by entering into a synthetic lease arrangement or a Capital Lease, or otherwise accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person, and all research and development expenditures which in accordance with GAAP are or should be accounted for as a capital expenditure in the balance sheet of that Person, but excluding expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

        "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Capital Transaction" means any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker.

        "Cash Equivalents" shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit, Eurodollar time deposits, overnight bank deposits and other interest bearing deposits or accounts (other than securities accounts) or bankers' acceptances having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000.00 and with a senior unsecured debt credit rating of at least "A-2" by Moody's or "A" by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof or the District of Columbia, in each case having a remaining term until maturity of not more than two hundred seventy (270) days from the date such investment is made and rated at least P-1 by Moody's or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

        "Change in Control" shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Primary Holder (as such term is defined in the Series B Designation) acquiring ownership or control of in excess of 50% of equity securities having voting power to vote in the election of the Board of Directors of Maker either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of Maker (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of Maker to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of Maker.

        "Compensation" means all salary and bonuses, but excludes any compensation under any equity incentive plan.

        "Consideration Notes" means the collective reference to this Note, B-1 Note, Convertible Note and the Short Term Note.

        "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

        "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of greater than 50% of the voting securities of such Person or by acting as the general partner of a limited partnership (the terms "Controlled by" and "under common Control with" shall have correlative meanings.)

        "Conversion Approval" means the affirmative vote of the Maker's stockholders at the Initial Stockholder Meeting (as defined in Section 4(b)(i) of the Series B Designation, approving (i) the issuance of twenty percent (20%) or more of the Common Stock of Maker to Payee and its stockholders in accordance with the terms of that certain Stock Purchase Agreement and (ii) an amendment to the Maker's Certificate of Incorporation increasing the number of authorized shares of Common Stock of Maker.

        "Convertible Note" shall mean the Senior Secured Convertible Note of Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote on the matters presented for their approval at the Initial Stockholders Meeting (as such term is defined in the Series B Designation) in effect from time to time in the form attached hereto as Exhibit B-2, as it may be amended, restated or modified from time to time.

        "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

        "EBITDA" shall mean for any period, Net Income for such period plus, without duplication, the aggregate amounts deducted in determining Net Income during such period, the sum of (A) interest paid on indebtedness for such period, (B) income taxes for such period, (C) depreciation expense for such period and (D) amortization expense for such period, all as determined in accordance with GAAP as applied in accordance with past practice.

        "Executive Officer" means any officer of Maker whose compensation is determined by the Compensation Committee of the Board of Directors of Maker.

        "Financial Projections" shall mean written financial projections prepared by Maker and certified by Maker's chief financial officer, prepared in good faith and based upon reasonably assumptions and estimates regarding the economic, business, industry market, legal and regulatory circumstances and conditions relevant to the Maker.

        "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

        "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

        "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefore (other than for collection or deposit in the ordinary course of business); (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Note shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person relative to the face amount of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) that portion of obligations of such Person under Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (vii) all obligations of such Person under any Interest Rate Protection Agreement; (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (ix) any Guaranty by such Person in respect of any of the foregoing.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Maker or any of its Subsidiaries against fluctuations in interest rates or to reduce the effect of any such fluctuations.

        "Investment" shall mean any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, guaranty or otherwise.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

        "Material Adverse Effect" shall mean a (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Maker or (ii) the material impairment of the ability of the Maker to perform its obligations under the Consideration Notes or of the Payee to enforce the obligations of the Maker under the Consideration Notes.

        "Maturity Date" means December 31, 2007.

        "Net Income" shall mean for any period, net income on a consolidated basis for that period determined in accordance with GAAP applied consistently with past practice.

        "Option" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

        "Ownership Threshold" means the minimum principal amount of Convertible Notes at which a conversion at the option of the holders of the Convertible Notes under the terms of the Convertible Notes of the entire outstanding principal amount of the Convertible Notes into fully paid and non-assessable shares of the Maker's common stock, $.001 par value per share (the "Common Stock"), would permit the Payee, on a fully diluted basis, after assuming the conversion into Common Stock of all other Convertible Securities then held by the Payee, to hold an amount equal to or greater than 33% of all of the issued and outstanding Common Stock of the Maker.

        "Non-Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is not a Permitted Subsidiary.

        "Note Issue Date" shall mean the date on which this Note is issued.

        "Payment Date" means each December 31, March 31, June 30 and September 30; provided that if any such Payment Date falls on a day which is not a business day, the applicable payment shall not be due until the next following business day.

        "Permitted Acquisitions" means any acquisition of fifty percent (50%) or more of the equity interests or all or substantially all of the assets of a third party so long as (i) such acquisition is Accretive, and approved by the Maker's board of directors, (ii) following the consummation of the acquisition the Maker has a cash balance of at least $5,000,000, on a consolidated basis, and (iii) the Maker does not incur any Indebtedness in connection with such acquisition.

        "Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is domesticated or incorporated in a jurisdiction of the United States, Canada, the United Kingdom or a country that is a member of the European Union and is a guarantor of Maker's obligations under the Consideration Notes.

        "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Pledge Agreement" means the Pledge Agreement executed by Maker in favor of the Payee and dated the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Registrable Shares" shall have the meaning set forth with respect thereto in the Investor Rights Agreement of even date herewith.

        "Security Agreement" means the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Series B Designation" shall mean the Certificate of Designation of Maker's Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware.

        "Short Term Note" means the Senior Secured Note dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $4,000,000, as it may be amended, restated, modified or replaced in substitution by any other note or notes from time to time.

        "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of November 2, 2004 by and among the Maker, Tertio Telecoms Group, Ltd. and the parties listed therein.

        "Stockholders" shall have the meaning given to such term in the Stock Purchase Agreement.

        "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware.

        "Wholly Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities (other than directors qualifying shares and/or other nominal amounts of shares required to be held by directors or other Persons under applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Annex D

Form of Convertible Note

EXHIBIT B-2
CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAW, AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE MAKER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

$[ ] Principal Amount	, 200

SENIOR SECURED CONVERTIBLE NOTE

EVOLVING SYSTEMS, INC.

        FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation (the "Maker"), having its principal place of business at 9777 Mount Pyramid Court, Englewood, Colorado 80112, hereby promises to pay to the order of Tertio Telecoms Group Ltd., an entity formed and registered in England and Wales with a company number 4419858 ("Payee"), having an address at One Angel Square, Torrens Street, London EC1V 1NY, United Kingdom, the principal sum of [                        Dollars ($                        )] in lawful money of the United States of America.

        1.    Definitions; Interpretations.    In addition to other terms defined elsewhere in this Note, the capitalized terms set forth in Schedule 1 attached hereto and incorporated herein by reference shall have the meanings set forth therein unless defined elsewhere herein or the context otherwise clearly requires. Except as otherwise provided herein, financial and accounting terms used elsewhere in this Note shall be defined in accordance with GAAP.

        2.    Payments of Principal and Interest.    The outstanding principal under this Note and accrued but unpaid interest thereon shall be due and payable at the aforesaid address of Payee or such other place as Payee may designate on the Maturity Date. The outstanding principal balance of this Note shall bear interest at a rate per annum equal to [Insert here the "Applicable Federal Rate" for the month in which this Note is issued], and shall be paid on each Payment Date, commencing with the first Payment Date to occur after the date of this Note. To the extent not paid when due hereunder, interest shall be compounded quarterly.

        3.    Optional Prepayment.    From and after the date hereof, Maker may, with the prior written consent of the Payee, subject to Section 4, prepay this Note in whole or in part. There shall be no premium or penalty in connection with any prepayment. Such prepayment shall include all accrued and unpaid interest on the principal amount of such prepayment and be applied first against accrued and unpaid interest, if any and then against principal outstanding under this Note.

        4.    Mandatory Prepayments.

          (a)   Within forty five (45) days after the end of each fiscal quarter of Maker, starting with the fiscal quarter ending March 31, 2005, Maker shall deliver to Payee a certificate of the chief financial officer of Maker in the form attached hereto as Exhibit A, specifying the closing balance for each of the deposit accounts of Maker set forth thereon on the last day of the most recently completed fiscal quarter (the aggregate of such closing balance for all such accounts is the "Aggregate Quarterly Closing Balance"). Maker shall at all times maintain, and such certificate of the chief financial officer of the Maker shall state that the Maker has during the fiscal quarter to which such certificate relates maintained, such deposit accounts in good faith, and made all payments drawn against such deposit accounts in accordance with past practices or current and owing obligations of Maker incurred in the ordinary course of business. Payee may in its sole discretion within ten (10) days after receipt of such certificate, request that Maker make a prepayment on this Note in the amount up to such amount by which the Aggregate Quarterly Closing Balance exceeds $7,000,000 (the "Account Prepayment Amount"), such payment to be allocated pro rata among the Convertible Notes held by Payees who have requested such payment and Maker shall make such prepayment on this Note within two (2) business days following receipt of written demand from Payee. Such prepayment shall be applied first against accrued interest, if any, and then against principal outstanding under this Note.

          (b)   Upon a Change of Control of Maker, the Payee, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, due and payable immediately. Maker shall pay to Payee said amounts within two (2) business days following receipt of written demand from Payee; provided that Payee must exercise the payment option set forth in this Section 4(b) within forty-five (45) days after receipt of a written notice from Maker regarding the Change of Control, which notice shall describe in reasonable detail the terms and conditions of the Change of Control and the consideration to be paid upon the consummation of the Change of Control.

        5.    Optional Conversion.    At any time, and from time to time, prior to repayment of all amounts due under this Note, all or any portion of the principal amount of this Note, and any accrued but unpaid interest thereon, shall be convertible at the option of the Payee into fully paid and non-assessable shares of the Maker's common stock, $0.001 par value per share (the "Common Stock"). The number of shares of Common Stock ("Common Shares") that Payee shall be entitled to receive upon such conversion shall be equal to the number attained by dividing the principal amount, including any accrued but unpaid interest thereon, being converted by the Conversion Price. The term "Conversion Price" shall mean $            ,(2) as revised from time to time pursuant to Schedule 2 hereto.

(2)
The term "Conversion Price" shall mean the product of: (x) the average closing price per share of the Common Stock on the Nasdaq Stock Market (or such other applicable exchange) as reported by Bloomberg or another reputable reporting service, determined over the ninety (90) calendar-day period immediately following the joint public announcement by the Maker and the Payee of the transactions contemplated by the Stock Purchase Agreement, multiplied by (y) ninety (90%) percent.

        6.    Mandatory Conversion.    At any time prior to repayment of all amounts due under this Note all of the principal amount of this Note, and any accrued but unpaid interest thereon, shall be convertible at the option of the Maker into fully paid and non-assessable shares of Common Stock, in the event that, at any time after the second anniversary of the issuance of this Note, the average of the closing price per share of the Common Stock on the Nasdaq Stock Market (or other applicable stock market exchange) as reported by Bloomberg or another reputable reporting service, for a period of forty-five (45) day consecutive days is equal to or greater than the product of the Conversion Price multiplied by two and a half (2.5); provided that Maker must exercise the conversion option set forth in this Section 6 within ten (10) consecutive days after the last day of such forty-five (45) day period. The number of Common Shares that Payee shall be entitled to receive upon such conversion shall be equal to the number attained by dividing the principal amount, and any accrued but unpaid interest thereon, being converted by the Conversion Price.

        7.    Mechanics of Conversion.

          (a)   In order to exercise the conversion privilege, Payee shall surrender this Note, duly endorsed, to Maker's address set forth above, and shall give written notice of conversion to Maker stating Payee's election to convert this Note or the portion thereof specified in said notice. As promptly as practicable after the surrender of this Note as aforesaid, Maker shall issue and shall deliver to Payee a certificate or certificates for the number of full Common Shares issuable upon the conversion of this Note or portion thereof registered in the name of Payee in accordance with the provisions of this Section 7, and a check or cash for the Fair Market Value of any fraction of a Common Share arising upon such conversion. For purposes of this Note, the "Fair Market Value" of a share of Common Stock as of a particular date shall be determined as follows: (i) if the Common Stock is listed for trading on the Nasdaq Stock Market (or other applicable stock market exchange), then the current value shall be the closing price per share of Common Stock on Nasdaq Stock Market (or other applicable stock market exchange), as reported by Bloomberg or other reputable reporting service, on the last business day prior to the date of conversion of this Note, or if no such sale is made on such day, the average of the closing bid prices for the Common Stock for such day on such exchange or system; or (ii) if the Common Stock is not so listed on an exchange or system or admitted to unlisted trading privileges, the current value shall be the average of the last reported bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the conversion of this Note; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Maker.

          (b)   In case this Note shall be surrendered for partial conversion, the Maker shall execute and deliver to Payee, without charge, a new Note in an aggregate principal amount equal to the unconverted principal amount of the surrendered Note.

          (c)   Each conversion shall be deemed to have been effected on the date on which this Note shall have been surrendered and the conversion notice shall have been received by Maker, as aforesaid, and Payee shall be deemed to have become on said date the holder of record of the Common Shares issuable upon such conversion.

        8.    Adjustment Provisions.    Whenever the Conversion Price shall be adjusted pursuant to Schedule 2, the Maker shall forthwith file in the custody of its Secretary or an Assistant Secretary at its office, and with its stock transfer, if any, an officer's certificate showing the adjusted Conversion Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Payee and the Maker shall, forthwith after each such adjustment, deliver a copy of such certificate to the Payee.

        9.    Mergers, Consolidations, Sales.

          (a)   Subject to Section 4(b) of this Note, in the case of any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker (each of the foregoing, a "Capital Transaction"), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby Payee shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore issuable upon conversion of this Note had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Payee to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note. Maker shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than Maker) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Payee, the obligation to deliver to Payee such shares of stock, securities or assets as, in accordance with this Section 9, Payee may be entitled to receive.

          (b)   On or before the date that is ten (10) business days prior to Maker's mailing of a stockholder proxy and notice of a stockholder meeting in connection with a stockholder meeting called for the purpose of approving a Capital Transaction, Maker shall provide the Payee with written notice (the "Transaction Notice"). The Transaction Notice shall describe in reasonable detail the terms and conditions of the Capital Transaction and the consideration to be paid upon the consummation of the Capital Transaction. In the event the Capital Transaction would result in a Change of Control of Maker, then as a condition of such Capital Transaction, provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby (i) Payee may exercise its rights as set forth in Section 9 and Section 4(b) of this Note and (ii) the outstanding balance of this Note be paid to the extent Payee has elected to have this Note be paid pursuant to Section 4(b) of this Note.

        10.    Registration Under the Securities Act of 1933.    The Payee is entitled to the benefits of that certain Investor Rights Agreement (as such term is defined in the Series B Designation), relating to registration of the Common Shares issuable upon any conversion of this Note, and such agreement is incorporated by reference into this Note.

        11.    Security.

          (a)   As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a first priority security interest in and a lien on: (i) all of the Collateral (as that term is defined in the Security Agreement) and (ii) all of the Collateral (as that term is defined in the Pledge Agreement). Payee shall have all rights provided to a secured party under the Security Agreement and Pledge Agreement under the Uniform Commercial Code of the State of Delaware. The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee's security interest granted in this Section 11 and under the Security Agreement and Pledge Agreement.

          (b)   The security interest securing the repayment of all liabilities arising under this Note, and any guaranties executed by the Maker or any of its Subsidiaries in favor of Payee (or any collateral agent appointed for the benefit of Payee) in connection with this Note, shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the Consideration Notes is equal to or less than ten percent (10%) of the original aggregate principal amount of all of the Consideration Notes at the time of issuance. Upon the occurrence of such an event and written notice thereof to the Payee:

              (i)  the Maker is hereby authorized to terminate all applicable security interests and liens encumbering the Collateral;

             (ii)  the negative covenants set forth in Sections 13(b), 13(c), 13(d), 13(f), 13(j), and 13(k) of this Note shall terminate;

            (iii)  the negative covenants set forth in Section 13(e) of this Note shall be deemed modified by adding (in addition to, and not in lieu of, all other Permitted Indebtedness described in Section 13(e)) Indebtedness of the Maker and all Subsidiaries in an amount not to exceed in the aggregate the principal amount of $3,000,000 at any given time outstanding to the definition of Permitted Indebtedness;

            (iv)  the negative covenant in Section 13(g) of this Note shall be deemed modified to increase the limitation on Capital Expenditures to $5,000,000 in any fiscal year; and

             (v)  the negative covenant in Section 13(i) of this Note shall be deemed modified to provide that Investments by Maker in a minority equity interest of Persons engaged in the Maker's Business are Permitted Investments (in addition to, and not in lieu of, all other Permitted Investments described in Section 13(i)), provided that such investments do not exceed 5% of the Maker's net worth at the time of such Investments.

  The Payee agrees to take such actions and to execute and deliver such documents and instruments, as may be reasonably requested by Maker and at the Maker's expense, in order to evidence the terminations described herein and to release any lien or security interest in any collateral securing repayment of the liabilities arising under this Note.

        12.    Affirmative Covenants.    Maker covenants and agrees that, so long as any Indebtedness is outstanding hereunder, it shall comply, and shall cause its Subsidiaries (to the extent applicable) to comply, with each of the following:

          (a)   Upon the request of Payee from time to time, (i) provide Payee and its representatives (at the Maker's expense) access to its books and records and to any of its and its Subsidiaries' properties or assets upon three (3) days' advance notice and during regular business hours in order that Payee or its representatives may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Maker and its subsidiaries pertaining to their deposit accounts, provided, however, that the Payee may conduct such inspections and examinations no more frequently than twice in any 12-month period, unless an Event of Default has occurred and is continuing, in which case the Payee shall not be so limited, and (ii) upon reasonable advance notification to Maker, permit Payee or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Payee may deem appropriate, including without limitation, for the purpose of verifying any certificate delivered by Maker to Payee under Section 4 hereof, provided that any such parties are a party to, or bound by, an acceptable non-disclosure agreement. The Payee shall conduct at least one meeting with an executive officer of the Maker in the course of each such inspection and examination or discussion with officers or independent accountants.

          (b)   Comply with all laws, ordinances or governmental rules or regulations to which it is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to so comply or obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

          (c)   Except as otherwise permitted under Section 13 of this Note, at all times preserve and keep in full force and effect (i) its corporate existence and (ii) take all reasonable action to maintain all rights and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so in the case of clause (ii) of this Section 12(c) would not reasonably be expected to have a Material Adverse Effect.

          (d)   Furnish to Payee notice of the occurrence of any Event of Default within five (5) business days after it becomes known to any of Maker's Authorized Officers.

          (e)   File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that Maker need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Maker on a timely basis in good faith and in appropriate proceedings, and Maker has established adequate reserves therefor in accordance with GAAP on it books.

          (f)    Operate Maker's Business (as defined in Section 13(m) of this Note) in the ordinary course of business except as provided herein.

          (g)   In any fiscal year, increase the Compensation of Executive Officers of Maker only with the unanimous consent of the Compensation Committee.

        13.    Negative Covenants.    Maker covenants and agrees that so long as any Indebtedness is outstanding hereunder, neither it nor any of its Subsidiaries shall undertake any of the following without obtaining the prior written consent of the Payee:

          (a)   voluntarily liquidate, dissolve or wind up, except for the liquidation, dissolution and winding-up of CMS Communications, Inc. and Telecom Software Enterprises, LLC ("TSE");

          (b)   pay, declare or set aside any sums for the payment of any dividends, or make any distributions on, any shares of its capital stock or other securities or make prepayments of principal on any Indebtedness except in the case of the following (each, a "Permitted Payment"):

              (i)  prepayments of principal or payments of interest on (A) any of the Consideration Notes, (B) any Indebtedness incurred under the Working Capital Exclusion as provided in Section 13(e)(x) of this Note and promissory notes issued to Peter McGuire and Lisa Marie Maxson pursuant to the Acquisition Agreement dated October 15, 2004 by and among Maker, Peter McGuire and Lisa Marie Maxson (collectively, the "TSE Promissory Notes"); provided that there is no Event of Default under this Note and the collateral securing any such Indebtedness shall be added to the Collateral (as defined in the Security Agreement) or (C) any Indebtedness of Evolving Systems Holdings Limited ("ESHL") or its Subsidiaries in favor of Royal Bank of Scotland PLC and disclosed in Schedule 3 of this Note;

             (ii)  dividends or distributions payable in the common stock of Maker or any of its Subsidiaries;

            (iii)  payments in accordance with any Series B Approved Plan (as such term is defined in the Series B Designation);

            (iv)  dividends or distributions payable by any of Maker's Subsidiaries to the Maker;

             (v)  dividends or distributions by (A) any Permitted Subsidiary to another Permitted Subsidiary or (B) any Non-Permitted Subsidiary to a Permitted Subsidiary;

            (vi)  dividends or distributions by a Subsidiary of ESHL to ESHL or another Wholly Owned Subsidiary of ESHL;

           (vii)  regularly scheduled payments of principal on Indebtedness permitted under Section 13(e) (excluding Sections 13(e)(iii) through 13(e)(viii)) of this Note; and

          (viii)  payments (whether regularly scheduled, upon demand or otherwise) of Indebtedness permitted under Sections 13(e)(iii) through 13(e)(viii) to the extent such payments are made to or received by Maker or a Subsidiary that is a guarantor;

          (c)   purchase, acquire or obtain (i) any capital stock or other proprietary interest, directly or indirectly, in any other entity or (ii) all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) other than Investments permitted under Section 13(i) and Permitted Acquisitions;

          (d)   (i) sell or transfer all or a substantial portion of its assets to another Person; (ii) sell, transfer or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; or (iii) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than as described in clause (ii) above), except:

              (i)  sales of inventory in the ordinary course of business;

             (ii)  sales or liquidations of Investments permitted by Section 13(i);

            (iii)  (A) sales or other dispositions of property by any Subsidiary of Maker to the Maker or to any other Subsidiary and (B) sales or other dispositions of property by the Maker to any if its Subsidiaries, so long as the security interests granted to the Payee pursuant to the Security Agreement in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale or other disposition) and provided that any such Subsidiaries to whom such sales or dispositions are made are guarantors of the Consideration Notes;

            (iv)  sales or other dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, or other assets not practically usable in the business of the Maker or its Subsidiaries; provided that the aggregate amount of such sales or dispositions does not exceed $250,000 in any fiscal year of the Maker;

             (v)  Licenses of intellectual property of Maker or its Subsidiaries in the ordinary course of business and which would not otherwise reasonably result in a Material Adverse Effect; or

            (vi)  sales, transfers or other dispositions that constitute a Change of Control;

          (e)   create, incur, assume or suffer to exist any Indebtedness, except, so long as no Event of Default then exists or would exist as a result thereof, the following ("Permitted Indebtedness"):

              (i)  Indebtedness outstanding on the date of this Note and listed on Schedule 3 hereto, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

             (ii)  obligations under the Consideration Notes and the TSE Promissory Notes;

            (iii)  inter-company Indebtedness between Maker or any Permitted Subsidiary and Evolving Systems Networks India Private Limited ("ESN"); provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to ESN, when taken together with the aggregate amount of Permitted Investments in ESN under Section 13(i)(ii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iv)  inter-company Indebtedness between Maker or any Permitted Subsidiary and TSE; provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to TSE, when taken together with the aggregate amount of Permitted Investments in TSE under Section 13(i)(iii) of this Note, does not exceed $125,000 in any year;

             (v)  inter-company Indebtedness between (A) Maker and its Permitted Subsidiaries or (B) a Permitted Subsidiary with another Permitted Subsidiary;

            (vi)  inter-company Indebtedness owing by Maker or a Permitted Subsidiary to a Non-Permitted Subsidiary;

           (vii)  inter-company Indebtedness between (A) ESHL and any of its Wholly Owned Subsidiaries or (B) a Wholly Owned Subsidiary of ESHL with another Wholly Owned Subsidiary of ESHL;

          (viii)  inter-company Indebtedness owing by ESHL or any Wholly Owned Subsidiary of ESHL to Maker or a Permitted Subsidiary, provided that such Indebtedness shall be incurred solely to (A) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (B) fund Capital Expenditures permitted under Section 13(g) of this Note, and provided further that promptly upon the incurrence of such Indebtedness, Maker shall give the Payees written notice of the making thereof and the amount thereof;

            (ix)  purchase money Indebtedness to fund the purchase of property otherwise permitted under Section 13(g) of this Note and Indebtedness constituting Capital Leases permitted under Section 13(g);

             (x)  Indebtedness in the form of an unsecured line of credit in an amount not to exceed in the aggregate the principal amount of $2,000,000 at any time outstanding (the "Working Capital Exclusion");

            (xi)  Accrual of interest, accretion or amortization of original issue discount or payment-in-kind interest in connection with Indebtedness otherwise permitted under this Section 13(e);

           (xii)  (A) Indebtedness incurred in connection with a Permitted Acquisition and (B) Indebtedness for Capital Leases assumed pursuant to a Permitted Acquisition, provided that the aggregate Indebtedness of clause (A) and (B) of this Section 13(e)(xii) outstanding at any time does not exceed $1,000,000;

          (xiii)  to the extent under GAAP, the Series B Preferred Stock would be treated as debt or mezzanine financing on the financial statements of Maker;

          (xiv)  Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year; and

           (xv)  Indebtedness owing from ESHL to Maker for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Indebtedness, when taken together with the aggregate amount of Permitted Investments by Maker in ESHL under Section 13(i)(vii) of this Note, does not exceed $12,500,000;

          (f)    mortgage, encumber, or create or suffer to exist Liens on any of its assets, other than the following (each, a "Permitted Lien");

              (i)  encumbrances or Liens in favor of Payee or any holder of the Consideration Notes;

             (ii)  Liens that arise out of operation of law;

            (iii)  easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by existing or proposed restrictions on land use;

            (iv)  Liens securing Indebtedness permitted under Section 10(e)(vi); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of property being acquired on the date of acquisition and (C) such Liens are granted substantially contemporaneously with the acquisition of such property;

             (v)  Liens existing on the date hereof and listed on Schedule 3 hereto and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased, and (C) any renewal or extension of the obligations secured or benefited thereby is not prohibited by this Note; and

            (vi)  Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year;

          (g)   make or commit to make any Capital Expenditures (whether by expenditure of cash or the incurrence of Indebtedness for Capital Leases to fund the acquisition of property pursuant to any permitted Capital Expenditure); provided that, the cash paid for the Capital Expenditure, when taken together with the aggregate liability required by GAAP consistently applied and in accordance with the Maker's past practice, to be reflected in Maker's financial statements in respect of any Capital Lease ("Lease Liability") plus the sum of (i) any cost incurred by Maker in connection with the acquisition, delivery or installation of the property which is the subject of the Capital Lease, but which cost is not included in the Lease Liability and (ii) to the extent not otherwise reflected in the Capital Lease payments, interest expense incurred in respect of the Capital Lease for the relevant fiscal year will be deemed a Capital Expenditure made or committed during the fiscal year in which the Capital Lease is signed or becomes effective, whichever first occurs, does not exceed $2,000,000 in any fiscal year;

          (h)   enter into any transaction with any of its Affiliates that is less favorable to Maker or any of its Subsidiaries than would have been the case if such transaction had been effected on an arms length basis with a Person other than an Affiliate, except for transactions between and among Maker and its Subsidiaries otherwise permitted under this Note;

          (i)    enter into or make any Investments, other than the following (each, a "Permitted Investment"):

              (i)  Cash Equivalents;

             (ii)  (A) equity Investments existing as of the date hereof in ESN and (B) equity Investments made after the date hereof by Maker or any Permitted Subsidiary in ESN provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to ESN permitted under Section 13(e)(iii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iii)  (A) equity Investments existing as of the date hereof in TSE and (B) equity Investments made after the date hereof in TSE provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to TSE permitted under Section 13(e)(iv) of this Note, does not exceed $125,000 in any fiscal year;

            (iv)  equity Investments (A) existing as of the date hereof in any Permitted Subsidiary and (B) equity Investments made after the date hereof in any Permitted Subsidiary;

             (v)  (A) equity Investments existing as of the date hereof in ESHL or any of ESHL's Wholly Owned Subsidiaries, (B) equity Investments made after the date hereof by Maker in ESHL, provided that such Investments shall be made solely to (1) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (2) fund Capital Expenditures permitted under Section 13(g) of this Note, and provided further that promptly upon the making of any such Investments, Maker shall give the Payees written notice of the making thereof and the amount thereof, and (C) equity Investments made after the date hereof by ESHL or a Wholly Owned Subsidiary of ESHL in any of ESHL's Wholly Owned Subsidiaries;

            (vi)  equity Investments by a Non-Permitted Subsidiary in a Permitted Subsidiary;

           (vii)  equity Investments by Maker in ESHL for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Investments, when taken together with the aggregate amount of Permitted Indebtedness under Section 13(e)(xv) of this Note, does not exceed $12,500,000, provided further that, the amount of such equity Investments shall not exceed fifty percent (50%) of the aggregate amount of the equity Investments made pursuant to this Section 13(i)(vii) plus the aggregate amount of Permitted Indebtedness permitted under Section 13(e)(xv) of this Note;

          (viii)  Investments consisting solely of appreciation in value of existing Investments permitted hereunder;

            (ix)  any Permitted Payments under Section 13(b) of this Note, without duplication;

             (x)  any Permitted Indebtedness under Section 13(e) of this Note, without duplication; and

          (j)    change its fiscal year;

          (k)   establish any bank accounts into which accounts receivable are deposited, other than those listed on Exhibit B unless such bank accounts shall be pledged to Payee and the other secured parties pursuant to the Security Agreement;

          (l)    change or amend its Certificate of Incorporation or Bylaws in a manner adverse to Payee's rights and remedies under this Note, any Consideration Note, the Security Agreement or the Pledge Agreement; or

          (m)  engage in any material line of business not related to the OSS communications industry or any business reasonably related or incidental thereto (the "Maker's Business").

        14.    Determination of Accretive.    In the event the Maker proposes to enter into an agreement to acquire another Person (the "Proposed Acquisition"), the Maker shall mail written notice of such event, together with the Financial Projections, to the Payee, no later than twenty (20) calendar days prior to the contemplated effective date of the Proposed Acquisition. The Financial Projections shall be deemed accepted and conclusive and binding upon the Payee, unless the Payee shall give written notice to the Maker of the items in the Financial Projections with which the Payee disagrees (the "Accretive Calculation Disagreement Notice") within twenty (20) calendar days of the receipt by the Payee of the Financial Projections. The Accretive Calculation Disagreement Notice shall specify each item disagreed with by the Payee (or the Payee's calculation thereof) and the dollar amount of such disagreement. The Maker may, within twenty (20) calendar days of its receipt of the Accretive Calculation Disagreement Notice, advise the Payee that the Maker has accepted the position of the Payee as set forth on the Accretive Calculation Disagreement Notice, whereupon the Proposed Acquisition shall be considered a Permitted Acquisition Event for all purposes of this Note. If the Maker does not notify the Payee of the Maker's acceptance of the Payee's position, then the Maker and the Payee shall, during the twenty (20) calendar days after receipt by the Maker of the Accretive Calculation Disagreement notice, negotiate in good faith to resolve any such disagreements. If at the end of such twenty (20) calendar days, the Maker and Payee have been unable to resolve their disagreements, either the Maker or the Payee may engage on behalf of the Maker and the Payee, Grant Thornton LLP (or such other Person mutually agreed to in writing by the Maker and Payee) (the "Unaffiliated Firm") to resolve the matters set forth in the Accretive Calculation Disagreement Notice. The Unaffiliated Firm shall (i) resolve the disagreement as to the Financial Projections as promptly as possible after its engagement by the parties; (ii) thereby consider and resolve only those items in the Accretive Calculation Disagreement

Notice which remain unresolved between the Maker and the Payee; and (iii) shall otherwise employ such procedures as it, in its sole discretion, deems necessary or appropriate in the circumstances. The Unaffiliated Firm shall submit to the Maker and the Payee a report of its review of the items in the Accretive Calculation Disagreement Notice as quickly as practicable and shall include in such report its determination as to whether the effect of the proposed merger or consolidation is Accretive. The determination so made by the Unaffiliated Firm shall be conclusive, binding on, and non-appealable by, the Maker and the Payee. The fees and disbursements of the Unaffiliated Firm shall be borne one half by the Maker and one half by the Payee. Notwithstanding all of the foregoing, the Maker may elect, at any time, not to comply with this Section 14 with respect to a Proposed Transaction (or if the Maker otherwise fails to properly comply with the terms of this Section 14) in which event, the transaction shall be deemed not to be Accretive.

        15.    Events of Default.    For purposes of this Note, an "Event of Default" shall have occurred hereunder if:

          (a)   Maker shall fail to pay within one (1) business day after the date when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise, including the other Consideration Notes;

          (b)   Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in Section 15(a) of this Note) or under any Consideration Note or in the Security Agreement or Pledge Agreement, and such default shall continue uncured for twenty (20) consecutive days after notice thereof to Maker given by Payee;

          (c)   Maker becomes insolvent or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) consecutive days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Maker and, in the case of proceedings not instituted or commenced by Maker, if contested by Maker, and not dismissed or stayed within ninety (90) consecutive days; if any order for relief is entered relating to any of the foregoing proceedings which order is not stayed; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

          (d)   (i) This Note, any of the other Consideration Note or the Security Agreement or the Pledge Agreement shall, for any reason (other than payment or satisfaction in full of the obligations represented thereby) not be or shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or (ii) Payee or any other secured party under the Security Agreement or the Pledge Agreement shall not give or shall cease to have a valid and perfected Lien in any collateral under such Security Agreement or Pledge Agreement (other than by reason of a release of collateral in accordance with the terms hereof or thereof) with the priority required by the Security Agreement or Pledge Agreement, as applicable, or (iii) the validity or enforceability of any of the Consideration Notes or the liens granted, to be granted, or purported to be granted, by the Security Agreement or the Pledge Agreement shall be contested by the Maker;

          (e)   If Maker shall be in default with respect to any payment, when due (subject in each case to applicable grace or cure periods), of any Indebtedness in excess of $175,000 (other than under this Note or any other Consideration Note), or any other default shall occur under any agreement or instrument evidencing such Indebtedness, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity; or

          (f)    If: (i) as of June 30, 2005, Maker's EBITDA for the most recently ended fiscal half year shall not exceed $0, or (ii) beginning with the fiscal half year ending December 31, 2005, as of the last day of any fiscal half year ending in any June or December, Maker's Ratio of Indebtedness to EBITDA shall be greater than 4-to-1. For purposes of calculating EBITDA for this Section 15(f), (x) all non-cash charges for goodwill impairment resulting from the transactions contemplated by the Stock Purchase Agreement shall be added back to Net Income; and (y) Net Income shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock. For the purposes of calculating Indebtedness for this Section 15(f), Indebtedness shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock.

          (g)   If Maker shall have breached its covenant under the Stock Purchase Agreement to duly convene a Stockholder Meeting (as defined in the Stock Purchase Agreement) within the time period set forth therein.

          (h)   If Maker or shall have failed to have a Shelf Registration Statement filed and declared effective as provided under Section 5 of the Series B Designation.

        Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred under this Note if the Event of Default resulted solely from a breach of any representation, warranty or covenant of Tertio Telecoms Group Limited under the Stock Purchase Agreement.

        16.    Consequences of Default.    Upon the occurrence and during the continuance of an Event of Default:

          (a)   upon receipt of notice from Payee, at Payee's option, Maker shall immediately pay to Payee (to the extent not previously paid) any Account Prepayment Amount (calculated as of the most recent test dates), regardless of whether Payee requested any such payment at the time of calculation (provided, that so long as there remains any amount outstanding under the terms of any Consideration Notes held by Payee, Maker shall allocate payments of the Account Prepayment Amount to this Note and the other Consideration Notes in the amounts and priorities determined by Payee in its sole discretion; and

          (b)   the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys' fees and disbursements) incurred by Payee in connection with the collection or enforcement of this Note, the Security Agreement or the Pledge Agreement, shall at the option of Payee, and by notice to Maker (except if an Event of Default described in Section 15(c) shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon.

        In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note, the Security Agreement and the Pledge Agreement upon the occurrence of an Event of Default, including all reasonable attorneys' fees.

        17.    Remedies not Exclusive.    The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

        18.    Notices.    All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112 Attention: Anita Moseley, General Counsel Tel.: (303) 802-2599 Fax: (303) 802-1138
with a copy to:
Holme Roberts & Owen LLP 1700 Lincoln St., Suite 4100 Denver, CO 80203-4541 Attention: Charles D. Maguire, Jr., Esq. Tel: (303) 861-7000 Fax: (303) 866-0200
If to the Payee:	Tertio Telecoms Group Ltd. c/o Apax Partners Ltd. 15 Portland Place London W1B 1PT United Kingdom
Attn: Peter Skinner Tel: 44.20.7843.4000 Fax: 44.20.7843.4001
With copies to:	Advent International plc 123 Buckingham Palace Road London SW1W 9SL United Kingdom
Attn: James Brocklebank Tel: 44.20.7333.5516 Fax: 44.20.7333.0801

Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, Pennsylvania 19103 Attn: Cary S. Levinson, Esq. Tel: (215) 981-4091 Fax: (215) 981-4750

        Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

        19.    Severability.    In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        20.    Successors and Assigns; Assignments.    This Note inures to the benefit of the Payee and binds the Maker, and its successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Maker may not assign or transfer this Note, without the consent of Payee. At any time and from time to time, the Payee, in its sole discretion, may transfer to any Person all or a portion of the outstanding principal and/or accrued interest hereunder without the consent of the Maker, provided, however, this Note may not be assigned, transferred or sold by Payee to any Person that engages in, or controls an entity that engages in, a business competitive with the Maker's business. Furthermore, as a condition of the transfer, any transferee of Payee of this Note must agree to become bound by the provisions of this Note, the Security Agreement and the Pledge Agreement.

        21.    Entire Agreement.    This Note (together with the other Consideration Notes, the Security Agreement and the Pledge Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

        22.    Modification of Agreement.    This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

        23.    Releases by Maker.    Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

        24.    Waivers by Maker.    Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (other than notices expressly required by the terms of this Note, the Security Agreement or the Pledge Agreement); liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

        25.    Revenue and Stamp Tax.    Maker shall pay all reasonable out-of-pocket expenses incurred by the Payee in connection with any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

        26.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

        27.    Consent to Jurisdiction and Service of Process.    Maker irrevocably appoints each of Maker's Authorized Officers as its attorneys-in-fact upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note. Maker hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court of Delaware by service of process on any such officer. Maker further agrees that the courts of the State of Delaware and the United States District Court of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker's obligations hereunder. Notwithstanding the foregoing, Payee, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

        28.    Headings.    The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

        29.    WAIVER OF JURY TRIAL.    MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE'S ADVANCING THE FUNDS UNDER THIS NOTE.

        30.    ACKNOWLEDGEMENTS.    MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH IN SECTION 29 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first set forth above.

EVOLVING SYSTEMS, INC.
By:

Name:
Title:
Acknowledged and Agreed:
PAYEE:
Tertio Telecoms Group Ltd.
By:

Name:
Title:

SCHEDULE 1
DEFINITIONS

        "Accretive" shall mean that the projected pro forma consolidated EBITDA (calculated on a per share basis) of the Maker and the other constituent entity(ies) in such transaction, and the respective Consolidated Subsidiaries of the Maker and such constituent entity(ies) for the twelve calendar month period immediately following such transaction, is not less than the projected EBITDA (calculated on a per share basis), on a consolidated basis, of the Maker and its Consolidated Subsidiaries for the same period, all as presented in the Financial Projections.

        "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section (ii) of Schedule 2, deemed to be issued) by the Maker after the Note Issue Date, other than shares of Common Stock issued, issuable or deemed issued:

            (i)  by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section (c), (d) or (e) of Schedule 2;

           (ii)  by reason of Options granted or stock issued with the approval of the Board to employees, independent contractors, officers or directors of the Corporation or any Corporation Subsidiary pursuant to an equity incentive plan approved by the stockholders of the Corporation; or

          (iii)  by reason of the conversion of any capital stock, convertible or exchangeable notes or any other instruments issued by the Corporation in connection with the Stock Purchase Agreement.

        "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

        "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

        "A Notes" means the Senior Secured Notes dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $11,950,000, each as they may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payee which may be issued in substitution for or in addition to the A Notes issued to Payee by Maker under the terms of such A Notes.

        "Authorized Officer" shall mean, with respect to Maker, the chief executive officer, chief financial officer, any vice president, treasurer, comptroller, or general counsel.

        "B-1 Note" means the Senior Secured Note by Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote of the matters presented for their approval at the Initial Stockholder Meeting (as such term is defined in the Series B Designation), as it may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Note by Maker in favor of Payee which may be issued in substitution for or in addition to the B-1 Note issued to Payee by Maker under the terms of such B-1 Note.

        "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash, or incurred by entering into a synthetic lease arrangement or a Capital Lease, or otherwise accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person, and all research and development expenditures which in accordance with GAAP are or should be accounted for as a capital expenditure in the balance sheet of that Person, but excluding expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

        "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Cash Equivalents" shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit, Eurodollar time deposits, overnight bank deposits and other interest bearing deposits or accounts (other than securities accounts) or bankers' acceptances having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000.00 and with a senior unsecured debt credit rating of at least "A-2" by Moody's or "A" by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof or the District of Columbia, in each case having a remaining term until maturity of not more than two hundred seventy (270) days from the date such investment is made and rated at least P-1 by Moody's or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

        "Change in Control" shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Primary Holder (as such term is defined in the Series B Designation) acquiring ownership or control of in excess of 50% of equity securities having voting power to vote in the election of the Board of Directors of Maker either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of Maker (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of Maker to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of Maker.

        "Closing Share Price" means the product of (i) the Conversion Price multiplied by (ii) 111.1%.

        "Compensation" means all salary and bonuses, but excludes any compensation under any equity incentive plan.

        "Consideration Notes" means the collective reference to this Note, A Notes, B-1 Note, and the Short Term Note.

        "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

        "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of greater than 50% of the voting securities of such Person or by acting as the general partner of a limited partnership (the terms "Controlled by" and "under common Control with" shall have correlative meanings.)

        "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

        "EBITDA" shall mean for any period, Net Income for such period plus, without duplication, the aggregate amounts deducted in determining Net Income during such period, the sum of (A) interest paid on indebtedness for such period, (B) income taxes for such period, (C) depreciation expense for such period and (D) amortization expense for such period, all as determined in accordance with GAAP as applied in accordance with past practice.

        "Executive Officer" means any officer of Maker whose compensation is determined by the Compensation Committee of the Board of Directors of Maker.

        "Financial Projections" shall mean written financial projections prepared by Maker and certified by Maker's chief financial officer, prepared in good faith and based upon reasonably assumptions and estimates regarding the economic, business, industry market, legal and regulatory circumstances and conditions relevant to the Maker.

        "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

        "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

        "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefore (other than for collection or deposit in the ordinary course of business); (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Note shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person relative to the face amount of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) that portion of obligations of such Person under Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (vii) all obligations of such Person under any Interest Rate Protection Agreement; (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (ix) any Guaranty by such Person in respect of any of the foregoing.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Maker or any of its Subsidiaries against fluctuations in interest rates or to reduce the effect of any such fluctuations.

        "Investment" shall mean any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, guaranty or otherwise.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

        "Material Adverse Effect" shall mean a (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Maker or (ii) the material impairment of the ability of the Maker to perform its obligations under the Consideration Notes or of the Payee to enforce the obligations of the Maker under the Consideration Notes.

        "Maturity Date" means December 31, 2007.

        "Net Income" shall mean for any period, net income on a consolidated basis for that period determined in accordance with GAAP applied consistently with past practice.

        "Non-Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is not a Permitted Subsidiary.

        "Note Issue Date" shall mean the date on which this Note is issued.

        "Option" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

        "Payment Date" means each December 31, March 31, June 30 and September 30; provided that if any such Payments Date falls on a day which is not a business day, the applicable payment shall not be due until the next following business day.

        "Permitted Acquisitions" means any acquisition of fifty percent (50%) or more of the equity interests or all or substantially all of the assets of a third party so long as (i) such acquisition is Accretive, and approved by the Maker's board of directors, (ii) following the consummation of the acquisition the Maker has a cash balance of at least $5,000,000, on a consolidated basis, and (iii) the Maker does not incur any Indebtedness in connection with such acquisition.

        "Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is domesticated or incorporated in a jurisdiction of the United States, Canada, the United Kingdom or a country that is a member of the European Union and is a guarantor of Maker's obligations under the Consideration Notes.

        "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Pledge Agreement" means the Pledge Agreement executed by Maker in favor of Payee and dated the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Security Agreement" means the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Series B Designation" means the Certificate of Designation of Maker's Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware.

        "Short Term Note" means the Senior Secured Note dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $4,000,000, as it may be amended, restated, modified or replaced in substitution by any other note or notes from time to time.

        "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of November 2, 2004 by and among the Maker, Tertio Telecom Group, Ltd. and the parties listed therein.

        "Stockholders" shall have the meaning given to such term in the Stock Purchase Agreement.

        "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware.

        "Wholly Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities (other than directors qualifying shares and/or other nominal amounts of shares required to be held by directors or other Persons under applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

SCHEDULE 2

CONVERSION PRICE ADJUSTMENT PROVISIONS

        (a)    No Adjustment of Conversion Price.

            (i)  No adjustment in the Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if the consideration per share (determined pursuant to Section (a)(iv) below) for such Additional Shares of Common Stock issued or deemed to be issued by the Maker is at least equal to the Closing Share Price. In addition, no adjustment in the Conversion Price shall be made if, prior to such issuance or deemed issuance of Additional Shares of Common Stock, the Maker receives written notice from the Payee agreeing that no such adjustment shall be made as a result of such issuance or deemed issuance.

          (ii)    Issue of Securities to be a Deemed Issue of Additional Shares of Common Stock.

            (A)  If the Maker at any time or from time to time after the Note Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

            (B)  If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section (iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Maker upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted prospectively to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

            (C)  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section (a)(iii) below (either because the consideration per share (determined pursuant to Section (a)(iv) below) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Note Issue Date), are revised after the Note Issue Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Maker upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section (ii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

            (D)  Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section (e)(iii) below, the Conversion Price shall be readjusted prospectively to such Conversion Price as would have been obtained had such Option or Convertible Security never been issued.

            (E)  No adjustment in the Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.

          (iii)    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.    In the event the Maker shall at any time after the Note Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (a)(ii) above), without consideration or for a consideration per share less than the Closing Share Price, then the Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock that the aggregate consideration received or to be received by the Maker for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that, (i) all shares of Common Stock issuable upon conversion or exercise of shares of Series B Preferred Stock, Options or Convertible Securities outstanding immediately prior to such issue or upon exercise of such securities shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Series B Preferred Stock shall be determined without giving effect to any adjustments to the Conversion Price resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (iv)    Determination of Consideration.    For purposes of this Schedule 2, the consideration received by the Maker for the issue of any Additional Shares of Common Stock shall be computed as follows:

            (A)    Cash and Property.    Such consideration shall:

               (I)  insofar as it consists of cash, be computed at the aggregate amount of cash received by the Maker, excluding amounts paid or payable for accrued interest;

              (II)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the members of the Board other than any member who will receive such property; and

            (III)  in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Maker for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the members of the Board of Maker other than any member who will receive such consideration.

            (B)    Options and Convertible Securities.    The consideration per share received by the Maker for Additional Shares of Common Stock deemed to have been issued pursuant to Section (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

               (I)  the total amount, if any, received or receivable by the Maker as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

              (II)  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (v)    Multiple Closing Dates.    In the event the Maker shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock and that would result in an adjustment to the Conversion Price pursuant to the terms of Section (a)(iii) above, and such issuance dates occur within a period of no more than sixty (60) consecutive days, then, upon the final such issuance, the Conversion Price shall be readjusted prospectively to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

        (b)    Adjustment for Stock Splits and Combinations.    If the Maker shall at any time or from time to time after the Note Issue Date effect a subdivision of the outstanding Common Stock (whether by stock split, stock dividend or otherwise), the Conversion Price in effect immediately before the subdivision shall be proportionately decreased. If the Maker shall at any time or from time to time after the Note Issue Date combine the outstanding shares of Common Stock (whether by reverse stock split or otherwise), the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

        (c)    Adjustment for Certain Dividends and Distributions.    In the event the Maker at any time, or from time to time after the Note Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased, as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

            (i)  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

           (ii)  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

        (d)    Adjustments for Other Dividends and Distributions.    In the event the Maker at any time or from time to time after the Note Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Maker (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the Payee shall receive upon conversion of the Note, in addition to the number of shares of Common Stock to be received upon such conversion, the kind and amount of securities of the Maker, cash or other property that the Payee would have been entitled to receive had the Note been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the Payee.

        (e)    Adjustment for Merger or Reorganization, etc.    Subject to the provisions of Section 2(c) of the Series B Designation, if there shall occur a change in Control in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections (b), (c) or (d) of this Schedule 2), then, subject to the provisions of Section 4(b) of the Note, following any such reorganization, recapitalization, reclassification, consolidation or merger, the outstanding principal amount of the Note, and any accrued but unpaid interest thereon, shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Maker issuable upon conversion of this Note immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Schedule 2 with respect to the rights and interests thereafter of the holders of the Common Stock, to the end that the provisions set forth in this Schedule 2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note.

        (f)    Rounding of Calculations; Minimum Adjustments.    All calculations under this Schedule 2 shall be made to the nearest one tenth of a cent ($0.001), with five one hundredths of a cent ($0.0005) rounded down. No adjustment in the Conversion Price is required if the amount of such adjustment would be less than one cent ($0.01); provided, however, that any adjustments which by reason of this Section (f) are not required to be made will be carried forward and given effect in any subsequent adjustment. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

ANNUAL MEETING OF STOCKHOLDERS OF
EVOLVING SYSTEMS, INC.
May 16, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Class 1 Directors			2.	Approval of Conversion of the Long Term Notes	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	( ) Peter J. Skinner ( ) Steve B. Warnecke	3.	Approval of Amendment to Certificate of Incorporation	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

			You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.
			In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (•)	This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 through 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

    Note:
    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLVING SYSTEMS, INC.

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders—May 16, 2005

        The undersigned hereby constitutes and appoints Brian R. Ervine and Anita T. Moseley, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Evolving Systems, Inc. to be held at Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado, on Monday, May 16, 2005, at 9:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

May 16, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-	COMPANY NUMBER
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

\*/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Class 1 Directors			2.	Approval of Conversion of the Long Term Notes	☐	☐	☐
		NOMINEES
☐	FOR ALL NOMINEES:	( ) Peter J. Skinner ( ) Steve B. Warnecke	3.	Approval of Amendment to Certificate of Incorporation	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

			You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.
			In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (•)	This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 through 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

    Note:
    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

ABOUT THE ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Nominees for Election for a Three Term Expiring at the 2008 Annual Meeting
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
PROPOSAL NO. 2 APPROVAL OF THE CONVERSION OF THE $11,950,000 OF LONG TERM NOTES ISSUED IN CONNECTION WITH OUR ACQUISITION OF TERTIO TELECOMS LIMITED INTO CONVERTIBLE NOTES
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TABLE OF EQUITY COMPENSATION PLANS
MANAGEMENT
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
STOCK OPTION GRANTS
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG EVOLVING SYSTEMS, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FORWARD LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS
INCORPORATION BY REFERENCE
OTHER MATTERS
Annex A Form 8-K/A filed with the SEC on January 18, 2005
Annex B Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004
Annex C Form of Long Term Note
Annex D Form of Convertible Note